As filed with the Securities and Exchange Commission on April 17, 2026
Registration No. 333-294836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Expro Ltd
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	1389	98-1929155
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Expro Group Holdings N.V.
1311 Broadfield Boulevard, Suite 400
Houston, Texas 77084
(713) 463-9776
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John McAlister
General Counsel
Expro Group Holdings N.V.
1311 Broadfield Boulevard, Suite 400
Houston, Texas 77084
(713) 463-9776
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Tull R. Florey
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
(346) 718-6600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the transactions described herein.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the U.S. Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
U.S. Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
U.S. Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
PRELIMINARY — SUBJECT TO COMPLETION — DATED APRIL 17, 2026
PRELIMINARY PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS OF
EXPRO GROUP HOLDINGS N.V.
PROSPECTUS FOR ORDINARY SHARES OF EXPRO LTD
PROPOSED TRANSACTION — YOUR VOTE IS IMPORTANT
REDOMICILE — ONE-FOR-ONE SHARE EXCHANGE
The board of directors (the “Expro N.V. Board” or the “Board”) of Expro Group Holdings N.V., a public company with limited liability (naamloze vennootschap) incorporated under Dutch law (“Expro N.V.,” “we,” “us,” “our” or the “Company”), has unanimously approved a plan to change the Company’s corporate domicile from the Netherlands to the Cayman Islands by means of a series of transactions, and has unanimously resolved to submit and recommend the approval of proposals to the Company’s shareholders at the 2026 annual meeting of shareholders of Expro N.V. (the “Annual Meeting”) in connection with such transactions, as further described below and in the accompanying proxy statement/prospectus.
At the Annual Meeting, the Expro N.V. Board will ask shareholders to consider, among other things (1) a proposal to approve an amendment of the articles of association of Expro N.V. (as amended, the “Articles of Association”) in the form attached as Exhibit A to the accompanying proxy statement/prospectus to include a formula on the basis of which cash compensation to Expro N.V. shareholders who exercise their withdrawal right (“Withdrawal Rights”) in connection with the Luxembourg Merger (as defined below), as referred to in Section 2:333h(1) of the Dutch Civil Code, can be readily determined and to authorize each deputy civil law notary and/or notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, each them severally, to execute and sign the Deed of Amendment in connection therewith (such proposal, the “Cash Compensation Amendment Proposal”); (2) a proposal to approve an amendment of the Article of Association in the form attached as Exhibit B to the accompanying proxy statement/prospectus to provide for the conversion of shares of common stock, nominal value €0.06 per share, of Expro N.V. (“Expro N.V. Common Shares”) into shares of Class B common stock, nominal value €0.06 per share, of Expro N.V. (“Class B Shares”) if and to the extent Expro N.V. shareholders exercise their Withdrawal Rights and to authorize each deputy civil law notary and notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the Deed of Amendment in connection therewith (the “Share Conversion Amendment Proposal”); and (3) a proposal to approve a resolution authorizing a series of proposed and joint transactions (collectively, the “Transaction”), which will include (a) the downstream cross-border merger of Expro N.V. with and into Expro Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Expro Luxembourg”), with Expro Luxembourg surviving such merger (the “Luxembourg Merger”), and (b) as soon as practicable following completion of the Luxembourg Merger, the downstream cross-border merger of Expro Luxembourg with and into Expro Ltd, an exempted company incorporated under the laws of the Cayman Islands (“Expro Cayman”), with Expro Cayman surviving such merger (the “Cayman Merger” and, together with the Luxembourg Merger, the “Mergers”) (such proposal, the “Transaction Proposal” and, together with the Cash Compensation Amendment Proposal and the Share Conversion Amendment Proposal, the “Redomicile Proposals”). Shareholders will also consider the election of directors of Expro N.V. and other proposals at the Annual Meeting as set forth in the accompanying notice of meeting.
By casting a vote in favor of the Transaction Proposal, the applicable Expro N.V. shareholder authorizes Expro N.V. to implement the Mergers. Conditional upon Expro N.V. shareholder approval of the Transaction Proposal at the Annual Meeting, the Luxembourg Merger will be approved in accordance with Luxembourg law, including approval by the Expro Luxembourg board of directors and approval by Expro N.V., in its capacity as the sole shareholder of Expro Luxembourg. In addition, prior to completion of the Luxembourg Merger, Expro N.V., in its capacity as the sole shareholder of Expro Luxembourg, will adopt resolutions, conditional upon the consummation of the Luxembourg Merger, authorizing Expro Luxembourg’s participation in the Cayman Merger. Prior to the completion of the Cayman Merger, Expro Luxembourg and Expro Cayman will take any additional actions required by Luxembourg and Cayman Islands law to consummate the Cayman Merger. Following the completion of the Luxembourg Merger, the Cayman Merger will be consummated in accordance with Cayman Islands law. After the Transaction is complete, Expro N.V. shareholders will hold one ordinary share, par value $0.0001 per share (a “Expro Cayman Ordinary Share”), of Expro

Cayman for each Expro N.V. Common Share owned immediately prior to the Transaction. The business, assets, liabilities, directors and officers of Expro Cayman will continue to be the same as the business, assets, liabilities, directors and officers of Expro N.V. immediately prior to the Transaction. We expect the Luxembourg Merger and the Cayman Merger to occur on the same day.
As is the case with your Expro N.V. Common Shares, upon completion of the Transaction, the Expro Cayman Ordinary Shares will be listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “XPRO” and will be registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and be subject to the same SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002, as amended, and the applicable corporate governance rules of the NYSE. Expro Cayman will continue to report financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”). Expro Cayman will in the ordinary course make available customary financial information and other reports filed with the SEC, consistent with Expro N.V.’s established current practices.
The Expro N.V. Board and the Company’s management team have undertaken a review of Expro N.V.’s existing structure and operations, and particularly the corporate domicile of the ultimate parent company of the Expro group of companies. The Company believes this Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term. After considering various factors, with the assistance of professional advisors and having given due and careful consideration to all circumstances and all aspects of the Transaction, the Expro N.V. Board has unanimously concluded that the Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•
simplifying the Expro group’s corporate structure and streamlining reporting requirements, which are expected to (i) reduce the effort and expense incurred by the Expro group to assess, implement and remain compliant with multiple regulatory and reporting requirements on a consolidated basis, and (ii) provide opportunities for the Expro group to improve operational and tax efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;

•
providing a more favorable corporate structure for growth of our business through future merger and acquisition opportunities; and

•
providing enhanced flexibility in corporate governance principles under Cayman Islands law.

If the Company’s shareholders approve the Transaction Proposal, and the other conditions to completion of the Transaction are satisfied or waived, the Company anticipates that, on or around July 10, 2026, it will complete the Luxembourg Merger in accordance with the merger procedures of Book 2, Title 7, Sections 2, 3 and 3A of the Dutch Civil Code and Chapter II, section 1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended, and will as soon as practicable thereafter complete the Cayman Merger in accordance with the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and applicable provisions of Luxembourg law. Expro Cayman Ordinary Shares are anticipated to begin trading on the NYSE on the first trading day following the date when the Cayman Merger becomes effective.
Given the differences between the laws of the Netherlands and the Cayman Islands, your rights as a shareholder of Expro N.V. and a shareholder of Expro Cayman will be different. In addition, there are differences between Expro N.V.’s existing Articles of Association and Expro Cayman’s amended and restated memorandum and articles of association (the “Expro Cayman A&R Charter”) as they will be in effect upon effectiveness of the Cayman Merger. See “Comparison of Rights of Expro N.V. Shareholders and Expro Cayman Shareholders” and “Description of Expro Cayman Share Capital.”
The Expro N.V. Board considered the estimated corporate tax liability arising from the Transaction and, with the assistance of professional advisors and based on and subject to current assumptions and market value, does not anticipate that we will incur material corporate-level Dutch or Luxembourg income taxes in connection with the Transaction. See “Risk Factors — Risks Relating to the Transaction — The Transaction may result in material Dutch taxes for Expro N.V.” and “Material Dutch Tax Considerations — Material Dutch Tax Consequences of the Merger — Material Corporate Level Tax Consequences of the Merger for Expro N.V.”
The Transaction may have different tax consequences for Expro N.V. shareholders who are residents in the Netherlands and the United States. In addition, there may be different income tax treatment that applies to Dutch holders and U.S. holders of Expro Cayman Ordinary Shares in respect of dividends and withholding taxes, as compared to the tax consequences that apply in respect of holding Expro N.V. Common Shares. The Dutch income tax consequences of the Transaction for Expro N.V. shareholders will depend on a number of factors. Determining the actual Dutch tax consequences of the Transaction may be complex and will depend on the specific situation of the shareholder. Expro N.V. shareholders who are resident in the Netherlands may be subject to Dutch (corporate) income tax in respect of the Transaction, depending on the tax regime applicable to such shareholder. The U.S. federal income tax consequences of the Transaction to U.S. Holders will also depend on a number of factors and U.S. Holders may be subject to U.S. federal income taxation in connection with the Transaction. See “Material U.S. Federal Income Tax Considerations.” Expro N.V. shareholders are urged to carefully read the sections of the proxy statement/prospectus entitled “Material Dutch Tax Considerations” and “Material U.S. Federal Income Tax Considerations,” as applicable, and to consult with their tax and other advisors.
Subject to the satisfaction or waiver of all other conditions precedent, if the Expro N.V. shareholders approve the Transaction Proposal, it is anticipated that the Transaction will be completed and enforceable against third parties upon (i) the publication of the Mergers with the Luxembourg Public Register of Companies, which is expected to occur as soon as practicable following the lapse of the one month withdrawal period required to satisfy the rights of those holders who exercise their Withdrawal Rights, and (ii) the registration of the Cayman Merger by the Registrar of Companies of the Cayman Islands pursuant to the Companies Act, which registration will occur upon the filing of the required statutory documents with the Registrar of Companies of the Cayman Islands, or such later date as may be specified in such documents (provided that such later date shall not be a date later than the 90th day after the date of such registration). See “The Transaction Proposal — Particulars of the Transaction.”
The approval of Expro N.V. shareholders is needed to consummate the Transaction. The accompanying proxy statement/prospectus relates to the Annual Meeting at which Expro N.V. shareholders will be asked to consider and vote on proposals related to the Transaction. In addition, to eliminate the need for and expense of two separate meetings, Expro N.V.’s shareholders are being asked to consider and vote on proposals traditionally addressed at Expro N.V.’s annual meeting.
With respect to annual meeting items, Expro N.V. shareholders will be asked to vote on the following proposals (collectively, the “Annual Meeting Proposals”): (i) to elect seven director nominees named in the accompanying proxy statement/prospectus to serve until the Company’s annual meeting of shareholders in 2027 or the earlier completion of the Luxembourg Merger, (ii) to approve on a non-binding advisory basis the compensation of the Company’s named executive officers for the year ended December 31, 2025, (iii) to review the annual report for the fiscal year ended December 31, 2025, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2025, (iv) to discharge the members of the Expro N.V. Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2025, (v) to appoint Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2026, as required by Dutch law, (vi) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2026, (vii) to authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the Annual Meeting, (viii) to authorize the Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the Annual Meeting, which authorization includes the authority to restrict or exclude pre-emptive rights upon an issue of shares, and (ix) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote FOR each of the proposals to be voted on at the Annual Meeting.
Oak Hill Advisors, L.P., beneficial owner of approximately 10.5% of the outstanding Expro N.V. Common Shares as of April 6, 2026, has agreed to vote in favor of the Redomicile Proposals.
This proxy statement/prospectus is dated [•], 2026 and is first being mailed to Expro N.V. shareholders of record on or about [•], 2026.
The accompanying proxy statement/prospectus provides important information about the Annual Meeting, the Company, the Transaction and the proposals described above. We urge you to read the accompanying proxy statement/prospectus and the documents incorporated by reference therein carefully and in their entirety before voting, including the section entitled “Risk Factors,” beginning on page 7. You are entitled to vote by attending the Annual Meeting or by appointing a proxy. It is not necessary that the proxy appointed by you be a current shareholder of Expro N.V.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or any other securities regulatory authority has approved or disapproved of the securities to be issued in connection with the Transaction described in this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
EXPRO GROUP HOLDINGS N.V.
To the shareholders of Expro Group Holdings N.V.:
You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Expro Group Holdings N.V. (“Expro N.V.” or the “Company”) to be held on June 10, 2026, at 4:00 p.m. Central European Time (“CET”), at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands. The Annual Meeting has been called by the Company’s board of directors (the “Expro N.V. Board”). At this meeting, you will be asked to consider and vote upon the following proposals:
Proposals in connection with the Transaction (as defined below) (collectively, the “Redomicile Proposals”):
1.
a proposal to approve an amendment of the articles of association of Expro N.V. (as amended, the “Articles of Association”) in the form attached as Exhibit A to this proxy statement/prospectus to include a formula on the basis of which cash compensation to Expro N.V. shareholders who exercise their withdrawal right in connection with the Luxembourg Merger (as defined below), as referred to in Section 2:333h(1) of the Dutch Civil Code, can be readily determined and to authorize each deputy civil law notary and/or notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the Deed of Amendment in connection therewith (such proposal, the “Cash Compensation Amendment Proposal”);

2.
a proposal to approve an amendment of the Articles of Association in the form attached as Exhibit B to this proxy statement/prospectus to provide for the conversion of shares of common stock, nominal value €0.06 per share, of Expro N.V. (“Expro N.V. Common Shares”) into shares of Class B common stock, nominal value €0.06 per share, of Expro N.V. (“Class B Shares”) if and to the extent Expro N.V. shareholders exercise their Withdrawal Rights and to authorize each deputy civil law notary and notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the Deed of Amendment in connection therewith (the “Share Conversion Amendment Proposal”), and

3.
a proposal to approve a series of proposed and joint transactions (collectively, the “Transaction”), which will include (a) the downstream cross-border merger of Expro N.V. with and into Expro Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Expro Luxembourg”), with Expro Luxembourg surviving such merger (the “Luxembourg Merger”), and (b) as soon as practicable following completion of the Luxembourg Merger, the downstream cross-border merger of Expro Luxembourg with and into Expro Ltd, a Cayman Islands exempted company (“Expro Cayman”), with Expro Cayman continuing as the surviving company (the “Cayman Merger” and, together with the Luxembourg Merger, the “Mergers”) (such proposal, the “Transaction Proposal”).

Other proposals in connection with the Annual Meeting (collectively, the “Annual Meeting Proposals”):
4.
to elect seven director nominees named in this proxy statement/prospectus to serve until the Company’s annual meeting of shareholders in 2027 or the earlier completion of the Luxembourg Merger;

5.
to approve on a non-binding advisory basis the compensation of the Company’s named executive officers for the year ended December 31, 2025;

6.
to review the annual report for the fiscal year ended December 31, 2025, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2025;
7.
to discharge the members of the Expro N.V. Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2025;

8.
to appoint Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2026, as required by Dutch law;

9.
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2026;

10.
to authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange (the “NYSE”), and during a period of 18 months starting from the date of the 2026 annual meeting;

11.
to authorize the Board to issue shares up to 20% of the issued share capital as of the date of the 2026 annual meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2026 annual meeting, which authorization includes the authority to restrict or exclude pre-emptive rights upon an issue of shares; and

12.
to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company will transact no other business at the Annual Meeting except such business as may properly be brought before the Annual Meeting by or at the direction of the Expro N.V. Board. References to the Annual Meeting in this proxy statement/prospectus are to such meeting as adjourned or postponed. Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the Annual Meeting.
Completion of the Transaction is conditioned on approval by the Expro N.V. shareholders of the Transaction Proposal. Completion of the Transaction is not conditioned on the approval of the Cash Compensation Amendment Proposal, Share Conversion Amendment Proposal or any of the Annual Meeting Proposals.
This notice of annual meeting of Expro N.V. shareholders (the “Notice”) and the accompanying proxy statement/prospectus are available on Expro N.V.’s website at www.expro.com and on the SEC’s website at www.sec.gov. The form of deeds of amendment to the Articles of Association are available at any of those websites and as Exhibit A and Exhibit B to the proxy statement/prospectus.
The Expro N.V. Board is sending this Notice to those shareholders who hold Expro N.V. Common Shares at the close of business Central European Time on April 6, 2026 (the “Notice Record Date”). Only Expro N.V. shareholders whose names have been entered in the registers of Expro N.V. shareholders as of the close of business on the Notice Record Date are entitled to receive notice of the Annual Meeting. However, the Notice Record Date only determines who receives this Notice and does not determine who has the right to vote at the Annual Meeting. In order to be able to vote at the Annual Meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Central European Time on May 13, 2026. This latter date is the “day of registration” (“dag van registratie”) (the “Voting Record Date”) as referred to in the Dutch Civil Code and only holders of shares (or other persons with voting rights with respect to shares) on such date are entitled to vote. Under Dutch law, this latter date must occur exactly 28 days before the date of the Annual Meeting.
The Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote FOR each of the proposals to be voted on at the Annual Meeting.
Your vote is very important. Even if you plan to attend the Annual Meeting, the Company urges you to promptly vote your shares in advance of the Annual Meeting by submitting a proxy to vote your shares as promptly as possible by (i) accessing the internet site listed on your proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. The Expro N.V. Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
If you are a beneficial owner of Expro N.V. Common Shares held in street name, you must either direct your broker or other nominee as to how to vote your shares, or obtain a “legal” proxy from your broker or other nominee to vote at the Annual Meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.
Even if you plan to attend the Annual Meeting, please vote your proxy in advance of the Annual Meeting using one of the methods above as soon as possible so that your Expro N.V. Common Shares will be represented at the Annual Meeting if for any reason you are unable to attend in person.
Expro N.V. shareholders who are planning to return the form of proxy or voting instruction form are encouraged to review the proxy statement/prospectus carefully before submitting such form.
Pursuant to Section 2:333h of the Dutch Civil Code, shareholders in a Dutch target company are entitled to exercise a statutory withdrawal right if they vote against a cross-border merger and submit a request to receive cash compensation instead. Shareholders may exercise this right by completing and submitting a withdrawal application form (the “Withdrawal Application Form”) within one month following the Annual Meeting. The Withdrawal Application Form will be made available on Expro N.V.’s website, www.expro.com.
If you have any questions about the information contained in this Notice or the proxy statement/prospectus or require assistance in voting your Expro N.V. Common Shares, please contact Expro N.V.’s proxy solicitors, Okapi Partners LLC, as follows:
Okapi Partners LLC
1212 Avenue of the Americas,
17th Floor
New York, New York 10036
(212) 297-0720
Toll free: (888) 785-6709
info@okapipartners
By Order of the Board of Directors,
John McAlister
General Counsel and Secretary
Den Helder, The Netherlands
[•], 2026

ADDITIONAL INFORMATION
Expro N.V. files annual, quarterly and current reports, proxy statements and other business and financial information with the U.S. Securities and Exchange Commission (the “SEC”) electronically, and the SEC maintains a website located at www.sec.gov containing this information. You can also obtain these documents, free of charge, from Expro N.V. at www.expro.com, under the heading “Investors.” The information contained on, or that may be accessed through, Expro N.V.’s website is not incorporated by reference into, and is not a part of, this proxy statement/prospectus.
Expro Cayman, which is a direct wholly owned subsidiary of Expro Luxembourg, which is in turn a direct wholly owned subsidiary of Expro N.V., has filed a registration statement on Form S-4 with respect to the Expro Cayman Ordinary Shares to be issued in connection with the Transaction. This proxy statement/prospectus forms a part of the registration statement. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits, at the SEC’s website mentioned above. Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable agreement or other document filed as an exhibit to the registration statement.
This proxy statement/prospectus incorporates important business and financial information about Expro N.V. from documents that are not attached to this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from Expro N.V. or from its proxy solicitors at the following addresses and telephone numbers:
Expro Group Holdings N.V. 1311 Broadfield Blvd., Suite 400 Houston, Texas 77084 (713) 463-9776 Attention: Corporate Secretary investorrelations@expro.com	Okapi Partners LLC 1212 6th Avenue of the Americas New York, New York 10036 (212) 297-0720 Toll free: (888) 785-6709 info@okapipartners.com
If you would like to request any documents, please do so by June 3, 2026 in order to receive them before the Annual Meeting.
For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information.”

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Expro Cayman Ordinary Shares to be issued to Expro N.V. shareholders in connection with the Transaction. This proxy statement/prospectus also constitutes a proxy statement for Expro N.V. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notice of meeting with respect to the Annual Meeting.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [•], 2026, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement/prospectus is accurate only as of the date of such information.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
All currency amounts referenced in this proxy statement/prospectus are in U.S. dollars unless otherwise indicated.

GLOSSARY
Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this proxy statement/prospectus:
“Annual Meeting” means the annual meeting of Expro N.V. shareholders to be held on June 10, 2026, at 4:00 p.m. Central European Time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands;
“Articles of Association” means Expro N.V.’s Articles of Association, dated as of October 1, 2021, as amended;
“Cash Compensation Amendment Proposal” means the special resolution approving the amendment to the Articles of Association in the form attached as Exhibit A to this proxy statement/prospectus, to be considered at the Annual Meeting;
“Cayman Merger” means the merger of Expro Luxembourg with and into Expro Cayman, with Expro Cayman continuing as the surviving company;
“Code” means the U.S. Internal Revenue Code of 1986, as amended;
“Dutch Civil Code” means the Dutch civil code (Burgerlijk Wetboek);
“Exchange Act” means the U.S. Securities Exchange Act of 1934 and, as applicable, the rules and regulations promulgated thereunder, in each case, as amended;
“Exchange Agent” means Equiniti Trust Company, LLC or such other person as Expro N.V. may appoint to act as exchange agent in relation to the Transaction;
“Expro Cayman” means Expro Ltd, a Cayman Islands exempted company;
“Expro Cayman A&R Charter” means the amended and restated memorandum and articles of association of Expro Cayman, as the same may be amended and/or restated from time to time after the date hereof;
“Expro Cayman Board” means the board of directors of Expro Cayman;
“Expro Cayman Incentive Awards” means collectively, all restricted share units (whether subject to time- and/or performance-based vesting conditions), share options, and all other share-based awards or incentive awards granted by Expro Cayman pursuant to the Expro Cayman Incentive Plans pursuant to the Transaction in full and complete exchange and substitution for the Expro N.V. Incentive Awards, and “Expro Cayman Incentive Award” means any one of them, as applicable;
“Expro Cayman Incentive Plans” means the Expro N.V. Incentive Plans, as assumed and amended and restated by Expro Cayman, and more specifically, the Expro Ltd 2018 Management Incentive Plan, the Expro Ltd 2022 Long-Term Incentive Plan, and the Expro Ltd 2023 Employee Stock Purchase Program (including the Expro Ltd Sharesave Scheme (UK) thereunder);
“Expro Cayman Ordinary Shares” means the ordinary shares of $0.0001 par value each, of Expro Cayman;
“Expro Luxembourg” means Expro Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg;
“Expro N.V.” means Expro Group Holdings N.V., a public company with limited liability (naamloze vennootschap) incorporated under Dutch law;
“Expro N.V. Board” or the “Board” means the board of directors of Expro N.V.;
“Expro N.V. Common Shares” or “Common Stock” means shares of Common Stock, nominal value €0.06 per share, of Expro N.V.;
“Expro N.V. Debt” means all rights, obligations and indebtedness owing of Expro N.V.;

“Expro N.V. Incentive Awards” means, collectively, all restricted stock units (whether subject to time- and/or performance-based vesting conditions), stock options, and all other share-based awards or incentive awards granted by Expro N.V. prior to the Effective Date pursuant to the Expro N.V. Incentive Plans, and “Expro N.V. Incentive Award” means any one of them, as applicable;
“Expro N.V. Incentive Plans” means the Expro Group Holdings International Limited 2018 Management Incentive Plan, the Expro Group Holdings N.V. 2022 Long-Term Incentive Plan, and the Expro Group Holdings N.V. 2023 Employee Stock Purchase Program (including the Expro Group Holdings N.V. Sharesave Scheme (UK) thereunder).
“Expro N.V. shareholders” means (i) prior to the exchange of Expro N.V. Common Shares for, ultimately, Expro Cayman Ordinary Shares in the Mergers, the holders of the Expro N.V. Common Shares, and (ii) after the exchange of Expro N.V. Common Shares for, ultimately, Expro Cayman Ordinary Shares, the holders of the Expro Cayman Ordinary Shares;
“IRS” refers to the U.S. Internal Revenue Service;
“Luxembourg Merger” means the merger of Expro N.V. with and into Expro Luxembourg, with Expro Luxembourg surviving;
“Mergers” means, collectively, the Luxembourg Merger and the Cayman Merger;
“Notice” means the notice regarding the Annual Meeting accompanying this proxy statement/prospectus;
“Notice Record Date” means the close of business Eastern Standard Time, on April 6, 2026;
“NYSE” means the New York Stock Exchange;
“PFIC” refers to a passive foreign investment company as defined under Section 1297 of the Code;
“proxy statement/prospectus” means the Notice of the Annual Meeting and the proxy statement/prospectus of Expro N.V. dated [•], 2026, together with all appendices, schedules and exhibits hereto, sent by Expro N.V. to the Expro N.V. shareholders in connection with the Annual Meeting (as may be amended, supplemented or otherwise modified from time to time);
“Reorganization” means a reorganization within the meaning of Section 368(a)(1) of the Code;
“SEC” means the U.S. Securities and Exchange Commission;
“Securities Act” means the U.S. Securities Act of 1933 and, as applicable, the rules and regulations promulgated thereunder, in each case, as amended;
“Share Conversion Amendment Proposal” means the special resolution approving the amendment to the Articles of Association in the form attached as Exhibit B to this proxy statement/prospectus, to be considered at the Annual Meeting;
“Transaction” means, collectively, (i) the downstream cross-border merger of Expro N.V. with and into Expro Luxembourg, with Expro Luxembourg surviving, and (ii) as soon as practicable following completion of the Luxembourg Merger, the downstream cross-border merger of Expro Luxembourg with and into Expro Cayman, with Expro Cayman continuing as the surviving company;
“Transaction Proposal” means the special resolution approving the Transaction to be considered at the Annual Meeting by Expro N.V. shareholders;
“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code;
“U.S. GAAP” means accounting principles generally accepted in the United States;
“Voting Record Date” means the close of business on May 13, 2026; and
“Withdrawal Application Form” means the withdrawal application form to be submitted by those Expro N.V. shareholders who wish to exercise their Withdrawal Rights, pursuant to Section 2:333h of the Dutch Civil Code.

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus, the appendices attached hereto and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals and our current expectations with respect to, among other things:
•
the expected timing, completion, effects and benefits of the Transaction;

•
our business strategy and prospects for growth;

•
our cash flows and liquidity;

•
our financial strategy, budget, projections and operating results;

•
the amount and timing of any future share repurchases;

•
the amount, nature and timing of capital expenditures;

•
the availability and terms of capital;

•
the exploration, development and production activities of our customers;

•
the market for our existing and future products and services;

•
competition and government regulations; and

•
general economic and political conditions, including political tensions, conflicts and war (such as the ongoing Russian war in Ukraine and heightened tensions resulting from the ongoing conflicts in the Middle East).

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “goal,” “plan,” “intend,” “potential,” “predict,” “project,” “may,” “outlook,” or other terms that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. The forward-looking statements in this proxy statement/prospectus speak only as of the date of this proxy statement/prospectus (or, in the case of a document incorporated by reference, the date of such document incorporated by reference); we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties include, but are not limited to, the following:
•
our ability to obtain the required shareholder vote to approve the Transaction Proposal at the Annual Meeting;

•
the satisfaction of other conditions to the Transaction;

•
the outcome of any legal proceedings that may be instituted against us following announcement of the Transaction;

•
our ability to maintain the listing of our shares on the NYSE following the Transaction;

•
our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Transaction;

•
the risk that the Transaction disrupts current plans and operations;

•
the risk that shareholders may recognize gain or other income with respect to their shares in connection with the consummation of the Transaction;

•
the future financial performance of the Expro group following the Transaction, including our anticipated growth rate and market opportunity;

•
changes in shareholders’ rights as a result of the Transaction;

•
our ability to adapt to operating under the laws of the Cayman Islands;

•
business uncertainties while the Transaction is pending;

•
the risk that the Expro N.V. Board may defer or abandon the Transaction;

•
costs related to the Transaction;

•
changes in general political, economic and competitive conditions and specific market conditions;

•
adverse changes in the oil and gas industry; and

•
other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2025 filed by the Company with the SEC and incorporated herein by reference. See also “Where You Can Find More Information.”

Although Expro N.V. believes the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above and in the documents incorporated by reference herein are not exhaustive. The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus are expressly qualified by these cautionary statements. The reader should read carefully the risk factors described in this proxy statement/prospectus and in the documents incorporated by reference herein for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE ANNUAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the Transaction and the Annual Meeting. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Transaction, you should carefully read this entire proxy statement/prospectus, including the attached appendices, as well as the documents that have been incorporated by reference into this proxy statement/prospectus. Capitalized terms used but not otherwise defined in the questions and answers set forth below have the meanings set forth under the heading “Glossary.”
Q:
Why am I receiving this proxy statement/prospectus?

You are receiving this proxy statement/prospectus because you are an Expro N.V. shareholder as of the Notice Record Date. The Expro N.V. Board has unanimously approved a plan to change the Company’s corporate domicile from the Netherlands to the Cayman Islands by means of a series of transactions, and has unanimously resolved to submit and recommend the approval of proposals to the Company’s shareholders at the 2026 annual meeting of shareholders of Expro N.V. in connection with such transactions, as further described in this proxy statement/prospectus.
In addition, to eliminate the need for and expense of two separate meetings, Expro N.V. shareholders are being asked to consider and vote on proposals traditionally addressed at the Company’s annual meeting, as required by Dutch law.
If you are an Expro N.V. shareholder as of the Voting Record Date, you are entitled to vote for the Transaction Proposal, the Cash Compensation Amendment Proposal, the Share Conversion Amendment Proposal and the Annual Meeting Proposals at the Annual Meeting.
This proxy statement/prospectus, including its appendices and the documents incorporated by referenced herein, which you should read carefully, contains important information about the proposed Transaction and how to vote at the Annual Meeting.
Q:
When and where will the Annual Meeting be held?

The Annual Meeting will be held on June 10, 2026, at 4:00 p.m. CET, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands.
Q:
What is the Transaction?

The Transaction will, if completed, change the Company’s corporate domicile from the Netherlands to the Cayman Islands by means of a series of steps, as follows:
1.
At the Annual Meeting, Expro N.V. shareholders will vote on the Transaction Proposal, the Cash Compensation Amendment Proposal and the Share Conversion Amendment Proposal, among other proposals;

2.
Under the condition that the Transaction Proposal is approved by the Expro N.V. shareholders, Expro Luxembourg will convene an extraordinary general meeting at which Expro N.V., as sole shareholder of Expro Luxembourg, will approve the Luxembourg Merger and, conditional upon the consummation of the Luxembourg Merger, the Cayman Merger and other matters related to the Cayman Merger;

3.
Expro N.V. will merge with and into Expro Luxembourg, with Expro Luxembourg surviving such merger, and all Expro N.V. Common Shares will be canceled and exchanged for the right to receive Expro Luxembourg Common Shares on a one-for-one basis;

4.
Expro Luxembourg, in its capacity as the sole shareholder of Expro Cayman prior to the Cayman Merger, will, by special resolution, approve the Cayman Merger; and

5.
Expro Luxembourg will merge with and into Expro Cayman, with Expro Cayman continuing as the surviving company, in which all Expro Luxembourg Common Shares will be canceled and exchanged for Expro Cayman Ordinary Shares on a one-for-one basis.

Following completion of the Transaction, former Expro N.V. shareholders will hold one Expro Cayman Ordinary Share for each Expro N.V. Common Share owned immediately prior to the Transaction. Expro Cayman Ordinary Shares will, following the completion of the Transaction, be listed on the NYSE under the stock symbol “XPRO.”
Q:
Why is Expro N.V. proposing the Transaction?

After considering various factors, with the assistance of professional advisors and having given due and careful consideration to all circumstances and all aspects of the Transaction, the Expro N.V. Board has unanimously concluded that the Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including, among other things:
•
simplifying the Expro group’s corporate structure and streamlining reporting requirements, which are expected to (i) reduce the effort and expense incurred by the Expro group to assess, implement and remain compliant with multiple regulatory and reporting requirements on a consolidated basis, and (ii) provide opportunities for the Expro group to improve operational and tax efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;

•
providing a more favorable corporate structure for growth of our business through future merger and acquisition opportunities; and

•
providing enhanced flexibility in corporate governance principles under Cayman Islands law.

Q:
Are there any conditions to completing the Transaction?

Yes. The Luxembourg Merger is subject to approval of the Transaction Proposal by the Expro N.V. shareholders (the “Required Shareholder Approval”) and the condition that the aggregate number of shares for which a Withdrawal Request is submitted does not exceed one percent of the number of shares in the capital of Expro N.V. issued and outstanding at the time of the Annual Meeting (the “Luxembourg Merger Conditions”). The Luxembourg Merger Conditions, other than the Required Shareholder Approval, can be waived by Expro N.V. at its sole discretion.
The Cayman Merger is conditioned on (i) the prior completion of the Luxembourg Merger, (ii) the consent of each holder of a fixed or floating security interest of Expro Luxembourg and Expro Cayman, if any, and (iii) the filing with the Registrar of Companies in the Cayman Islands of any and all other deliverables required under the Companies Act in connection with the Cayman Merger (the “Cayman Merger Conditions” and, together with the Luxembourg Merger Conditions, the “Merger Conditions”).
Q:
Will the business of Expro N.V. change following the Transaction?

No. Expro Cayman will continue to work for clients across the entire well life cycle as a leading provider of energy services, offering cost-effective, innovative solutions and what we consider to be best-in-class safety and service quality.
Q:
Who will be the directors and executive officers of Expro Cayman following the Transaction?

There will be no changes to the executive or non-executive directors or executive officers as a result of the Transaction. Once the Transaction is complete, the same individuals at Expro N.V. immediately prior to the Transaction will serve in the same capacity at Expro Cayman immediately following the Transaction.
Q:
How will the directors and executive officers of Expro N.V. vote?

The executive and non-executive directors and executive officers of Expro N.V. are expected to vote their Expro N.V. Common Shares FOR each of the proposals to be voted on at the Annual Meeting. As of the Notice Record Date for the Annual Meeting, the directors and executive officers of Expro N.V. had the right to vote approximately 1,007,419 Expro N.V. Common Shares, representing approximately 0.9% of the Expro N.V. Common Shares then issued and outstanding. Oak Hill Advisors, L.P., beneficial owner of approximately 10.5% of the outstanding Expro N.V. Common Shares as of April 6, 2026, has agreed to vote in favor of the Redomicile Proposals.
Q:
What will I receive for my Expro N.V. Common Shares in the Transaction?

Following completion of the Transaction, Expro N.V. shareholders will hold one Expro Cayman Ordinary Share for each Expro N.V. Common Share they owned immediately prior to the Transaction.
Section 2:333h of the Dutch Civil Code entitles shareholders in a Dutch company to exercise a statutory withdrawal right (“Withdrawal Rights”) if they vote against a cross-border merger and submit a request to receive cash compensation instead. Please see “The Transaction Proposal — Shareholder Withdrawal Rights” for more information regarding the Withdrawal Rights of Expro N.V. shareholders.
Q:
Who is Expro Luxembourg?

Expro Luxembourg S.A. is a public limited liability company incorporated under the laws of Luxembourg and, immediately prior to the Luxembourg Merger, will be a direct wholly owned subsidiary of Expro N.V.
Q:
Who is Expro Cayman?

Expro Ltd is a Cayman Islands exempted company and, immediately prior to the Cayman Merger, will be a direct wholly owned subsidiary of Expro Luxembourg. Following the completion of the Transaction, Expro Cayman will be the parent company of the Expro group of companies.
Q:
Will the Transaction dilute my economic interest?

No, your fully diluted relative economic ownership will not change as a result of the Transaction, except to the extent shareholders exercise Withdrawal Rights. Upon the effectiveness of the Luxembourg Merger, your Expro N.V. Common shares will be canceled by operation of law and exchanged for Expro Luxembourg Common Shares on a one-for-one basis, and upon the effectiveness of the Cayman Merger, your Expro Luxembourg Common Shares will be cancelled in exchange for Expro Cayman Ordinary Shares on a one-for-one basis. Shareholders not exercising Withdrawal Rights will hold an identical number of Expro Cayman Ordinary Shares as the number of Expro N.V. Common Shares they held prior to the Transaction. Expro Cayman will be the direct or indirect owner of all of the business, assets and liabilities of Expro N.V. following the Transaction.
Q:
Will the Expro Cayman Ordinary Shares issued in the Transaction be listed on an exchange?

Yes. Expro Cayman Ordinary Shares will be listed on the NYSE under the stock symbol “XPRO.” The Expro N.V. Common Shares currently trade on the NYSE under the stock symbol “XPRO.” When the Transaction is completed, the Expro N.V. Common Shares will cease to be traded on the NYSE and will be deregistered under the Exchange Act. See “The Transaction Proposal — Certain Legal and Regulatory Matters — Stock Exchange Listing.”
Q:
How do I receive Expro Cayman Ordinary Shares in exchange for my Expro N.V. Common Shares?

The exchange of Expro N.V. Common Shares into Expro Cayman Ordinary Shares will occur automatically upon the completion of the Transaction. Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Expro Cayman Ordinary Shares will be recorded in book-entry form by your nominee (for shares held in “street name”) or by Equiniti Trust Company, LLC in its capacity as exchange agent (the “Exchange Agent”) (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Expro Cayman after the Transaction.

x

Q:
Can I sell my Expro N.V. Common Shares on the NYSE for cash? Is there any restriction on selling Expro N.V. Common Shares prior to completion of the Transaction?

Expro N.V. Common Shares will continue to trade on the NYSE until the consummation of the Transaction. Following the consummation of the Transaction, Expro Cayman Ordinary Shares will be listed on the NYSE. Generally speaking, registered Expro N.V. shareholders and beneficial owners of Expro N.V. Common Shares whose shares are held through a broker, financial institution or other nominee may sell their Expro N.V. Common Shares through the facilities of the NYSE for cash at any time until the consummation of the Transaction.
Q:
What proposals will be considered at the Annual Meeting?

At the Annual Meeting, the Expro N.V. shareholders will be asked to consider and vote on:
Redomicile Proposals:
1
a proposal to approve an amendment of the Articles of Association in the form attached as Exhibit A to this proxy statement/prospectus to include a formula on the basis of which cash compensation to Expro N.V. shareholders who exercise their withdrawal right in connection with the Luxembourg Merger, as referred to in Section 2:333h(1) of the Dutch Civil Code, can be readily determined and to authorize each deputy civil law notary and/or notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the Deed of Amendment in connection therewith;

2
a proposal to approve an amendment of the Articles of Association in the form attached as Exhibit B to this proxy statement/prospectus to provide for the conversion of Expro N.V. Common Shares into shares of Class B common stock, nominal value €0.06 per share, of Expro N.V. (“Class B Shares”) if and to the extent Expro N.V. shareholders exercise their Withdrawal Rights and to authorize each deputy civil law notary and notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the Deed of Amendment in connection therewith; and

3
a proposal to approve a resolution authorizing the Transaction, which will include (a) the downstream cross-border merger of Expro N.V. with and into Expro Luxembourg, with Expro Luxembourg surviving such merger, and (b) as soon as practicable following completion of the Luxembourg Merger, the downstream cross-border merger of Expro Luxembourg with and into Expro Cayman, with Expro Cayman continuing as the surviving company.

Annual Meeting Proposals:
4
to elect seven director nominees named in this proxy statement/prospectus to serve until the Company’s annual meeting of shareholders in 2027 or the earlier completion of the Luxembourg Merger;

5
to approve on a non-binding advisory basis the compensation of the Company’s named executive officers for the year ended December 31, 2025;

6
to review the annual report for the fiscal year ended December 31, 2025, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2025;

7
to discharge the members of the Expro N.V. Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2025;

8
to appoint Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2026, as required by Dutch law;

9
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2026;

10
to authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2026 annual meeting;

11
to authorize the Board to issue shares up to 20% of the issued share capital as of the date of the 2026 annual meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2026 annual meeting, which authorization includes the authority to restrict or exclude pre-emptive rights upon an issue of shares (the “Annual Share Issuance Proposal”); and

12
to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:
Who is soliciting my proxy?

The Expro N.V. Board is sending you this proxy statement/prospectus in connection with its solicitation of proxies for use at the Annual Meeting.
Q:
What vote is required to approve each of the proposals at the Annual Meeting?

The affirmative vote of a simple majority of the votes cast is required to elect each director nominee and to approve each item on the agenda at the Annual Meeting except for the Transaction Proposal and the Annual Share Issuance Proposal. The Transaction Proposal requires the approval of two-thirds of the votes cast. The Annual Share Issuance Proposal requires the approval of a simple majority of votes cast or, if less than one-half of the issued capital is represented at the Annual Meeting, two-thirds of the votes cast. Under Dutch law, there is no required quorum for shareholder action at a properly convened shareholder meeting. Further, a director nominee proposal made by the Board and submitted on time is binding. However, the general meeting may render the proposal non-binding by a resolution to that effect adopted with a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital.
A properly executed proxy (for a holder as of the Voting Record Date of the Annual Meeting) will be voted in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:
•
“FOR” the Transaction Proposal (Item One);

•
“FOR” the Cash Compensation Amendment Proposal (Item Two);

•
“FOR” the Share Conversion Amendment Proposal (Item Three);

•
“FOR” the election of each of the director nominees named in this proxy statement/prospectus (Item Four);

•
“FOR” the approval on a non-binding advisory basis of the compensation of the Company’s named executive officers (Item Five);

•
“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2025 (Item Six);

•
“FOR” the discharge of the members of the Expro N.V. Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2025 (Item Seven);

•
“FOR” the appointment of Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2026 as required by Dutch law (Item Eight);

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2026 (Item Nine);

•
“FOR” the authorization of the Expro N.V. Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the Annual Meeting (Item Ten); and

•
“FOR” the Annual Share Issuance Proposal (Item Eleven).

Q:
Does the Expro N.V. Board recommend that I vote FOR each of the proposals presented at the Annual Meeting?

Yes. The Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote FOR each of the proposals to be voted on at the Annual Meeting.
Q:
What happens if the Transaction is not completed?

If the Transaction is not completed for any reason, Expro N.V. shareholders will not receive Expro Cayman Ordinary Shares and Expro N.V. will continue as a public company incorporated under the laws of the Netherlands, with the Expro N.V. Common Shares continuing to be listed for trading on the NYSE.
Q:
What is the effect of the Transaction on the Expro N.V. Debt?

In connection with the Transaction, Expro Cayman will assume all of Expro N.V.’s obligations under the Expro N.V. Debt, such that Expro Cayman will become the obligor in respect of such debt in lieu of Expro N.V. following completion of the Transaction.
Q:
How will the Transaction affect the public disclosure Expro N.V. provides to its shareholders?

Upon completion of the Transaction, Expro Cayman will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE as Expro N.V. before the Transaction. Expro Cayman will be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and comply with the proxy rules, as currently required of Expro N.V. Expro Cayman will not be subject to the public disclosure requirements set forth in Dutch laws and regulations currently applicable to Expro N.V.
Q:
What happens to outstanding Expro N.V. Incentive Awards and other compensation and benefit plans sponsored by Expro N.V. in connection with the Transaction?

In connection with the Transaction, Expro Cayman will assume the Expro N.V. Incentive Plans, as well as all other compensation or benefit plans, policies and arrangements sponsored or maintained by Expro N.V. as of immediately prior to the effective time of the Luxembourg Merger. Each Expro N.V. Incentive Award outstanding as of immediately prior to the effective time of the Luxembourg Merger will be converted into an Expro Cayman Incentive Award. The Expro Cayman Incentive Awards will be subject to substantially the same terms and conditions as the converted Expro N.V. Incentive Awards, except, in the case of equity-based Expro N.V. Incentive Awards, the security issuable upon exercise or settlement of the Expro Cayman Incentive Award will be an Expro Cayman Ordinary Share (or its cash equivalent) rather than an Expro N.V. Common Share (or its cash equivalent).
Q:
Are there risks associated with the Transaction, including the Mergers?

Yes. Before making a decision on whether and how to vote with respect to the Transaction, you are urged to carefully read the section entitled “Risk Factors.”
Q:
Is the Transaction a taxable transaction to Expro N.V. shareholders?

The tax consequences of the Transaction for Expro N.V. shareholders will depend on the specific situation of each shareholder. Moreover, the discussion below does not relate to the tax laws of any jurisdiction other than the U.S. and the Netherlands. Accordingly, Expro N.V. shareholders are urged to consult with, and rely solely upon, their tax advisors to determine the tax consequences of the Transaction to them in light of their particular circumstances, including the effect of any tax laws not addressed herein.
Dutch Tax Considerations
Expro N.V. shareholders who are not resident in the Netherlands will generally not be subject to Dutch (corporate) income tax in respect of the Transaction, subject to certain assumptions and exceptions, and Expro N.V. shareholders who are resident in the Netherlands may be subject to Dutch (corporate) income tax in respect of the Transaction, depending on the tax regime applicable to such holder. Expro N.V. believes that (i) Expro N.V. shareholders should generally not be subject to Dutch dividend withholding tax as a result of the Mergers, and (ii) if a shareholder exercises its Withdrawal Right and receives a cash compensation, such shareholder should not be subject to Dutch dividend withholding tax in respect of the cash compensation on the basis that the cash compensation is due and payable after the effective time of the Luxembourg Merger and will be paid, or caused to be paid, by Expro Cayman.
For a more complete discussion of the Dutch tax considerations of the Transaction for Expro N.V. shareholders, please see the section entitled “Material Dutch Tax Considerations.”
U.S. Federal Income Tax Considerations
Expro N.V. shareholders who are U.S. persons are generally not expected to recognize gain or loss for U.S. federal income tax purposes from the consummation of the Mergers. Expro N.V. shareholders who exercise their Withdrawal Rights will generally recognize gain or loss for U.S. federal income tax purposes from the receipt of cash for their Expro N.V. Common Shares.
Expro N.V. shareholders who are not U.S. persons are generally not expected to have any U.S. tax consequences from the consummation of the Mergers or the exercise of their Withdrawal Rights.
For a more complete discussion of the U.S. federal income tax considerations of the Transaction for Expro N.V. shareholders, please see the section entitled “Material U.S. Federal Income Tax Considerations.”
Q:
What are the corporate tax consequences of the Transaction?

Dutch Tax Considerations
The Expro N.V. Board considered the estimated corporate tax liability arising from the Transaction and, with the assistance of professional advisors and based on and subject to current assumptions and market value, does not anticipate that we will incur material corporate-level Dutch income tax in connection with the Transaction. See section entitled “Material Dutch Tax Considerations”.
Luxembourg Tax Considerations
For the purpose of the below, please note that a reference to Luxembourg corporation taxes encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal) and a solidarity surcharge (contribution au fonds pour l’emploi).
For Luxembourg corporation taxes purposes, the relevant steps of the Transaction are (i) the Luxembourg Merger, where Expro N.V. is legally merged into Expro Luxembourg, with the latter surviving and (ii) the Cayman Merger, where Expro Luxembourg is legally merged into Expro Cayman, with the latter surviving.
In the context of the Luxembourg Merger, all assets and liabilities of Expro N.V. are recognized by Expro Luxembourg at their fair market value (valeur d’exploitation).
The Cayman Merger constitutes a deemed liquidation for Luxembourg corporation taxes purposes pursuant to which all assets and liabilities are deemed disposed of at fair market value. Any gain deemed realized as a result of the Cayman Merger is generally subject to Luxembourg corporation taxes, unless an exemption applies.

Based on the assumption that the Cayman Merger takes place immediately after the Luxembourg Merger, it is anticipated that the Luxembourg Merger and the Cayman Merger will not trigger material corporation tax leakage in Luxembourg.
U.S. Federal Income Tax Considerations
None of Expro N.V., Expro Luxembourg or Expro Cayman is generally expected to recognize any gain or loss for U.S. federal income tax purposes from the consummation of the Mergers.
Q:
When will the Transaction become effective?

Subject to the satisfaction or waiver of the Merger Conditions, if the Required Shareholder Approval is obtained, it is anticipated that the Transaction will be completed upon (i) the publication of the Mergers with the Luxembourg Public Register of Companies, which is expected to occur as soon as practicable following the lapse of the one month withdrawal period required to satisfy the rights of those holders who exercise their Withdrawal Rights, and (ii) the registration of the Cayman Merger by the Registrar of Companies of the Cayman Islands pursuant to the Companies Act, which registration will occur upon the filing of the required statutory documents with the Registrar of Companies of the Cayman Islands, or such later date as may be specified such documents (provided that such later date shall not be a date later than the 90th day after the date of such registration). It is also anticipated that the Expro Cayman Ordinary Shares will begin trading on the NYSE on the first trading day following the date when the Cayman Merger becomes effective.
Q:
Who is entitled to vote at the Annual Meeting?

Only holders of Expro N.V. Common Shares of record at the close of business on April 6, 2026 (the “Notice Record Date”) are entitled to notice of the Annual Meeting. The Notice Record Date only determines who receives the notice and does not determine who has the right to vote at the Annual Meeting. In order to be able to vote at the Annual Meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Central European Time on May 13, 2026. This latter date is the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code and only holders of shares (or other persons with voting rights with respect to shares) on the Voting Record Date are entitled to vote. Under Dutch law, this latter date must occur exactly 28 days before the date of the Annual Meeting. Each issued and outstanding Expro N.V. Common Share on the Voting Record Date is entitled to one vote on each of the proposals to be considered and voted on at the Annual Meeting.
Your vote is very important, regardless of the number of Expro N.V. Common Shares that you own. Whether or not you expect to attend in person, you should authorize a proxyholder to vote your Expro N.V. Common Shares as promptly as possible so that your Expro N.V. Common Shares may be represented and voted at the Annual Meeting.
Q:
How do I vote my Expro N.V. Common Shares at the Annual Meeting?

If you are a shareholder of record on the Voting Record Date, you may vote by any of the following four methods:

•
Internet.   Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on June 9, 2026, or 5:59 a.m. CET on June 10, 2026.

•
Telephone.   Vote by telephone by following the instructions on your proxy card. Easy-to-follow voice prompts allow you to vote your Expro N.V. Common Shares and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on June 9, 2026, or 5:59 a.m. CET on June 10, 2026.

•
Mail.   If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Expro N.V. Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the Annual Meeting.

•
In person.   You may attend and vote at the Annual Meeting.

The Expro N.V. Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
If you are a beneficial owner of Expro N.V. held in street name, you must either direct your broker or other nominee as to how to vote your Expro N.V. Common Shares, or obtain a “legal” proxy from your broker or other nominee to vote at the Annual Meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.
Even if you plan to attend the Annual Meeting, please vote your proxy in advance of the Annual Meeting using one of the methods above as soon as possible so that your Expro N.V. Common Shares will be represented at the Annual Meeting if for any reason you are unable to attend in person.
Q:
If I am not going to attend the Annual Meeting, should I return my form of proxy or otherwise vote my Expro N.V. Common Shares?

Yes. Completing, signing, dating and returning the form of proxy by mail, submitting a proxy by calling the toll-free number shown on the form of proxy or submitting a proxy by visiting the website shown on the form of proxy ensures that your Expro N.V. Common Shares will be represented and voted at the Annual Meeting, even if you otherwise do not attend.
Q:
Can I change or revoke my vote?

If you are a shareholder of record as of the Voting Record Date, you may change or revoke your vote at any time before the voting polls close at the Annual Meeting by:

•
voting at a later time by Internet or telephone until 11:59 p.m. EDT on June 9, 2026, or 5:59 a.m. CET on June 10, 2026;

•
delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

•
delivering a written notice of revocation of your proxy to the Company, Attention: Corporate Secretary at 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084; or

•
attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Expro N.V. Common Shares held in street name and you have instructed your broker, bank or other nominee to vote your shares, you must follow the procedure your broker, bank or other nominee provides to change those instructions. You may also vote in person at the Annual Meeting if you obtain a “legal” proxy from your broker or other nominee.
Q:
If my Expro N.V. Common Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me? How do abstentions count?

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. We urge you to provide voting instructions promptly to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Annual Meeting. Neither abstentions nor broker non-votes, if any, will have any effect on the outcome of voting on items on the agenda for the Annual Meeting because they are not considered “votes cast.” If any other business properly comes before the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Expro N.V. Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
Q:
Who is making and paying for this proxy solicitation?

The expense of preparing, printing and mailing the proxy statement/prospectus and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Expro group, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Expro N.V. Common Shares as of the Notice Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your Expro N.V. Common Shares by following the instructions in the Notice will help to avoid additional expense. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the Annual Meeting and will pay Okapi Partners a fee of approximately $15,000 plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 17th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the Annual Meeting, please contact Okapi Partners at (855) 305-0857 or by email at info@okapipartners.com.
Q:
How will my rights as a shareholder be affected by the Transaction?

As a result of differences between Cayman Islands law and the Dutch Civil Code, there will be differences between your rights as a shareholder of Expro Cayman under Cayman Islands law and your current rights as a shareholder of Expro N.V. under the Dutch Civil Code. In addition, there are differences between the organizational documents of Expro N.V. and Expro Cayman.
These differences are discussed in detail under “Comparison of Rights of Expro N.V. Shareholders and Expro Cayman Shareholders.” Also refer to “Description of Expro Cayman Share Capital” for a description of the Expro Cayman Ordinary Shares. The Expro Cayman A&R Charter, in the form substantially as will be in effect upon effectiveness of the Cayman Merger, is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.
Q:
Are Expro N.V. shareholders entitled to appraisal or dissenters’ rights?

Section 2:333h of the Dutch Civil Code entitles shareholders in a Dutch company to exercise a statutory withdrawal right if they vote against a cross-border merger and submit a request to receive cash compensation instead. Shareholders may exercise this right by completing and submitting a withdrawal application form (the “Withdrawal Application Form” and the submission of such Withdrawal Application Form a “Withdrawal Request”), during the one-month period following the Annual Meeting. The Withdrawal Application Form will be made available on Expro N.V.’s website, www.expro.com. Please see “The Transaction Proposal — Shareholder Withdrawal Rights” for more information regarding the Withdrawal Rights of Expro N.V. shareholders. Expro N.V. shareholders who exercise their Withdrawal Rights will not receive Expro Cayman Ordinary Shares. Expro N.V. shareholders whose Expro N.V. Common Shares are held in “street name” by their broker, bank or other nominee who wish to exercise their Withdrawal Rights must contact such bank, broker or other nominee for instructions on how to submit their Withdrawal Request, including the provision of evidence (satisfactory to the Company in its sole discretion) of the voting of such Expro N.V. Common Shares against the Transaction Proposal and of the ownership of the Expro N.V. Common Shares with respect to which Withdrawal Rights were exercised, at the required respective dates set forth in the Withdrawal Request.
The Transaction is subject to the condition that the aggregate number of shares for which a Withdrawal Request is submitted does not exceed one percent of the number of shares in the capital of Expro N.V. issued and outstanding at the time of the Annual Meeting.

Q:
How will the cash compensation be determined for Expro N.V. shareholders who exercise their Withdrawal Rights?

The proposed cash compensation per Expro N.V. Common Share is equal to the lower of (i) the volume weighted average price of one ordinary share in the capital of Expro N.V. on the NYSE in the last five trading days prior to (and excluding) the date on which the Luxembourg Merger becomes effective or (ii) the closing price of one ordinary share in the capital of Expro N.V. on the NYSE as reported on the trading day immediately preceding the date on which the Luxembourg Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one ordinary share in the capital of Expro N.V. reported on the most recent prior trading day). As part of the Cash Compensation Amendment Proposal, it is proposed that this formula be set forth in the Articles of Association.
Q:
When will Expro N.V. shareholders who exercise their Withdrawal Rights receive the cash compensation?

If and to the extent one or more shareholders of Expro N.V. duly, timely and validly make(s) a Withdrawal Request, such shareholder(s) shall have a claim on Expro N.V. for the payment of their respective entitlements to cash compensation based on the cash compensation formula proposed in the Cash Compensation Amendment Proposal. This claim will arise after one month has elapsed after the date of the Annual Meeting. Any such claim will transfer to Expro Luxembourg and, after completion of the Cayman Merger, to Expro Cayman and will become due and payable after the effective time of the Luxembourg Merger. The cash compensation will be paid, or caused to be paid, by Expro Cayman within ten business days following completion of the Transaction, net of Dutch dividend withholding tax (if applicable) or any other taxes that are required to be withheld by applicable law (including tax laws).
Q:
How will Expro Cayman fund the cash compensation for Expro N.V. shareholders exercising Withdrawal Rights?

The Company expects to fund the cash compensation payable to Expro N.V. shareholders exercising Withdrawal Rights through a combination of cash on hand and borrowings under the Company’s revolving credit facility.
Q:
Who can answer my questions?

If you have any questions about the information contained in this proxy statement/prospectus or require assistance in completing your form of proxy or voting instruction form, please contact: Okapi Partners LLC by telephone at (855) 305-0857, or Investor Relations at investorrelations@expro.com.
Q:
Where can I find more information about Expro N.V. and the transactions contemplated by the Transaction?

You can find out more information about Expro N.V. and the transactions contemplated by the Transaction by reading this proxy statement/prospectus and from various sources described in the section entitled “Where You Can Find More Information.”

SUMMARY
The following is a summary of certain information contained elsewhere in this proxy statement/prospectus. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement/prospectus, including the appendices hereto and the documents incorporated by reference herein. It is recommended that Expro N.V. shareholders read these materials and consult with their own professional advisors with respect to the matters to be acted on at the Annual Meeting. Capitalized terms used but not otherwise defined in this summary have the meanings set forth under the heading “Glossary.”
The Meetings
Date, Time and Place
The Annual Meeting will be held on June 10, 2026, at 4:00 p.m. CET, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands.
Meeting Record Dates and Expro N.V. Shareholders Entitled to Vote
Only holders of Expro N.V. Common Shares of record at the close of business on the Notice Record Date are entitled to notice of the Annual Meeting. As of the close of business on the Notice Record Date, 113,390,431 Expro N.V. Common Shares were issued and outstanding. Each issued and outstanding Expro N.V. Common Share on the Voting Record Date is entitled to one vote on each of the proposals to be considered and voted on at the Annual Meeting.
Quorum and Majority Requirements
There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or our Articles of Association. The Transaction Proposal requires a two-third majority of the votes cast at the Annual Meeting. The Annual Share Issuance Proposal requires a simple majority of votes cast or, if less than one-half of the issued capital is represented at the Annual Meeting, a two-third majority of the votes cast. The affirmative vote of a simple majority of the votes cast is required to elect each director nominee and to approve each other item on the agenda at the Annual Meeting.
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for Expro N.V. shareholders to consider and, if thought advisable, to approve the Transaction Proposal, the Cash Compensation Amendment Proposal and the Share Conversion Amendment Proposal with respect to the Transaction, pursuant to which, among other things, (i) Expro N.V. will merge with and into Expro Luxembourg, with Expro Luxembourg surviving, and (ii) as soon as practicable following completion of the Luxembourg Merger, Expro Luxembourg will merge with and into Expro Cayman, with Expro Cayman surviving. Following completion of the Transaction, Expro N.V. shareholders will hold one Expro Cayman Ordinary Share for each Expro N.V. Common Share owned immediately prior to the Transaction. In addition, to eliminate the need for and expense of two separate meetings, Expro N.V.’s shareholders are being asked to consider and vote on proposals traditionally addressed at Expro N.V.’s annual meeting.
If the Required Shareholder Approval is obtained at the Annual Meeting, (i) Expro N.V., in its capacity as the sole shareholder of Expro Luxembourg, will approve the Luxembourg Merger and, conditional upon the consummation of the Luxembourg Merger, the Cayman Merger, and (ii) Expro Luxembourg, in its capacity as the sole shareholder of Expro Cayman, will approve the Cayman Merger.
Information Concerning Expro N.V.
Expro Group Holdings N.V. is a Dutch limited liability company (naamloze vennootschap) and includes the activities of its wholly owned subsidiaries. Working for clients across the entire well life cycle, Expro N.V. is a leading provider of energy services, offering cost-effective, innovative solutions and what Expro N.V. considers to be best-in-class safety and service quality. With roots dating to 1938, Expro N.V. has approximately 8,500 employees and provides services and solutions to leading exploration and production companies in both onshore and offshore environments in over 50 countries. Expro N.V.’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well intervention and integrity solutions.
Expro N.V. is a public company trading on the NYSE under the symbol “XPRO.” The principal executive office of Expro N.V. is located at 1311 Broadfield Boulevard, Suite 400, Houston, Texas 77084 and its telephone number is (713) 463-9776.
Additional information about Expro N.V. can be found under its profile on the SEC’s website at www.sec.gov or its website at www.expro.com. The information contained in, or that can be accessed through, Expro N.V.’s website is not incorporated into this proxy statement/prospectus.
Information Concerning Expro Luxembourg and Expro Cayman
Expro Luxembourg is a public limited liability company incorporated under the laws of Luxembourg and a direct wholly owned subsidiary of Expro N.V. Expro Cayman is a Cayman Islands exempted company and a direct wholly owned subsidiary of Expro Luxembourg. Following completion of the Transaction, including the merger of Expro N.V. with and into Expro Luxembourg, with Expro Luxemburg surviving, and the subsequent merger of Expro Luxembourg with and into Expro Cayman, with Expro Cayman continuing as the surviving company, the rights, the property of every description including choses in action, and the business undertaking, goodwill, benefits, immunities and privileges of each of Expro N.V. and Expro Luxembourg shall immediately vest in Expro Cayman, meaning the business, assets, liabilities, directors and officers of Expro Cayman will continue to be the same as the business, assets, liabilities, directors and officers of Expro N.V. immediately prior to the Transaction, and the shareholders of Expro Cayman will be the same persons who were Expro N.V. shareholders immediately prior to the Transaction, except for shareholders who exercise Withdrawal Rights.
The corporate governance practices of Expro Cayman, after giving effect to the Transaction, will generally be the same as the corporate governance practices of Expro N.V. The corporate governance of Expro Cayman will be governed by Cayman Islands laws and the Expro Cayman A&R Charter, as will be in effect upon the effectiveness of the Cayman Merger. Expro Cayman will not be subject to the corporate governance requirements set forth in Dutch laws and regulations currently applicable to Expro N.V., including the Dutch Corporate Governance Code. There are differences between the corporate governance requirements prescribed by the Cayman Island laws and the Dutch laws and regulations currently applicable to Expro N.V. and Expro N.V.’s existing Articles of Association and the Expro Cayman A&R Charter, as will be in effect upon the effectiveness of the Cayman Merger. These differences are discussed under “Comparison of Rights of Expro N.V. Shareholders and Expro Cayman Shareholders.”
The principal executive office of each of Expro Luxembourg and Expro Cayman is 1311 Broadfield Boulevard, Suite 400, Houston, Texas 77084 and its telephone number is (713) 463-9776.
Recommendation of the Expro N.V. Board
After careful consideration of, among other things, the advice of management and after considering information provided to management by our professional advisors, and such other matters as it considered relevant, the Expro N.V. Board has unanimously concluded that the Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term, and is fair and reasonable. Accordingly, the Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote “FOR” the Transaction Proposal, “FOR” the Cash Compensation Amendment Proposal and “FOR” the Share Conversion Amendment Proposal.
Additionally, with respect to the Annual Meeting Proposals, the Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote:
•
“FOR” the election of each of the director nominees named in this proxy statement/prospectus (See “Item Four”);

•
“FOR” the approval on a non-binding advisory basis of the compensation of the Company’s named executive officers (See “Item Five”);

•
“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2025 (See “Item Six”);

•
“FOR” the discharge of the members of the Expro N.V. Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2025 (See “Item Seven”);

•
“FOR” the appointment of Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2026 as required by Dutch law (See “Item Eight”);

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2026 (See “Item Nine”);

•
“FOR” the authorization of the Expro N.V. Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the Annual Meeting (See “Item Ten”); and

•
“FOR” the authorization of the Expro N.V. Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the Annual Meeting, which authorization includes the authority to restrict or exclude pre-emptive rights upon an issue of shares (the “Annual Share Issuance Proposal”) (See “Item Eleven”).

Reasons for the Transaction
The Expro N.V. Board and the Company’s management team have undertaken a review of Expro N.V.’s existing structure and operations, and particularly the corporate domicile of the ultimate parent company of the Expro group of companies. The Company believes this Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term. After considering various factors, with the assistance of professional advisors and having given due and careful consideration to all circumstances and all aspects of the Transaction, the Expro N.V. Board has unanimously concluded that the Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•
simplifying the Expro group’s corporate structure and streamlining reporting requirements, which are expected to (i) reduce the effort and expense incurred by the Expro group to assess, implement and remain compliant with multiple regulatory and reporting requirements on a consolidated basis, and (ii) provide opportunities for the Expro group to improve operational and tax efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;

•
providing a more favorable corporate structure for growth of our business through future merger and acquisition opportunities; and

•
providing enhanced flexibility in the corporate governance principles under Cayman Islands law.

See “The Transaction Proposal — Reasons for the Transaction.”
Risk Factors
The Transaction involves risks, some of which are related to the Transaction and others of which are related to Expro N.V.’s business and Expro Cayman’s business. In considering the Transaction, including whether to vote for the Transaction Proposal, the Cash Compensation Amendment Proposal and the Share Conversion Amendment Proposal, Expro N.V. shareholders should carefully consider the information about these risks set forth under the section entitled “Risk Factors,” together with the other information included or incorporated by reference in this proxy statement/prospectus.
The Transaction
The purpose of the Transaction is to facilitate a series of transactions which will occur in a specific sequence and as a consequence of which, among other things, (i) as a result of the Luxembourg Merger, Expro N.V. Common Shares will be canceled by operation of law and holders of Expro N.V. Common Shares prior to the Luxembourg Merger (other than those holders who exercise their Withdrawal Right) will be issued Expro Luxembourg Common Shares on a one-for-one basis, and (ii) as a result of the Cayman Merger, Expro Luxembourg Common Shares will be canceled and holders of Expro Luxembourg Common Shares prior to the Cayman Merger will be issued Expro Cayman Ordinary Shares on a one-for-one basis. As a result of the Transaction. Expro N.V. shareholders, other than shareholders who exercise Withdrawal Rights, will hold one Expro Cayman Ordinary Share for each Expro N.V. Common Share they owned immediately prior to the Transaction. Expro Cayman Ordinary Shares will be listed on the NYSE. Expro Cayman will be the direct or indirect owner of the business and all of the assets and liabilities of Expro N.V. following the Transaction. On the NYSE, the stock symbol for the Expro Cayman Ordinary Shares will be “XPRO.”
Following the completion of the Transaction, the shareholders of Expro Cayman will be the same persons who were Expro N.V. shareholders immediately prior to the Transaction, other than shareholders who exercise Withdrawal Rights. As a result, there will be no effective change of control of Expro N.V. as a result of the Transaction, as ultimate control will remain with the public shareholders.
Effect of the Transaction on the Expro N.V. Incentive Awards and other Compensation and Benefit Plans
In connection with the Transaction, Expro Cayman will assume the Expro N.V. Incentive Plans, as well as all other compensation or benefit plans, policies and arrangements sponsored or maintained by Expro N.V. as of immediately prior to the effective time of the Luxembourg Merger. Each Expro N.V. Incentive Award outstanding as of immediately prior to the effective time of the Luxembourg Merger will be converted into an Expro Cayman Incentive Award. The Expro Cayman Incentive Awards will be subject to substantially the same terms and conditions as the converted Expro N.V. Incentive Awards, except, in the case of equity-based Expro N.V. Incentive Awards, the security issuable upon exercise or settlement of the Expro Cayman Incentive Award will be an Expro Cayman Ordinary Share (or its cash equivalent) rather than an Expro N.V. Common Share (or its cash equivalent).
Effect of the Transaction on the Expro N.V. Debt
In connection with the Transaction, Expro Luxembourg by way of the Luxembourg Merger, and, subsequently, Expro Cayman by way of the Cayman Merger, will assume all of Expro N.V.’s obligations under the Expro N.V. Debt, pursuant to which Expro Cayman will become the obligor in respect of such debt in lieu of Expro N.V. following completion of the Transaction.
Required Shareholder Approval
The Transaction requires the approval of the Transaction Proposal by Expro N.V. shareholders (the “Required Shareholder Approval”).
The Transaction Proposal requires a two-third majority of the votes cast at the Annual Meeting. In addition, approval the Cash Compensation Amendment Proposals, the Share Conversion Amendment Proposal and each of the Annual Meeting Proposals requires the affirmative vote of holders representing a simple majority of votes cast at the Annual Meeting, except that the Annual Share Issuance Proposal requires a two-third majority of the votes cast if less than one-half of the issued capital is represented at the Annual Meeting.
Expro N.V. Common Shares abstaining from voting will count as shares present at the Annual Meeting but will not count for the purpose of determining the number of votes cast.
The Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote FOR each of the proposals to be voted on at the Annual Meeting.

Certain Legal and Regulatory Matters
Stock Exchange Listings and Securities Law Filings
The Expro Cayman Ordinary Shares will be listed on the NYSE under the stock symbol “XPRO.” The Expro N.V. Common Shares currently trade on the NYSE under the stock symbol “XPRO.” When the Transaction is completed, the Expro N.V. Common Shares will cease to be traded on the NYSE and will be deregistered under the Exchange Act.
Accounting Treatment of the Transaction
There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Expro Cayman as a result of the Transaction. The business, capitalization, assets and liabilities and financial statements of Expro Cayman immediately following the Transaction will be the same as those of Expro N.V. immediately prior to the Transaction.
Summary of the Tax Considerations of the Transaction
Determining the actual tax consequences of the Transaction may be complex and will depend on the specific situation applicable to each Expro N.V. shareholder. Expro N.V. shareholders are urged to consult with, and rely solely upon, their tax advisors concerning the tax consequences of the Transaction in light of their particular circumstances.
Material Dutch Tax Considerations
The Expro N.V. Board does not anticipate that we will incur material corporate-level Dutch or Luxembourg income taxes in connection with the Transaction. The Company believes that Expro N.V. shareholders should generally not be subject to Dutch dividend withholding tax as a result of the Transaction. Expro N.V. shareholders who are not resident in the Netherlands will generally not be subject to Dutch (corporate) income tax in respect of the Transaction, subject to certain assumptions and exceptions, and Expro N.V. shareholders who are resident in the Netherlands may be subject to Dutch (corporate) income tax in respect of the Transaction, depending on the tax regime applicable to such holder.
For more information regarding material Dutch tax considerations for Expro N.V. shareholders with respect to the Transaction, see the section entitled “Material Dutch Tax Considerations.”
Material U.S. Federal Income Tax Considerations
Expro N.V. shareholders who are U.S. persons are generally not expected to recognize gain or loss for U.S. federal income tax purposes from the consummation of the Mergers. Expro N.V. shareholders who exercise their Withdrawal Rights will generally recognize gain or loss for U.S. federal income tax purposes from the receipt of cash for their Expro N.V. Common Shares.
Expro N.V. shareholders who are not U.S. persons are generally not expected to have any U.S. tax consequences from the consummation of the Mergers or the exercise of their Withdrawal Rights.
None of Expro N.V., Expro Luxembourg, and Expro Cayman is generally expected to recognize any gain or loss for U.S. federal income tax purposes from the consummation of the Mergers.
Expro N.V. shareholders are urged to consult with, and rely solely upon, their tax advisors to determine the particular U.S. federal income tax consequences to them of the Transaction as well as the U.S. federal income tax consequences of the ownership and disposition of Expro Cayman Ordinary Shares received pursuant to the Transaction. For more information regarding material U.S. federal income tax considerations for Expro N.V. shareholders with respect to the Transaction, see the section entitled “Material U.S. Federal Income Tax Considerations.”
Comparison of Shareholder Rights
Many of the principal attributes of Expro N.V. Common Shares and Expro Cayman Ordinary Shares will be similar. However, there are differences between what a shareholder’s rights will be under Cayman

Islands law and what they currently are under Dutch law. In addition, there are differences between Expro N.V.’s existing Articles of Association and the Expro Cayman A&R Charter as will be in effect upon the effectiveness of the Cayman Merger. These differences are discussed under “Comparison of Rights of Expro N.V. Shareholders and Expro Cayman Shareholders.” In addition, see “Description of Expro Cayman Share Capital” for a summary of Expro Cayman’s authorized share capital and the rights and preferences thereof. Expro N.V. shareholders should also review the form of the Expro Cayman A&R Charter, as will be in effect upon the effectiveness of the Cayman Merger, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

RISK FACTORS
An investment in Expro Cayman Ordinary Shares is subject to a number of risks. Prior to making any decision as to whether to vote in favor of the Transaction Proposal, the Cash Compensation Amendment Proposal and the Share Conversion Amendment Proposal and as to whether to exercise their Withdrawal Rights, Expro N.V. shareholders should carefully consider risk factors associated with holding Expro Cayman Ordinary Shares, Expro N.V.’s business and the industry in which it operates, together with all other information contained in this proxy statement/prospectus, including, in particular the risk factors described below.
You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this proxy statement/prospectus, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. For information about Expro N.V.’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described elsewhere in this proxy statement/prospectus or in the documents incorporated by reference could have a material adverse effect on Expro N.V.’s or Expro Cayman’s businesses, financial condition, cash flows and results of operations.
Risks Relating to Expro N.V.’s Business
You should read and consider the risk factors specific to Expro N.V.’s business that will continue to affect Expro Cayman after completion of the Transaction. These risks are described under the heading “Risk Factors” in our Annual Report on Form 10-K the year ended December 31, 2025, which is incorporated by reference into this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus.
Risks Relating to Expro Cayman
Prior to effectiveness of the Transaction, your rights as a shareholder of Expro N.V. arise under Dutch law and the Articles of Association. Upon effectiveness of the Cayman Merger, your rights as a shareholder of Expro Cayman will arise under Cayman Islands law and the Expro Cayman A&R Charter in accordance with Cayman Islands law.
Currently, your rights as a shareholder of Expro N.V. arise under the laws of the Netherlands, as well as Expro N.V.’s existing Articles of Association. Upon effectiveness of the Cayman Merger, your rights as a shareholder of Expro Cayman will arise under Cayman Islands law, as well as the Expro Cayman A&R Charter. The Expro Cayman A&R Charter and Cayman Islands law contain provisions that differ in certain respects from those in Expro N.V.’s existing Articles of Association and Dutch law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the Transaction and how they may differ from your current rights, please see “Comparison of Rights of Expro N.V. Shareholders and Expro Cayman Shareholders.”
There has been no prior public trading for the Expro Cayman Ordinary Shares on the NYSE and the market price of the Expro Cayman Ordinary Shares may be subject to volatility.
Although the Expro N.V. Common Shares have historically been listed on the NYSE, there has been no public trading market for the Expro Cayman Ordinary Shares. Following the listing of the Expro Cayman Ordinary Shares on the NYSE, there can be no assurance that the trading market for such shares will continue to be as active or liquid as was the trading market for the Expro N.V. Common Shares prior to the Transaction or that the trading price of the Expro Cayman Ordinary Shares following the Transaction may not be effectively lower than the trading price of the Expro N.V. Common Shares prior to the Transaction.
As is the case with the Expro N.V. Common Shares, the market price of the Expro Cayman Ordinary Shares may be volatile. The value of an investment in the Expro Cayman Ordinary Shares may decrease or increase abruptly, and such volatility may bear little or no relation to Expro Cayman’s performance. The price of the Expro Cayman Ordinary Shares may fall in response to market appraisal of Expro Cayman’s strategy or if Expro Cayman’s results of operations and/or prospects are below the expectations of market analysts or shareholders. In addition, stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to Expro Cayman’s operating performance and prospects but nevertheless affect the price of the Expro Cayman Ordinary Shares. This volatility may affect the ability of holders of Expro Cayman Ordinary Shares to sell these at an advantageous price. Broad market fluctuations as well as economic conditions generally may adversely affect the market price of the Expro Cayman Ordinary Shares.
Risks Relating to the Transaction
The expected benefits of the Transaction may not be realized.
There can be no assurance that all of the anticipated benefits of the Transaction will be achieved. Achieving the anticipated benefits of the Transaction is subject to a number of risks and uncertainties, including factors that we do not and cannot control. In addition, if the expected benefits of the Transaction do not meet expectations of investors or securities analysts, the price of Expro Cayman Ordinary Shares following completion of the Transaction may decline.
Expro N.V.’s business may be impacted by the uncertainty associated with the Transaction.
Although Expro Cayman and its subsidiaries will carry on the business currently conducted by Expro N.V. and its subsidiaries, certain relationships, including with employees, suppliers, lenders, partners, governments and other stakeholders, may be subject to disruption due to uncertainty associated with consummating the Transaction. Specifically, certain stakeholders may be reluctant to engage in business with Expro N.V. prior to, or Expro Cayman following, completion of the Transaction, or may impose additional conditions on or apply less favorable terms to transactions involving Expro N.V. and/or Expro Cayman. This could have an adverse effect on the business and operations of Expro N.V. prior to, or Expro Cayman following, completion of the Transaction.
The Transaction is conditional, and the conditions may not be satisfied.
Completion of the Transaction is conditioned, among other things, upon the satisfaction or waiver of the Merger Conditions, which include obtaining the Required Shareholder Approval. There can be no assurance that these conditions will be fulfilled or that the Transaction will be completed. Further, even if the Required Shareholder Approval has been obtained and the other Merger Conditions have been satisfied, the Expro N.V. Board may decide to delay or not proceed with the Transaction if it determines that the Transaction is no longer advisable. In such case Expro N.V. will have incurred costs and will have directed attention and resources relating to the Transaction, but will not realize any of the anticipated benefits of the Transaction.
The creditors of Expro N.V. may during a three-month creditor opposition period object to the Luxembourg Merger. Although Expro N.V. believes the Luxembourg Merger will not prejudice the position of its creditors and accordingly that any such objections would be without merit, exercise of creditor opposition rights may delay or frustrate implementation of the Luxembourg Merger and, therefore, the Transaction.
A determination of PFIC status of Expro N.V. or Expro Cayman could result in adverse U.S. federal income tax consequences to U.S. Holders.
Adverse and burdensome U.S. federal income tax rules and consequences apply to U.S. Holders that hold shares in a non-U.S. corporation that is or was classified as a PFIC (as defined below in the section “Material U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes during any taxable year in which such U.S. Holder held shares in such non-U.S. corporation. Expro N.V. believes that it has not been and will not be treated as a PFIC.
The PFIC status of Expro Cayman for the current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Because PFIC status depends, among other things, upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that Expro Cayman will not be considered to be a PFIC for the current or any future taxable year and Expro Cayman is not representing to any person that it will not be treated as a PFIC for the current taxable year or any future taxable years.
The Transaction may result in material Dutch taxes for Expro N.V. and the Expro N.V. shareholders.
For Dutch corporate income tax purposes, the relevant step of the Transaction is the Luxembourg Merger, where Expro N.V. is legally merged into Expro Luxembourg, with the latter surviving. The Luxembourg Merger constitutes in principle a taxable transaction for Dutch corporate income tax purposes pursuant to which all assets and liabilities are deemed for Dutch tax purposes to be transferred at fair market value and any gain deemed realized as a result of the transfer is generally subject to corporate income tax, unless such gains are not subject to Dutch corporate income tax by virtue of the application of the Dutch participation exemption (deelnemingsvrijstelling). Generally, gains (deemed) realized on shares in qualifying subsidiaries are not subject to Dutch corporate income tax under the Dutch participation exemption. The Expro N.V. Board considered the estimated corporate tax liability arising from the Transaction and, with the assistance of professional advisors and based on and subject to current assumptions and market value, does not anticipate that we will incur material corporate-level Dutch income taxes in connection with the Transaction.
Expro N.V. believes that (i) the Luxembourg Merger should not give rise to Dutch dividend withholding tax, and (ii) if a shareholder exercises its Withdrawal Right and receives a cash compensation, such shareholder should not be subject to Dutch dividend withholding tax in respect of the cash compensation on the basis that the cash compensation is due and payable after the effective time of the Luxembourg Merger and will be paid, or caused to be paid, by Expro Cayman. However, in the event that Dutch dividend withholding tax would be due, Expro N.V. shall be entitled to deduct and withhold from any consideration payable to any Expro N.V. shareholder under the Transaction such amounts as Expro N.V. is required to be deducted and withheld from such consideration under any provision of any laws in respect of taxes. See “The Transaction Proposal — Right to Withhold.” If no amount of Dutch dividend withhold tax would be withheld, and the Dutch tax authorities were to argue successfully that (a) the cash compensation should have been subject to Dutch dividend withholding tax, and/or (b) the Luxembourg Merger is a deemed liquidation of Expro N.V. for Dutch tax purposes, Dutch dividend withholding tax would be triggered with respect to the relevant Expro N.V. shareholders who cannot benefit from an exemption. This could result in a tax cost of 17.65% on the fair market value of the Expro N.V.’s business less the liabilities; to the extent such value exceeds the average capital recognized as paid-up on the Expro N.V. Common Shares for Dutch dividend withholding tax purposes.
The Transaction may result in adverse tax consequences to Expro N.V. shareholders and hence Expro N.V. shareholders, and especially Expro N.V. shareholders which are resident for tax purposes in jurisdictions other than the Netherlands or the United States, should consult their tax advisors regarding the tax consequences of the Transaction.
Finally, a Dutch legislative proposal (the Emergency Act on Conditional Final Dividend Withholding Tax Levy (Spoedwet conditionele eindafrekening dividendbelasting)) has been submitted in July 2020 to the Dutch parliament that introduces a new Dutch dividend withholding tax liability in relation to certain cross-border migrations and reorganisations, which proposal was last amended on 8 December 2021. As of the date of this proxy statement/prospectus, the proposal has not been placed on the agenda for parliamentary debate. It is highly unlikely yet still uncertain if and when the proposal will be enacted, whether in its current form or with further amendments. If the proposal is enacted in the form in which it is presently pending before the Dutch parliament, Dutch dividend withholding tax (dividendbelasting) would nevertheless still not become due in respect of the Luxembourg Merger. For more information about the tax considerations with respect to the above, see the section entitled “Material Dutch Tax Considerations” and “Material U.S. Federal Income Tax Considerations”.
The Transaction may result in material Luxembourg taxes for Expro Luxembourg or Expro Cayman.
The Cayman Merger would be seen as a deemed liquidation of Expro Luxembourg for Luxembourg tax purposes. As a result, all assets and liabilities held by Expro Luxembourg at the time of the Cayman Merger would be deemed to be realized at fair market value for Luxembourg tax purposes and any gain realized upon liquidation would be taxable, unless the Luxembourg participation exemption were to apply. Considering that the Cayman Merger should occur on the same day as the Luxembourg Merger, no variation in the value of the assets and liabilities received from Expro N.V. is expected. It also means that Expro Luxembourg’s tax losses (if any) will no longer be available to carry forward after the Cayman Merger. If the Cayman Merger is delayed or there is any reason to increase the fair market value of Expro Luxembourg in the period between the Luxembourg Merger and the Cayman Merger, the Transaction may result in material Luxembourg taxes for Expro Luxembourg, which could carry forward after the Cayman Merger to Expro Cayman.
Expro N.V. will allocate time and resources to effecting the Transaction and incur non-recurring costs related to the Transaction.
Expro N.V. and its management have allocated and will continue to be required to allocate time and resources to effecting the completion of the Transaction and related and incidental activities. There is a risk that the challenges associated with managing these various initiatives as described in this proxy statement/prospectus may have a business impact and that consequently the underlying businesses will not perform in line with expectations. This could have an adverse effect on the business, financial condition and reputation of Expro Cayman.
In addition, Expro N.V. expects to incur a number of non-recurring costs associated with the Transaction, including legal fees, accountants’ fees, proxy solicitor fees, filing fees, mailing expenses and financial printing expenses. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Transaction may result in additional and unforeseen expenses. Most of these costs will be payable whether or not the Transaction is completed. While it is expected that benefits of the Transaction achieved by Expro Cayman will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the Transaction is delayed or does not happen at all. These combined factors could adversely affect the business, operating profit and overall financial condition of Expro N.V. and Expro Cayman.
Negative publicity resulting from the Transaction could adversely affect Expro N.V.’s business and the market price of the Expro N.V. Common Shares and the Expro Cayman Ordinary Shares.
Redomicile transactions that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the Transaction could cause certain persons with whom Expro N.V. has a business relationship to be more reluctant to do business with Expro N.V. prior to the Transaction, or Expro Cayman following the Transaction. Negative publicity could also cause some Expro N.V. shareholders to sell Expro N.V. Common Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the Expro N.V. Common Shares and the Expro Cayman Ordinary Shares.

ITEM ONE — THE CASH COMPENSATION AMENDMENT PROPOSAL
In connection with the Transaction, Expro N.V. shareholders are being asked to approve the Cash Compensation Amendment Proposal to amend the Expro N.V. Articles of Association in the form attached as Exhibit A to this proxy statement/prospectus and to authorize each deputy civil law notary and notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the related Deed of Amendment of the Articles of Association. The information set out below in respect of the Transaction Proposal applies equally to the Cash Compensation Amendment Proposal.
If adopted, the Expro N.V. Articles of Association will be amended to include a formula on the basis of which cash compensation to Expro N.V. shareholders who exercise their Withdrawal Right in connection with the Luxembourg Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined (in the form attached as Exhibit A to this proxy statement/prospectus).
Pursuant to the Cash Compensation Amendment Proposal, the cash compensation to be received by a withdrawing shareholder will be determined as the lower of (i) the volume weighted average price of one ordinary share in the capital of Expro N.V. on the NYSE in the last five trading days prior to (and excluding) the date on which the Luxembourg Merger becomes effective or (ii) the closing price of one ordinary share in the capital of Expro N.V. on the NYSE as reported on the trading day immediately preceding the date on which the Luxembourg Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one ordinary share in the capital of Expro N.V. reported on the most recent prior trading day).
The deed of amendment of the Expro N.V. Articles of Association will then be executed during the Annual Meeting prior to the vote on Item Three (the Transaction Proposal).
The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to adopt the Cash Compensation Amendment Proposal.
THE EXPRO N.V. BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CASH COMPENSATION AMENDMENT PROPOSAL.

ITEM TWO — THE SHARE CONVERSION AMENDMENT PROPOSAL
In connection with the Transaction, Expro N.V. shareholders are being asked to approve the Share Conversion Amendment Proposal to amend the Expro N.V. Articles of Association in the form attached as Exhibit B to this proxy statement/prospectus and to authorize each deputy civil law notary and notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office, and each of them severally, to execute and sign the related Deed of Amendment of the Articles of Association. The information set out below in respect of the Transaction Proposal applies equally to the Share Conversion Amendment Proposal.
As indicated elsewhere in this proxy statement/prospectus, if any Expro N.V. shareholder exercises their Withdrawal Rights, then it is possible that the Luxembourg Merger will be treated as a taxable disposition for UK tax purposes for all Expro N.V. shareholders who are a resident in the United Kingdom, unless the Expro N.V. Common Shares which would be cancelled pursuant to the exercise of Withdrawal Rights upon the completion of the Luxembourg Merger would first be converted into a separate class of shares.
In connection with the foregoing, the Expro N.V. Board proposes that Expro N.V. shareholders approve the Share Conversion Amendment Proposal to amend the Articles of Association to provide that any Expro N.V. Common Shares that would be cancelled pursuant to the exercise of Withdrawal Rights upon the completion of the Luxembourg Merger will, immediately prior to the effective time of the Luxembourg Merger, convert into Class B Shares. Upon completion of the Luxembourg Merger, the Class B Shares will automatically be cancelled by operation of law. If no Withdrawal Rights are properly exercised in connection with the Luxembourg Merger, then this amendment will not be effected.
The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to adopt the Share Conversion Amendment Proposal.
THE EXPRO N.V. BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SHARE CONVERSION AMENDMENT PROPOSAL.

ITEM THREE — THE TRANSACTION PROPOSAL
Background to the Transaction
The Expro N.V. Board and the Company’s management team have undertaken a review of Expro N.V.’s existing structure and operations, and particularly the corporate domicile of the ultimate Expro N.V. parent company. The Company believes this Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term. Achieving a simplified corporate structure, increased business efficiency and other compelling reasons support reorganizing the Expro N.V. group of companies at this time.
Reasons for the Transaction
After careful consideration of, among other things, the advice of management and after considering information provided to management by the Company’s professional advisors, and such other matters as it considered relevant, the Expro N.V. Board unanimously determined that the Transaction is in the best interest of Expro N.V., promoting the sustainable success of its business, taking into account the interests of its shareholders and other stakeholders, and will enhance shareholder value over the long-term. Accordingly, the Expro N.V. Board unanimously recommends that Expro N.V. shareholders vote FOR the Transaction Proposal.
Changing the Company’s corporate domicile from the Netherlands to the Cayman Islands is the key reason for Expro N.V. proposing the Transaction. In making its recommendation, the Expro N.V. Board considered a number of factors, including those listed below:
•
Simplifying the Expro group’s corporate structure and streamlining reporting requirements.   The Expro N.V. Board believes that the Transaction will simplify the Expro group’s overall corporate structure by aligning the corporate domicile of the ultimate parent entity with the Expro group’s strategic priorities. The Expro N.V. Board expects that a simplified structure will streamline regulatory and corporate reporting processes and reduce the time, effort and expense required to assess, implement and maintain compliance with multiple regulatory, legal and reporting regimes applicable to Expro N.V. and its subsidiaries. In particular, the Transaction is expected to reduce administrative complexity associated with maintaining parallel regulatory and reporting frameworks across jurisdictions and may reduce costs associated with external advisors, auditors and other service providers. In addition, the Expro N.V. Board believes that a simplified corporate structure may enable the Expro group to allocate internal resources more efficiently and focus management attention on the Expro group’s core business operations and strategic initiatives. The Transaction is also expected to provide opportunities for the Expro group to enhance operational and tax efficiencies and increase financial flexibility in areas such as corporate treasury management, cash pooling and repatriation, risk management and tax planning, and may reduce administrative costs and transactional friction associated with intercompany cash flows and other cross-border corporate activities.

•
Providing a more favorable corporate structure for growth of the Expro group’s business through future merger and acquisition opportunities.   The Expro N.V. Board believes that the proposed structure may provide the Expro group with greater flexibility to pursue strategic growth opportunities, including mergers, acquisitions, joint ventures and other strategic investments. The Expro N.V. Board considered that a Cayman Islands holding company structure is commonly used by international operating companies and may facilitate the structuring and execution of cross-border transactions, including the issuance of equity or other securities as acquisition currency. The Expro N.V. Board believes that this structure may enhance the Expro group’s ability to compete for and complete strategic transactions in global markets and may simplify the integration of acquired businesses and assets into the Expro group’s existing operations.

•
Providing enhanced flexibility in the corporate governance principles under Cayman Islands law.   The Expro N.V. Board also considered the corporate governance framework available under Cayman Islands law, which provides flexibility in structuring certain governance arrangements while continuing to maintain robust protections for shareholders. The Expro N.V. Board believes that this flexibility may allow the Expro group to tailor aspects of its corporate governance framework in a manner appropriate for a global public company while remaining consistent with the requirements applicable to companies listed on U.S. securities exchanges. In addition, the Expro N.V. Board noted that U.S. investors and market participants are generally familiar with governance frameworks used by companies incorporated in the Cayman Islands, and that the Transaction may allow the Expro group to operate under a single, cohesive corporate governance framework aligned with its listing and regulatory obligations.
In the course of their deliberations, the Expro N.V. Board, in consultation with management and after considering information provided to management by the Company’s professional advisors, also considered a variety of risks (as described in greater detail under the heading “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors”) and other potentially negative factors relating to the Transaction, including the following:
•
the Transaction is conditional, and the conditions may not be satisfied;

•
Expro N.V. may fail to realize the perceived benefits of the Transaction;

•
Expro N.V.’s business may be impacted by the uncertainty associated with the Transaction;

•
the Transaction may result in material Dutch tax for Expro N.V. and its shareholders and/or material U.S. federal income tax for Expro N.V. or Expro Cayman;

•
Expro N.V. will allocate time and resources to effecting the Transaction and incur non-recurring costs related to the Transaction; and

•
completion of the Transaction may trigger certain provisions in agreements to which Expro N.V. is a party.

The foregoing description of the information and factors considered by the Expro N.V. Board includes the principal positive and negative factors considered by them, but is not intended to be exhaustive and may not include all of the factors considered, and, in view of the number and complexity of factors considered by the Expro N.V. Board, the Expro N.V. Board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered by them in making their recommendations (and individual members of the Expro N.V. Board may have given different weights to different factors). The Expro N.V. Board reached their recommendation based on the totality of the information presented to, and considered by, them through their deliberations.
The foregoing discussion of the information and factors considered by the Expro N.V. Board is forward-looking in nature. This information should be read in light of the factors set forth in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”
Particulars of the Transaction
The purpose of the Transaction is to facilitate a series of transactions which will occur in a specific sequence and as a consequence of which, among other things (i) Expro N.V. will merge with and into Expro Luxembourg, with Expro Luxembourg surviving, and (ii) Expro Luxembourg will merge with and into Expro Cayman, with Expro Cayman continuing as the surviving company. Expro Cayman Ordinary Shares will be listed on the NYSE under the stock symbol “XPRO.”
Transaction Steps
Subject to the satisfaction or waiver of all other conditions precedent, if the Expro N.V. shareholders approve the Transaction Proposal and the other Merger Conditions are satisfied or waived, it is anticipated that the Transaction will take place in the steps listed below:
1
At the Annual Meeting, Expro N.V. shareholders will vote on the Transaction Proposal, the Cash Compensation Amendment Proposal and the Share Conversion Amendment Proposal, among other proposals;

2
Under the condition that the Transaction Proposal is approved by the Expro N.V. shareholders, Expro Luxembourg will convene an extraordinary general meeting at which Expro N.V., as sole shareholder of Expro Luxembourg, will approve the Luxembourg Merger and, conditional upon the consummation of the Luxembourg Merger, the Cayman Merger and other matters related to the Cayman Merger;

3
Expro N.V. will merge with and into Expro Luxembourg, with Expro Luxembourg surviving such merger, and all Expro N.V. Common Shares will be canceled and exchanged for the right to receive Expro Luxembourg Common Shares on a one-for-one basis;

4
Expro Luxembourg, in its capacity as the sole shareholder of Expro Cayman prior to the Cayman Merger, will, by special resolution, approve the Cayman Merger; and

5
Expro Luxembourg will merge with and into Expro Cayman, with Expro Cayman continuing as the surviving company, in which all Expro Luxembourg Common Shares will be canceled and exchanged for Expro Cayman Ordinary Shares on a one-for-one basis.

Following completion of the Transaction, former Expro N.V. shareholders will hold one Expro Cayman Ordinary Share for each Expro N.V. Common Share owned immediately prior to the Transaction. Expro Cayman Ordinary Shares will, following the completion of the Transaction, be listed on the NYSE under the stock symbol “XPRO.”
Conditions to the Completion of the Transaction
In addition to the other conditions discussed in this proxy statement/prospectus, the Transaction is subject to approval of the Transaction Proposal by the Expro N.V. shareholders and the condition that the aggregate number of shares for which a Withdrawal Request is submitted does not exceed one percent of the number of shares in the capital of Expro N.V. issued and outstanding at the time of the Annual Meeting. The Luxembourg Merger Conditions, other than the approval of the Transaction Proposal, can be waived by Expro N.V. at its sole discretion. In addition, a creditor opposition period will have to be observed in connection with the Luxembourg Merger that may cause delays in the implementation of the Luxembourg Merger and, accordingly, the Transaction.
The Cayman Merger is conditioned on (i) the prior completion of the Luxembourg Merger, (ii) the consent of each holder of a fixed or floating security interest of Expro Luxembourg and Expro Cayman, if any, and (iii) the filing with the Registrar of Companies in the Cayman Islands of any and all other deliverables required under the Companies Act in connection with the Cayman Merger.
Effect of the Transaction on the Expro N.V. Incentive Awards and other Compensation and Benefit Plans
In connection with the Transaction, Expro Cayman will assume the Expro N.V. Incentive Plans, as well as all other compensation or benefit plans, policies and arrangements sponsored or maintained by Expro N.V. as of immediately prior to the effective time of the Luxembourg Merger. Each Expro N.V. Incentive Award outstanding as of immediately prior to the effective time of the Luxembourg Merger will be converted into an Expro Cayman Incentive Award. The Expro Cayman Incentive Awards will be subject to substantially the same terms and conditions as the converted Expro N.V. Incentive Awards, except, in the case of equity-based Expro N.V. Incentive Awards, the security issuable upon exercise or settlement of the Expro Cayman Incentive Award, as applicable, will be an Expro Cayman Ordinary Share (or its cash equivalent) rather than an Expro N.V. Common Share (or its cash equivalent).
Effect of the Transaction on the Expro N.V. Debt
In connection with the Transaction, Expro Cayman will assume all of Expro N.V.’s obligations under the Expro N.V. Debt, as a consequence of which Expro Cayman will be the obligor in respect of such debt in lieu of Expro N.V. following completion of the Transaction.
Directors and Officers of Expro Cayman following the Transaction
The same persons currently serving as executive and non-executive directors and officers of Expro N.V. immediately prior to the Transaction will serve as directors and officers of Expro Cayman following the Transaction.

Right to Withhold
Expro N.V., Expro Luxembourg, Expro Cayman and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable to any Expro N.V. shareholder under the Transaction such amounts as Expro N.V., Expro Luxembourg, Expro Cayman or the Exchange Agent determines, acting reasonably, are required or reasonably believed to be required to be deducted and withheld from such consideration under any provision of any laws in respect of taxes. Any such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction, withholding and remittance was made; provided that such deducted and withheld amounts are actually remitted to the appropriate governmental entity.
Exchange Agent
Expro N.V. has retained the services of the Exchange Agent for the surrender of book-entry Expro N.V. Common Shares and for the delivery of the Expro Cayman Ordinary Shares in exchange for the Expro N.V. Common Shares under the Transaction. The Exchange Agent will receive reasonable and customary compensation for its services in connection with the Transaction, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses in connection therewith.
Dividends or Other Distributions
All dividends or other distributions with a record date after the effective time of the Luxembourg Merger made with respect to any Expro Cayman Ordinary Share issued pursuant to the Transaction but for which a book entry Expro Cayman Ordinary Share has not been issued shall be paid or delivered to the Exchange Agent to be held by the Exchange Agent in trust for the registered holder thereof. All monies received by the Exchange Agent shall be invested by it in interest-bearing trust accounts upon such terms as the Exchange Agent may reasonably deem appropriate. The Exchange Agent shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Exchange Agent in such form as the Exchange Agent may reasonably require, such dividends or other distributions and any interest thereon to which such holder is entitled, net of applicable withholding and other taxes. Any money held by the Exchange Agent in respect of such dividends or distributions that is unclaimed six months after the Effective Date shall be returned by the Exchange Agent to Expro Cayman and any right or claim to payment hereunder that remains outstanding six months after the consummation of the Transaction shall cease to represent a right or claim by or interest of any kind or nature, and the right of a former holder of Expro Cayman Ordinary Shares to receive such dividends or other distributions, or any interest thereon, shall terminate and be deemed to be surrendered and forfeited for no consideration.
Certain Legal and Regulatory Matters
Stock Exchange Listing
The Expro Cayman Ordinary Shares will be listed on the NYSE under the stock symbol “XPRO.” The Expro N.V. Common Shares currently trade on the NYSE under the stock symbol “XPRO.” When the Transaction is completed, the Expro N.V. Common Shares will cease to be traded on the NYSE and will be deregistered under the Exchange Act.
Ongoing Reporting Obligations
Following completion of the Transaction, Expro Cayman will be subject to the reporting requirements of the SEC as the successor issuer to Expro N.V. Consistent with how Expro N.V. currently reports, Expro Cayman will report consolidated financial results in U.S. dollars and in accordance with U.S. GAAP and will file reports on Form 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules under the Exchange Act. Expro Cayman will not be subject to the public disclosure requirements set forth in Dutch laws and regulations currently applicable to Expro N.V.
Shareholder Withdrawal Rights
Section 2:333h of the Dutch Civil Code entitles shareholders in a Dutch company the option to exercise a statutory Withdrawal Right if they vote against a cross-border merger and submit, within one month after the Annual Meeting (the “Withdrawal Period”), a withdrawal application form which requests to receive cash compensation instead if the Transaction is completed (the “Withdrawal Application Form”). The Withdrawal Application Form will be made available on Expro N.V.’s website, www.expro.com.
After submission of the Withdrawal Application Form, shareholders should no longer sell or otherwise dispose of the shares for which compensation is claimed (“Exit Shares”). Upon the completion of the Luxembourg Merger, the Exit Shares shall automatically cancel by operation of law. No Expro Luxembourg Common Shares (or Expro Cayman Ordinary Shares) will be issued for the Exit Shares.
Within two months following completion of the Luxembourg Merger, shareholders who have exercised their Withdrawal Rights by submitting a Withdrawal Application Form will be paid such cash compensation in accordance with Section 2:333h and Section 2:333i(5) of the Dutch Civil Code, net of applicable withholding tax, if any, that is required to be withheld by law. If adopted, pursuant to the Cash Compensation Amendment Proposal, the Expro N.V. Articles of Association will include a formula on the basis of which cash compensation to Expro N.V. shareholders who exercise their Withdrawal Right can be readily determined. Pursuant to the Cash Compensation Amendment Proposal, the cash compensation to be received by a withdrawing shareholder will be determined as the lower of (i) the volume weighted average price of one ordinary share in the capital of Expro N.V. on the NYSE in the last five trading days prior to (and excluding) the date on which the Luxembourg Merger becomes effective or (ii) the closing price of one ordinary share in the capital of Expro N.V. on the NYSE as reported on the trading day immediately preceding the date on which the Luxembourg Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one ordinary share in the capital of Expro N.V. reported on the most recent prior trading day).
If and to the extent one or more shareholders of Expro N.V. duly, timely and validly make(s) a Withdrawal Request, such shareholder(s) shall have a claim on Expro N.V. for the payment of their respective entitlements to cash compensation based on the cash compensation formula proposed in the Cash Compensation Amendment Proposal. This claim will arise after one month has elapsed after the date of the Annual Meeting. Any such claim will transfer to Expro Luxembourg and, after completion of the Cayman Merger, to Expro Cayman and will become due and payable after the effective time of the Luxembourg Merger. The cash compensation will be paid, or caused to be paid, by Expro Cayman within the time period required by applicable law, net of Dutch dividend withholding tax (if applicable) or any other taxes that are required to be withheld by applicable law (including tax laws). The Transaction Proposal also includes the resolution that any cash compensation (including any additional cash compensation, if applicable) shall be paid by Expro Luxembourg or Expro Cayman (after the completion of the Cayman Merger).
Expro N.V. shareholders whose Expro N.V. Common Shares are held in “street name” by their broker, bank or other nominee who wish to exercise their Withdrawal Rights must contact such bank, broker or other nominee for instructions on how to submit their Withdrawal Request, including the provision of evidence (satisfactory to the Company in its sole discretion) of the voting of such Expro N.V. Common Shares against the Transaction Proposal and of the ownership of the Expro N.V. Common Shares with respect to which Withdrawal Rights were exercised at the required respective dates set forth in the Withdrawal Request.
If the Share Conversion Amendment Proposal is not approved at the Annual Meeting, or if the amendment is otherwise not given effect to, then it is possible that, if any Expro N.V. shareholder makes a Withdrawal Request (irrespective of where that shareholder resides), the Luxembourg Merger will be treated as a taxable disposition for UK tax purposes for all Expro N.V. shareholders who are resident in the UK.
Any Expro N.V. shareholder who has submitted a Withdrawal Request and who considers that the proposed cash compensation is not reasonable may request additional cash compensation in accordance with Section 2:333h(4) and (5) DCC. Additionally, any Expro N.V. shareholder who does not have the possibility to submit a Withdrawal Request or who has not submitted a Withdrawal Request and who considers that the proposed one-to-one exchange ratio of its Expro N.V. Common Shares to Expro Cayman Ordinary Shares is not reasonable, may request a redetermination of such exchange ratio by an independent expert in accordance with the provisions of Section 2:333h(6) and (7) DCC.
The Transaction is subject to the condition that the aggregate number of shares for which a Withdrawal Request is submitted does not exceed one percent of the number of shares in the capital of Expro N.V. issued and outstanding at the time of the Annual Meeting. This condition can be waived by Expro N.V. at its sole discretion.

Auditor Statement, Auditor Report and Independent Expert Report
ENDYMION Audit & Assurance B.V. has issued an auditor statement and an auditor report regarding the Luxembourg Merger.
Makery S.à.r.l. has issued an independent expert report on the Luxembourg Merger which will be published on Expro N.V.’s website.

MATERIAL DUTCH TAX CONSIDERATIONS
The following is a general summary of certain material Dutch tax considerations (i) the exchange of shares pursuant to the Merger and (ii) the ownership of Expro Cayman Ordinary Shares that are issued after the completion of the Transaction. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant for a particular holder of Expro N.V. Common Shares or Expro Cayman Ordinary Shares in those respects, some of which may be subject to special rules. In addition, this summary does not intend to be applicable with regard to all categories of holders of Expro N.V. Common Shares or Expro Cayman Ordinary Shares. This summary is based on Dutch tax legislation, published case law, treaties, regulations or published policy and practice, in each case as in force as of the date of this proxy statement/prospectus, and it does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect. It cannot be ruled out that the Dutch tax legislation, published case law, treaties, regulations or published policy and practice on which the below summary is based have (in part) been changed at the time of the Transaction. Holders of Expro N.V. Common Shares or Expro Cayman Ordinary Shares should consult their professional tax adviser with respect to the tax consequences in their particular situation of the Transaction and with respect to the tax consequences in their particular situation of the acquisition, holding, redemption and disposal of the Expro Cayman Ordinary Shares.
For the purposes of Dutch tax law, a holder of Expro N.V. Common Shares or Expro Cayman Ordinary Shares may include an individual or entity who or which does not have legal title to these Expro N.V. Common Shares or Expro Cayman Ordinary Shares, but to whom or which nevertheless the Expro N.V. Common Shares or Expro Cayman Ordinary Shares or the income thereof is attributed based on specific statutory provisions or on the basis of such individual or entity having an interest in the Expro N.V. Common Shares or Expro Cayman Ordinary Shares or the income thereof.
This summary is on the basis that (i) Expro N.V. is and, until the effective time of the Luxembourg Merger, will be considered to be exclusively tax resident in the Netherlands, and (ii) Expro Luxembourg and Expro Cayman are not and will not be tax resident or deemed to be tax resident of the Netherlands for Dutch domestic tax law and/or tax treaty purposes, and (iii) Expro Luxembourg and Expro Cayman have not and will not have an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands.
This summary does not address the Dutch tax consequences for:
(a)
investment institutions (fiscale beleggingsinstellingen); pensions funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other Dutch tax- resident entities that are not subject to or exempt from Dutch corporate income tax; corporate holders of Expro N.V. Common Shares or Expro Cayman Ordinary Shares which qualify for the participation exemption (deelnemingsvrijstelling) or which qualify for participation credit (deelnemingsverrekening). Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption or participation credit if it represents an interest of 5% or more of the nominal paid-up share capital (and provided certain conditions are met). A corporate holder that does not hold at least 5% of the nominal paid-up share capital of Expro N.V. or Expro Cayman may further qualify for the participation exemption or participation credit if certain conditions are met and a related entity (a statutorily defined term) does hold a qualifying participation in Expro N.V. or Expro Cayman, or if Expro N.V. or Expro Cayman is a related entity of the relevant holder;

(b)
a holder of Expro N.V. Common Shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any profits derived from the Expro N.V. Common Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting1965)). Generally, a holder of Expro N.V. Common Shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in Expro N.V.’s nominal paid-up share capital;

(c)
holders of Expro N.V. Common Shares holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Expro N.V., and (ii) holders of Expro Cayman Ordinary Shares holding a substantial interest or deemed substantial interest in Expro Cayman. Generally speaking, a substantial interest in a company arises if a person, alone or, where such person is an individual, together with his or her partner (a statutorily defined term), directly or indirectly, holds or is deemed to hold (A) an interest of 5% or more of the total issued capital in that company or 5% or more of the issued capital of a certain class of shares in that company, (B) rights to acquire, directly or indirectly, such interest or (C) certain profit-sharing rights in that company;

(d)
persons to whom the Expro N.V. Common Shares or Expro Cayman Ordinary Shares and the income therefrom are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001);

(e)
entities which are a resident or Aruba, Curaçao or Sint Maarten and that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba and the Expro N.V. Common Shares or Expro Cayman Ordinary Shares are attributable to such permanent establishment or permanent representative;

(f)
holders of Expro N.V. Common Shares or Expro Cayman Ordinary Shares which are not considered the beneficial owner (uiteindelijk gerechtigde) of these shares or of the benefits derived from or realised in respect of these shares; and

(g)
individuals to whom the Expro N.V. Common Shares or Expro Cayman Ordinary Shares or the income therefrom are attributable to membership of a management board or a supervisory board or employment activities which are taxed as employment income in the Netherlands.

Where this summary refers to ‘the Netherlands’ or ‘Dutch’, such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and to the legislation applicable in that part of the Kingdom. This summary does not address tax consequences arising in any jurisdiction other than the Netherlands.
Material Dutch Tax Consequences of the Luxembourg Merger
Corporate Income Tax for Expro N.V.
For Dutch corporate income tax purposes, the relevant step of the Transaction is the Luxembourg Merger, where Expro N.V. is legally merged into Expro Luxembourg, with the latter surviving. The Luxembourg Merger constitutes in principle a taxable transaction for Dutch corporate income tax purposes pursuant to which all assets and liabilities are deemed for Dutch tax purposes to be transferred at fair market value and any gain deemed realized as a result of the transfer is generally subject to corporate income tax, unless such gains are not subject to Dutch corporate income tax by virtue of the application of the Dutch participation exemption (deelnemingsvrijstelling). Generally, gains (deemed) realized on shares in qualifying subsidiaries are not subject to Dutch corporate income tax under the Dutch participation exemption. The Expro N.V. Board considered the estimated corporate tax liability arising from the Transaction and, with the assistance of professional advisors and based on and subject to current assumptions and market value, does not anticipate that it will incur material corporate-level Dutch income taxes in connection with the Transaction.
Dividend Withholding Tax
Based on current Dutch tax law, the Luxembourg Merger should in principle not qualify as a taxable event for purposes of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) and should therefore not be subject to Dutch dividend withholding tax (dividendbelasting). We believe it is highly unlikely Dutch tax authorities would be able to successfully argue that the Luxembourg Merger should for tax purposes be ignored and actually treated as a liquidation of Expro N.V. (which liquidation proceeds would in principle be subject to 15% Dutch dividend withholding tax). To date, there is no Dutch case law supporting this position but changes to applicable laws or interpretations thereof and changes to applicable facts and circumstances, may result in a different conclusion.

If a shareholder exercises its Withdrawal Right and receives a cash compensation, such shareholder should also not be subject to Dutch dividend withholding tax in respect of the cash compensation on the basis that the cash compensation is only due and payable after the effective time of the Luxembourg Merger and will be paid, or caused to be paid, by Expro Cayman. This view is supported by an earlier ruling published by the Dutch tax authorities.
In the event that Dutch dividend withholding tax would be due, Expro N.V. shall be entitled to deduct and withhold from any consideration payable to any Expro N.V. shareholder under the Transaction such amounts as Expro N.V. is required to be deducted and withheld from such consideration under any provision of any laws in respect of taxes. See “The Transaction Proposal — Right to Withhold.” If no amount of Dutch dividend withhold tax would be withheld, and the Dutch tax authorities were to argue successfully that (a) the cash compensation should have been subject to Dutch dividend withholding tax, and/or (b) the Luxembourg Merger is deemed as a liquidation of Expro N.V. for Dutch tax purposes, Dutch dividend withholding tax would be triggered with respect to the relevant Expro N.V. shareholders who cannot benefit from an exemption. This could result in a tax cost of 17.65% on the fair market value of the Expro N.V.’s business less the liabilities; to the extent such value exceeds the average capital recognized as paid-up on the Expro N.V. Common Shares for Dutch dividend withholding tax purposes.
Corporate and Individual Income Tax — Residents of the Netherlands
If a holder of Expro N.V. Common Shares other than an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the Expro N.V. Common Shares are attributable, income derived from the Expro N.V. Common Shares and gains realized upon the withdrawal of the Expro N.V. Common Shares or the exchange of Expro N.V. Common Shares under the Luxembourg Merger are generally taxable in the Netherlands (at up to a maximum rate of 25.8% (rate for 2026)).
If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the Expro N.V. Common Shares and gains realized upon the exercise of the Withdrawal Right with respect to the Expro N.V. Common Shares or the exchange of Expro N.V. Common Shares under the Luxembourg Merger are taxable at the progressive rates (at up to a maximum rate of 49.50% (rate for 2026)) under the Dutch Income Tax Act 2001, if:
(a)
the individual is an entrepreneur (ondernemer) and has an enterprise to which the Expro N.V. Common Shares are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the Expro N.V. Common Shares are attributable; or

(b)
such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the Expro N.V. Common Shares that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to a holder of Expro N.V. Common Shares that is an individual, taxable income with regard to the Expro N.V. Common Shares must in principle be determined on the basis of a deemed return on savings and investments (sparen en beleggen). This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 59,357 in 2026). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis by a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis, with separate deemed return percentages for savings (banktegoeden), other investments (overige bezittingen) and debts (schulden). As of 1 January 2026, the percentage for other investments, which include the Expro N.V. Common Shares, is set at 6.00%.
However, on 19 July 2025, the Dutch Counterevidence Act (Wet tegenbewijsregeling box 3) entered into force with retroactive effect. The Dutch Counterevidence Act codifies case law of the Dutch Supreme Court

(Hoge Raad), in which the Dutch Supreme Court ruled that the system of taxation based on a ‘deemed return’ with respect to an individual’s savings and investments contravenes Section 1 of the First Protocol to the European Convention on Human Rights, in combination with Section 14 of the European Convention on Human Rights, if the deemed return applicable to the savings and investments exceeds the actual return in the relevant calendar year. The Dutch Counterevidence Act provides that, if an individual demonstrates that the actual return is lower than the deemed return, only the actual return should be taxed under the regime for savings and investments. The Dutch Counterevidence Act also prescribes the method by which the actual return should be determined.
The deemed or actual return on savings and investments is taxed at a rate of 36%.
Corporate and Individual Income Tax — Non-Residents of the Netherlands
If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the Expro N.V. Common Shares and gains realized upon the exercise of the Withdrawal Right with respect to the Expro N.V. Common Shares or the exchange of Expro N.V. Common Shares under the Luxembourg Merger, unless:
(a)
the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Expro N.V. Common Shares are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or has a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the Expro N.V. Common Shares are attributable. This income is and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25.8% (rate for 2026);

(b)
the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Expro N.V. Common Shares are attributable, or (2) realizes income or gains with respect to the Expro N.V. Common Shares that qualify as income from miscellaneous activities in the Netherlands which includes activities with respect to the Expro N.V. Common Shares that exceed regular, active portfolio management, or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the Expro N.V. Common Shares are attributable. Income and gains derived from the Expro N.V. Common Shares as specified under (1) and (2) by an individual are subject to individual income tax at progressive rates up to a maximum rate of 49.50% (rate for 2026).

Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on savings and investments (as described above under “— Material Dutch Tax Consequences of the Luxembourg Merger — Corporate and Individual Income Tax — Residents of the Netherlands”).
Gift and Inheritance Tax
No Dutch gift or inheritance tax will be due by an Expro N.V. shareholder in respect of or in connection with the Luxembourg Merger.
Value Added Tax
No Dutch value added tax will be payable by a holder of Expro N.V. Common Shares in respect of or in connection with the Luxembourg Merger.
Other Taxes and Duties
No Dutch registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable in the Netherlands by a holder of Expro N.V. Common Shares in respect of or in connection with the Luxembourg Merger.

Material Dutch Tax Consequences on the Ownership of Expro Cayman Ordinary Shares Received in the Transaction
Dividend Withholding Tax
All payments made by Expro Cayman under the Expro Cayman Ordinary Shares may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.
Corporate and Individual Income Tax — Residents of the Netherlands
If a holder of Expro Cayman Ordinary Shares is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the Expro Cayman Ordinary Shares are attributable, income derived from the Expro Cayman Ordinary Shares and gains realised upon the redemption or disposal of the Expro Cayman Ordinary Shares are generally taxable in the Netherlands (at up to a maximum rate of 25.8%).
If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the Expro Cayman Ordinary Shares and gains realised upon the redemption or disposal of the Expro Cayman Ordinary Shares are taxable at the progressive rates (at up to a maximum rate of 49.50%) under the Dutch Income Tax Act 2001( Wet inkomstenbelasting), if:
(a)
the individual is an entrepreneur (ondernemer) and has an enterprise to which the Expro Cayman Ordinary Shares are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the Expro Cayman Ordinary Shares are attributable; or

(b)
such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the Expro Cayman Ordinary Shares that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to a holder of Expro Cayman Ordinary Shares that is an individual, taxable income with regard to the Expro Cayman Ordinary Shares must in principle be determined on the basis of a deemed return on savings and investments (sparen en beleggen). This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 59,357 in 2026). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis by a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis, with separate deemed return percentages for savings (banktegoeden), other investments (overige bezittingen) and debts (schulden). As of 1 January 2026, the percentage for other investments, which include the Expro Cayman Ordinary Shares, is set at 6.00%.
However, on 19 July 2025, the Dutch Counterevidence Act (Wet tegenbewijsregeling box 3) entered into force with retroactive effect. The Dutch Counterevidence Act codifies case law of the Dutch Supreme Court (Hoge Raad), in which the Dutch Supreme Court ruled that the system of taxation based on a ‘deemed return’ with respect to an individual’s savings and investments contravenes Section 1 of the First Protocol to the European Convention on Human Rights, in combination with Section 14 of the European Convention on Human Rights, if the deemed return applicable to the savings and investments exceeds the actual return in the relevant calendar year. The Dutch Counterevidence Act provides that, if an individual demonstrates that the actual return is lower than the deemed return, only the actual return should be taxed under the regime for savings and investments. The Dutch Counterevidence Act also prescribes the method by which the actual return should be determined.
The deemed or actual return on savings and investments is taxed at a rate of 36%.

Corporate and Individual Income Tax — Non-Residents of the Netherlands
If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the Expro Cayman Ordinary Shares and gains realised upon the redemption or disposal of the Expro Cayman Ordinary Shares, unless:
(a)
the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the Expro Cayman Ordinary Shares are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the Expro Cayman Ordinary Shares are attributable.

This income is subject to Dutch corporate income tax at up to a maximum rate of 25.8%.
(b)
the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Expro Cayman Ordinary Shares are attributable, or (2) realizes income or gains with respect to the Expro Cayman Ordinary Shares that qualify as income from miscellaneous activities in the Netherlands which include activities with respect to the Expro Cayman Ordinary Shares that exceed regular, active portfolio management.(normaal actief vermogensbeheer), or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the Expro Cayman Ordinary Shares are attributable.

Income derived from the Expro Cayman Ordinary Shares as specified under (1) and (2) by an individual is subject to individual income tax at progressive rates up to a maximum rate of 49.5%. Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed or actual return on savings and investments (as described above under “Residents of the Netherlands”).
Gift and Inheritance Tax
Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of the Expro Cayman Ordinary Shares by way of gift by, or on the death of, a holder of Expro Cayman Ordinary Shares, unless:
(a)
the holder of the Expro Cayman Ordinary Shares is, or is deemed to be, resident in the Netherlands for the purpose of the relevant provisions; or

(b)
the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands for the purpose of the relevant provisions.

Value Added Tax
In general, no value added tax will arise in respect of a cash payment made in respect of the Expro Cayman Ordinary Shares or in respect of a transfer of the Expro Cayman Ordinary Shares.
Other Taxes and Duties
No Dutch registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable by a holder in respect of or in connection with the holding or transfer of the Expro Cayman Ordinary Shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax consequences to the Holders (as defined below) of Expro N.V. Common Shares arising from the consummation of the Mergers and the ownership and disposition of Expro Cayman Ordinary Shares following the Mergers. For purposes of this discussion, a “Holder” is a beneficial owner of Expro N.V. Common Shares immediately prior to the Mergers and who, as a result of owning such Expro N.V. Common Shares, becomes an owner of Expro Cayman Ordinary Shares immediately following the Mergers. The following discussion applies only to Expro N.V. Common Shares and Expro Cayman Ordinary Shares, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes (generally property held for investment).
This discussion is based upon provisions of the Code, existing final and temporary U.S. Treasury regulations (the “Treasury Regulations”), administrative rulings, and judicial decisions, each as in effect on the date of this proxy statement/prospectus, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax consequences described herein. Neither Expro N.V. nor Expro Cayman has sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions or conclusions described in the following summary. Such statements, positions, and conclusions are not free from doubt, and there can be no assurance that the IRS or a court will agree with such statements, positions, and conclusions.
The following discussion is not a comprehensive description of all of the U.S. federal income tax considerations with respect to the Mergers or the ownership of Expro Cayman Ordinary Shares. This summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, or any tax treaties. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to Holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules under the U.S. federal income tax laws, such as:
•
banks, insurance companies, or other financial institutions;

•
tax-exempt or governmental organizations;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•
retirement plans or individual retirement accounts;

•
dealers in securities or foreign currencies;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•
persons deemed to sell Expro N.V. Common Shares or Expro Cayman Ordinary Shares under the constructive sale provisions of the Code;

•
persons that acquired Expro N.V. Common Shares or Expro Cayman Ordinary Shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
persons that hold Expro N.V. Common Shares or Expro Cayman Ordinary Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

•
certain former citizens or long-term residents of the United States; and

•
persons that actually or constructively own (or actually or constructively owned at any time during the five-year period ending on the date of the Mergers) five percent or more of the voting power or value of any class of equity of Expro N.V.

THE TAX CONSEQUENCES TO A HOLDER OF EXPRO N.V. COMMON SHARES ARISING FROM THE CONSUMMATION OF THE MERGERS AND OF OWNING AND DISPOSING OF EXPRO CAYMAN ORDINARY SHARES FOLLOWING THE MERGERS MAY BE COMPLEX AND WILL DEPEND ON SUCH HOLDER’S SPECIFIC SITUATION AND FACTORS NOT WITHIN EXPRO N.V.’S CONTROL. ALL HOLDERS OF EXPRO N.V. COMMON SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holder and Non-U.S. Holder Defined
For purposes of this discussion, a “U.S. Holder” is a Holder that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under the applicable Treasury Regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the Code).

For purposes of this discussion, a “Non-U.S. Holder” is a Holder that is an individual, corporation, estate, or trust for U.S. federal income tax purposes and that is not a U.S. Holder.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Expro N.V. Common Shares or Expro Cayman Ordinary Shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Expro N.V. Common Shares or Expro Cayman Ordinary Shares should consult with their tax advisors regarding the U.S. federal income tax consequences to them arising from the consummation of the Mergers and of owning and disposing of Expro Cayman Ordinary Shares following the Mergers.
Unless otherwise noted in the following discussion, and subject to the limitations, qualifications, and assumptions described herein and set forth in the opinion filed as Exhibit 8.1 hereto, the discussion in this subsection titled “U.S. Federal Income Tax Consequences to Holders of the Redomestication” and the discussion in the subsection titled “U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of Expro Cayman Ordinary Shares” constitute the opinion of Gibson, Dunn & Crutcher LLP, Expro N.V.’s U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law.
U.S. Federal Income Tax Consequences to Holders of the Redomestication
Treatment of the Mergers
Each of Expro N.V., Expro Luxembourg, and Expro Cayman intends that the Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and each of Expro N.V., Expro

Luxembourg, and Expro Cayman intends to report the Mergers consistent with such qualification. However, it is not a condition to Expro N.V.’s obligation, Expro Luxembourg’s obligation, or Expro Cayman’s obligation to complete the Mergers that the Mergers be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and none of Expro N.V., Expro Luxembourg, and Expro Cayman intends to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the Mergers. There can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.
Subject to the limitations, qualifications, and assumptions described herein and set forth in the opinion filed as Exhibit 8.1 hereto, Gibson, Dunn & Crutcher LLP, Expro N.V.’s U.S. counsel, is of the opinion that the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of this discussion assumes that the Mergers will so qualify.
U.S. Holders
This section applies to a Holder that is a “U.S. Holder.”
In General
Unless Expro N.V. was classified as a “passive foreign investment company” (“PFIC”), under the rules described below, at any time during a U.S. Holder’s holding period for its Expro N.V. Common Shares, the material U.S. federal income tax consequences of the Mergers to a U.S. Holder will be as follows:
•
a U.S. Holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of eligible Expro N.V. Common Shares for shares of common stock in Expro Luxembourg pursuant to the Luxembourg Merger;

•
a U.S. Holder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of common stock in Expro Luxembourg for Expro Cayman Ordinary Shares pursuant to the Cayman Merger;

•
the aggregate tax basis of the shares of common stock in Expro Luxembourg received by a U.S. Holder in the Luxembourg Merger will equal the aggregate adjusted tax basis of such U.S. Holder’s eligible Expro N.V. Common Shares exchanged for such common stock in Expro Luxembourg;

•
the aggregate tax basis of the Expro Cayman Ordinary Shares received by a U.S. Holder in the Cayman Merger will equal the aggregate adjusted tax basis of such U.S. Holder’s common stock in Expro Luxembourg exchanged for such Expro Cayman Ordinary Shares;

•
the holding period of a U.S. Holder in the common stock in Expro Luxembourg received in exchange for eligible Expro N.V. Common Shares will include the holding period of the Expro N.V. Common Shares exchanged for such common stock in Expro Luxembourg in the Luxembourg Merger; and

•
the holding period of a U.S. Holder in the Expro Cayman Ordinary Shares received in exchange for common stock in Expro Luxembourg will include the holding period of the common stock in Expro Luxembourg exchanged for such Expro Cayman Ordinary Shares in the Cayman Merger.

If a U.S. Holder acquired different blocks of Expro N.V. Common Shares at different times or at different prices, such U.S. Holder’s basis and holding period in its shares of Expro Cayman Ordinary Shares may be determined separately with reference to each such block of Expro N.V. Common Shares. Any such U.S. Holder should consult with its tax advisor regarding the tax bases and holding periods of the particular shares of Expro Cayman Ordinary Shares received in the Mergers.
All Holders of Expro N.V. Common Shares are urged to consult with their tax advisors regarding the application of the PFIC rules to them. Consistent with Expro’s intended reporting position, the remainder of this discussion assumes that Expro N.V. has not been and will not be treated as a PFIC.
Dividend Income Inclusion for Certain U.S. Holders.
Holders of at least 10% of the Expro N.V. Common Shares during the five-year period ending on the date of the Mergers will be required to include in their income the earnings and profits of Expro N.V. and its predecessors that are attributable to their Expro N.V. Common Shares during the time when they owned at least 10% of the Expro N.V. Common Shares. Expro N.V. believes that it had no earnings and profits during the past five years in which it was a controlled foreign corporation, and therefore Expro N.V. believes that no income inclusion will be required for any Holder.
Receipt of Cash Upon the Exercise of Withdrawal Rights
A U.S. Holder who exercises its Withdrawal Rights generally will be treated as having sold such share of Expro N.V. Common Shares for cash. As a result, such U.S. Holder generally will recognize gain or loss equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in its Expro N.V. Common Shares so surrendered. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in the Expro N.V. Common Shares exceeds one year at the effective time of the Mergers. The deductibility of capital losses is subject to limitation.
Information Reporting and Backup Withholding
Information reporting requirements may apply to consideration payable to a U.S. Holder in connection with the Mergers, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Further, the consideration payable to U.S. Holders in connection with the Mergers may be subject to deduction or withholding as required under applicable law. A U.S. Holder may be subject to U.S. backup withholding on any cash payments made pursuant to the Mergers if such holder fails to provide a taxpayer identification number, fails to provide a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to a Holder that is a “Non-U.S. Holder.”
Non-U.S. Holders generally will not be subject to U.S. federal income tax as a result of the Mergers.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES ARISING FROM THE CONSUMMATION OF THE MERGERS TO HOLDERS OF EXPRO N.V. COMMON SHARES, INCLUDING IF EXPRO N.V. WERE TREATED AS A PFIC. ALL HOLDERS OF EXPRO N.V. COMMON SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE U.S. FEDERAL INCOME TAX LAWS (AND ANY POTENTIAL FUTURE CHANGES THERETO) AND ANY OTHER TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS, AND OF ANY INCOME TAX TREATIES.
U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of Expro Cayman Ordinary Shares
U.S. Holders
This section applies to a Holder that is a “U.S. Holder.”
Distributions with Respect to Common Stock
If Expro Cayman makes distributions of cash or other property to U.S. Holders of Expro Cayman Ordinary Shares, subject to the PFIC rules discussed below, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the current or accumulated earnings and profits of Expro Cayman, as determined under U.S. federal income tax principles. Distributions in excess of the current and accumulated earnings and profits of Expro Cayman will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Expro Cayman Ordinary Shares, and such return of capital will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Expro Cayman Ordinary Shares. Any remaining portion of the distribution will be treated as gain from the sale or exchange of Expro Cayman Ordinary Shares and will be treated as described below in the section entitled “Gain or Loss on Sale, Exchange, or Other Taxable Disposition of Expro Cayman Ordinary Shares.”
Any portion of a distribution that is treated as a dividend paid to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes will not be eligible for the dividends received deduction generally allowed to U.S. corporations and may be subject to the “extraordinary dividend” provisions of the Code (which could cause a reduction in the tax basis of such corporate U.S. Holder’s shares of Expro Cayman Ordinary Shares and increase the amount of gain or decrease the amount of loss recognized by such U.S. Holder in connection with a disposition of its shares). Distributions treated as dividends paid to a non-corporate U.S. Holder generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the applicable long-term capital gains rate, provided that Expro Cayman Ordinary Shares are readily tradable on an established securities market in the United States (such as the NYSE) and certain holding period and other requirements are met, including that Expro Cayman is not classified as a PFIC during the taxable year in which the dividend is paid or a preceding taxable year. A lower rate of income tax may also apply to dividends under a comprehensive income tax treaty with the United States. If such requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders should consult with their tax advisors regarding the availability of the lower preferential tax rate for qualified dividend income for any dividends paid with respect to Expro Cayman Ordinary Shares.
Distributions treated as dividends paid with respect to Expro Cayman Ordinary Shares will generally be treated as “passive category income” or, in the case of certain types of U.S. Holders, “general category income,” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. U.S. Holders should consult their tax advisors regarding the availability of, and limitations on, any foreign tax credits arising with respect to their Expro Cayman Ordinary Shares.
Gain or Loss on Sale, Exchange, or Other Taxable Disposition of Expro Cayman Ordinary Shares
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange, or other taxable disposition of its Expro Cayman Ordinary Shares in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale, exchange, or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in its Expro Cayman Ordinary Shares so disposed of. A U.S. Holder’s adjusted tax basis in its shares of Expro Cayman Ordinary Shares generally will equal the U.S. Holder’s adjusted tax basis in such shares immediately following the Mergers (as further described in the fourth bullet point under the section entitled “U.S. Federal Income Tax Consequences to Holders of the Redomestication — Treatment of the Mergers,” above) less any distributions on such Expro Cayman Ordinary Shares paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the shares of Expro Cayman Ordinary Shares disposed of is greater than one year at the time of the sale, exchange or other taxable disposition. See the sixth bullet point under this section entitled “U.S. Federal Income Tax Consequences to Holders of the Redomestication — Treatment of the Mergers,” above. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
PFIC Rules
Expro N.V. is an exempted company incorporated under the laws of the Cayman Islands that is expected to be treated as a non-U.S. corporation for U.S. federal income tax purposes and is not expected to be treated as a U.S. corporation under the “anti-inversion” rules of Section 7874 of the Code or otherwise.

Adverse and burdensome U.S. federal income tax rules and consequences apply to U.S. Holders that hold shares in a non-U.S. corporation that is or was classified as a PFIC for U.S. federal income tax purposes during any taxable year in which such U.S. Holder held shares in such non-U.S. corporation. In general, Expro Cayman would be treated as a PFIC with respect to a particular U.S. Holder in any taxable year in which, after applying certain look-through rules, either:
•
at least 75% of its gross income for such taxable year, including its pro rata share of the gross income of any corporation in which Expro Cayman is considered to own at least 25% of the shares by value, consists of passive income, which generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets; or

•
at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which Expro Cayman is considered to own at least 25% of the shares by value, produce or are held for the production of passive income.

If Expro Cayman were treated as a PFIC for any taxable year in which a U.S. Holder held Expro Cayman Ordinary Shares, a U.S. Holder generally would be subject to special rules resulting in increased tax liability with respect to (i) any “excess distribution” (generally, the portion of any dividends received by the U.S. Holder on its Expro Cayman Ordinary Shares during a taxable year in excess of 125% of the average annual dividends received by the U.S. Holder during the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for its Expro Cayman Ordinary Shares), and (ii) any gain realized on the sale, exchange, or other disposition of Expro Cayman Ordinary Shares. In addition, with certain exceptions (including an exception for shareholders owning stock with a value not greater than $25,000 in the case of individual filers and $50,000 in the case of joint return filers), the U.S. Holder would be required to file an annual report on Form 8621 with the IRS. Under these special rules:
•
the U.S. Holder’s excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period for its Expro Cayman Ordinary Shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder received the excess distribution or realized the gain, or to the portion of the U.S. Holder’s holding period prior to the first day of Expro Cayman taxable year for which Expro Cayman was a PFIC, would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years (or portions thereof) in such U.S. Holder’s holding period would be subject to tax at the highest statutory rate of tax in effect for such year under Section 1 of the Code or Section 11 of the Code, whichever applies to such U.S. Holder, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

No definitive guidance has been provided on how to apply these provisions in the case of a U.S. Holder that acquires stock in a non-U.S. corporation in a stock-for-stock exchange, as will be the case with the U.S. Holders who will, pursuant to the Mergers, acquire common stock in Expro Luxembourg and Expro Cayman Ordinary Shares in exchange for Expro N.V. Common Shares. In addition, no definitive guidance has been provided on how the PFIC rules would apply while a U.S. Holder owns Expro Cayman Ordinary Shares in the event that Expro N.V. were determined to have been a PFIC during such U.S. Holder’s period of ownership of Expro N.V. Common Shares.
A U.S. Holder would be subject to different rules if the U.S. Holder were to make an election to treat Expro Cayman as a “Qualified Electing Fund” (a “QEF” election) or were to make a “mark-to-market” election with respect to its Expro Cayman Ordinary Shares.
The PFIC status of Expro Cayman for the current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Because PFIC status depends, among other things, upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that Expro Cayman will not be considered to be a PFIC for the current or any future taxable year and Expro Cayman is not representing to any person that it will not be treated as a PFIC for the current taxable year or any future taxable years.

THE PFIC RULES (INCLUDING THE RULES WITH RESPECT TO THE QEF ELECTION AND THE MARK-TO-MARKET ELECTION AND THE APPLICATION OF THE RULES FOLLOWING STOCK-FOR-STOCK EXCHANGES) ARE VERY COMPLEX AND ARE NOT DESCRIBED COMPLETELY IN THIS SUMMARY. U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.
Backup Withholding and Information Reporting
Dividends paid to U.S. Holders with respect to Expro Cayman Ordinary Shares and proceeds from the sale, exchange, or other disposition of Expro Cayman Ordinary Shares may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in Expro Cayman constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult with their tax advisors regarding the foreign financial asset and other reporting obligations and the application of such obligations to their ownership of Expro Cayman Ordinary Shares.
Non-U.S. Holders
This section applies to a Holder that is a “Non-U.S. Holder.”
Non-U.S. Holders generally will not be subject to U.S. federal income tax in respect of their ownership of Expro Cayman Ordinary Shares. Under certain circumstances, a Non-U.S. Holder may be subject to U.S. federal income tax in respect of such ownership, which circumstances include, but are not limited to, a Non-U.S. Holder recognizing income from its ownership of Expro Cayman Ordinary Shares that is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (or, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). Non-U.S. Holders should consult with their tax advisors to determine whether their ownership of Expro Cayman Ordinary Shares will be subject to U.S. federal income tax and any resulting tax consequences.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF EXPRO N.V. COMMON SHARES OF THE MERGERS AND OF OWNING AND DISPOSING OF EXPRO CAYMAN ORDINARY SHARES FOLLOWING THE MERGERS. ALL HOLDERS OF EXPRO N.V. COMMON SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS AND OF OWNING AND DISPOSING OF EXPRO CAYMAN ORDINARY SHARES FOLLOWING THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF THE U.S. FEDERAL INCOME TAX LAWS (AND ANY POTENTIAL FUTURE CHANGES THERETO) AND ANY OTHER TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AND OF ANY INCOME TAX TREATIES.

DESCRIPTION OF EXPRO CAYMAN SHARE CAPITAL
The following description of Expro Cayman’s share capital following completion of the Transaction is a summary. This summary is qualified by the complete text of the Expro Cayman A&R Charter to be in effect upon effectiveness of the Cayman Merger, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. We encourage you to read those documents carefully.
There are differences between Expro N.V.’s Articles of Association and the Expro Cayman A&R Charter as expected to be in effect upon effectiveness of the Cayman Merger, especially relating to changes that are required by Cayman Islands law. For example, certain provisions of Expro Cayman’s Articles of Association were not replicated in the Expro Cayman A&R Charter because Cayman Islands law would not permit such replication. In addition, the Expro Cayman A&R Charter provide for certain other provisions customarily provided with respect to publicly traded Cayman Islands companies. See “Comparison of Rights of Expro N.V. Shareholders and Expro Cayman Shareholders.”
Authorized Share Capital
Expro Cayman will be authorized to issue up to 300,000,000 shares consisting of 250,000,000 ordinary shares of $0.0001 par value each, and 50,000,000 preferred shares of $0.0001 par value each.
Ordinary Shares
Voting Rights.   Each Expro Cayman Ordinary Share will entitle the holder thereof to one vote for each Expro Cayman Ordinary Share held by the holder on all matters subject to vote at general meetings of Expro Cayman. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll in such manner as the chairperson directs, and the result of the poll shall be deemed to be the resolution of the meeting. In the case of an equality of votes, the chairperson of the meeting shall not be entitled to exercise a second or casting vote. Unless specified in the Expro Cayman A&R Charter, or as required by applicable provisions of Cayman Islands law or applicable stock exchange rules, the affirmative vote by ordinary resolutions, being a resolution passed at a general meeting of shareholders by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote at such general meeting, is required to approve any matter voted on by Expro Cayman Shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to the Expro Cayman A&R Charter, being a resolution passed at a general meeting of shareholders by a majority of at least two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at such general meeting of Expro Cayman.
Cumulative Voting.   Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Expro Cayman A&R Charter will not provide for cumulative voting.
Dividends.   The holders of Expro Cayman Ordinary Shares are entitled to such dividends as may be declared by the Expro Cayman Board subject to the Expro Cayman A&R Charter and Cayman Islands law. Subject to any rights and restrictions for the time being attached to any shares, the directors of Expro Cayman may from time to time declare and pay interim dividends or recommend final dividends in accordance with the respective rights of shareholders if it appears to them that they are justified by Expro Cayman’s financial position and that such dividends may lawfully be paid. In addition, Expro Cayman’s shareholders may by ordinary resolutions declare a dividend, but no dividend may exceed the amount recommended by the Expro Cayman Board. No dividend may be declared and paid unless Expro Cayman’s directors determine that, immediately after the payment, Expro Cayman will be able to pay its debts as they become due in the ordinary course of business and Expro Cayman has funds lawfully available for such purpose.
Preemptive Rights, etc.   Expro Cayman shareholders will have no preemptive or other subscription rights, and there will be no sinking fund provisions applicable to Expro Cayman Ordinary Shares.

Preferred Shares
Under the terms of the Expro Cayman A&R Charter, the Expro Cayman Board will have the authority, without shareholder approval except as required by the listing standards of NYSE or applicable law, to issue preferred shares in one or more series. The Expro Cayman Board will have the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares. The rights with respect to a series of preferred shares may be greater than the rights attached to Expro Cayman Ordinary Shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of Expro Cayman Ordinary Shares until the Expro Cayman Board determines the specific rights attached to any preferred shares so issued.
The effect of issuing preferred shares could include, among other things, one or more of the following:
•
restricting dividends in respect of the Expro Cayman Ordinary Shares;

•
diluting the voting power of the Expro Cayman Ordinary Shares or providing that holders of preferred shares have the right to vote on matters as a class;

•
impairing the liquidation rights of the Expro Cayman Ordinary Shares; or

•
delaying or preventing a change of control of our company.

The issuance of preferred shares could adversely affect the voting power of holders of the Expro Cayman Ordinary Shares and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting shares.
Advance Notice Requirements for Shareholder Nominations and Other Proposals
The Expro Cayman A&R Charter includes advance notice provisions that establish procedural requirements for shareholders seeking to bring business before, or to nominate directors for election at, general meetings of shareholders.
With respect to annual general meetings, shareholder nominations and other business proposals may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by a shareholder of record entitled to vote at the meeting who complies with the advance notice and information requirements set forth in the Expro Cayman A&R Charter.
With respect to extraordinary general meetings, nominations of directors may generally be made only if such matters are specified in the Company’s notice of meeting or, in certain circumstances, by shareholders who properly request the meeting or otherwise comply with the applicable notice procedures set forth in the Expro Cayman A&R Charter.
To be timely, a shareholder’s notice must be delivered within specified time periods prior to the meeting and must include certain information regarding the proposing shareholder, any beneficial owner for whom the shareholder is acting and, in the case of director nominations, the proposed nominee. These provisions are designed to allow the Expro Cayman Board adequate time to evaluate proposals and nominees and to facilitate the orderly conduct of shareholder meetings.
Extraordinary General Meetings of Shareholders
Under the Expro Cayman A&R Charter, general meetings of shareholders other than annual general meetings are referred to as extraordinary general meetings.
Extraordinary general meetings may be called by the Expro Cayman Board at any time. In addition, shareholders holding not less than 25% of the voting power of Expro Cayman’s outstanding shares entitled to vote on the relevant matter may require Expro Cayman to call an extraordinary general meeting by complying with specified procedural and informational requirements. If the Expro Cayman Board does not call such a meeting within the period prescribed by the Expro Cayman A&R Charter, the requesting shareholders may themselves convene the meeting in accordance with the Expro Cayman A&R Charter.
These provisions may limit the ability of shareholders holding less than the specified ownership threshold to call extraordinary general meetings.
Shareholder Action by Written Consent
The Expro Cayman A&R Charter permits shareholders to act by written resolution without holding a general meeting (whether an annual general meeting or an extraordinary general meeting) only if all shareholders entitled to vote on the matter consent in writing. As a result, shareholders may take action by written consent only by unanimous approval. This requirement may have the effect of limiting the ability of shareholders to act outside of a duly convened general meeting.
Anti-Takeover Provisions
The Expro Cayman A&R Charter contains provisions that may have the effect of discouraging, delaying or preventing a change of control or unsolicited acquisition proposals that shareholders might consider favorable. These provisions include, among others, restrictions on Expro Cayman engaging in certain business combinations with an “interested member” (generally defined as a shareholder owning a specified percentage of Expro Cayman’s voting power) for a period of three years following the time such shareholder becomes an interested member, unless specified conditions are satisfied, including approval by the Expro Cayman Board or by a supermajority of disinterested shareholders. In addition, Expro Cayman’s ability to issue preferred shares, the advance notice provisions described above and other governance provisions applicable to annual general meetings and extraordinary general meetings may have the effect of delaying or preventing changes in control or changes in the composition of the Expro Cayman Board.
Director Vacancies
Under the Expro Cayman A&R Charter, vacancies on the Expro Cayman Board, including newly created directorships, may be filled by the remaining directors or by shareholders. A director may be appointed by ordinary resolution of shareholders at a general meeting (including an annual general meeting or an extraordinary general meeting) or by the Board, subject to any maximum number of directors fixed by the Expro Cayman Board. The ability of the Expro Cayman Board to fill vacancies between shareholder meetings may have the effect of enabling the Expro Cayman Board to maintain continuity of management and control.
Rights of Non-Resident or Foreign Shareholders
There will be no limitations imposed by the Expro Cayman A&R Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there will be no provisions in the Expro Cayman A&R Charter governing the ownership threshold above which shareholder ownership must be disclosed.
Limitation of Liability and Indemnification Matters
The Expro Cayman A&R Charter provides that, to the extent permitted by law, Expro Cayman shall indemnify each existing or former director (including alternate director), secretary and other officer of Expro Cayman (including an investment adviser or an administrator or liquidator) and their personal representatives against:
(a)
all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of Expro Cayman’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)
without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Expro Cayman or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.
No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty, willful default or fraud.
To the extent permitted by the Companies Act, Expro Cayman may make a payment or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of Expro Cayman in respect of any matter identified pursuant to the foregoing provisions on condition that the director (including alternate director), secretary or officer must repay the amount paid by Expro Cayman to the extent that it is ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.
Transfer Agent and Registrar
The transfer agent and registrar for Expro Cayman Ordinary Shares will be Equiniti Trust Company, LLC.

COMPARISON OF RIGHTS OF EXPRO N.V. SHAREHOLDERS AND EXPRO
CAYMAN SHAREHOLDERS
Expro N.V. shareholders will exchange Expro N.V. Common Shares for the merger consideration, ultimately Expro Cayman Ordinary Shares, as part of the Transaction. Expro N.V. is currently a Netherlands limited liability company incorporated under Dutch law, and, upon completion of the Transaction, Expro Cayman will be an exempted company incorporated under the laws of the Cayman Islands.
The following is a summary comparison of the significant differences between:
•
the current rights of Expro N.V. shareholders under Dutch Law and Expro N.V.’s Articles of Association, as amended to date; and

•
the rights of Expro Cayman shareholders under Cayman Islands law and the Expro Cayman A&R Charter, upon effectiveness of the Cayman Merger.

The following summary is not a complete statement of the rights of Expro N.V. shareholders or Expro Cayman shareholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the Dutch Civil Code, the Companies Act and Expro N.V.’s and Expro Cayman’s constituent documents, which Expro N.V. shareholders should read. To see where copies of these documents can be obtained, see “Where You Can Find More Information.”
	Expro N.V.	Expro Cayman
Authorized Capital Stock
Expro N.V.’s authorized share capital consists of €12,000,000 which is divided into 200,000,000 ordinary shares, each with €0.06 nominal value per share.
Under Dutch law, the authorized capital is the maximum capital Expro N.V. may issue without amending the Articles of Association.

Expro Cayman’s authorized share capital will be $30,000 divided into 250,000,000 ordinary shares of $0.0001 par value each and 50,000,000 preferred shares of $0.0001 par value each.
Subject to applicable law, the terms of the Expro Cayman A&R Charter and the rules of any applicable stock exchange and/or regulatory authority, the Expro Cayman Board is authorized to issue ordinary shares and preferred shares in one or more series without shareholder approval.

Dividend Rights
The Expro N.V. Board shall determine which portion of the profits earned in the past financial year shall be reserved and which portion shall be distributed as dividends to the shareholders.
Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the amount of issued and paid-up capital increased by reserves that must be maintained under the law.

Subject to any rights and restrictions for the time being attached to any shares, or as otherwise provided for in the Companies Act and the Expro Cayman A&R Charter, the Expro Cayman directors may resolve to pay interim dividends or recommend final dividends if it appears to them that they are justified by the financial position of Expro Cayman and that such dividends may be lawfully paid.
Except as otherwise provided by the rights attached to any issued and outstanding shares in the capital of Expro Cayman from time to time, all dividends shall be

Expro N.V.	Expro Cayman

Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the issued and paid-up capital plus required legal reserves as apparent from an interim financial statement. This interim financial statement must relate to the state of assets no earlier than the first day of the third month before the month in which the distribution resolution is announced. It shall be prepared using valuation methods generally accepted in business practice, and the amounts to be reserved under the law shall be included. The interim financial statement must be signed by the Directors; if one or more signatures are missing, the reason must be stated. The company shall file the interim financial statement at the trade register within eight days after the day on which the distribution resolution is announced.
The Board may also resolve to make distributions from reserves not required to be maintained by law, subject to the equity requirements. Furthermore, distributions may be made wholly or partly in a form other than cash.
When calculating the distribution per share, shares held by the company in its own capital do not count. In calculating the profit distribution, only the amount of required payments on the nominal value of the shares is counted, although shareholders may unanimously agree to deviate from this.
A shareholder’s claim for distribution lapses after a period of five years.
declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be appointed and paid proportionately to the amount paid up on the shares during the time or part of the time in respect of which the dividend is paid. If a share in the capital of the Expro Cayman is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

	Expro N.V.	Expro Cayman
Number and Qualification of Directors	Expro N.V.’s Board consists of one or more Executive Directors and one or more Non-Executive Directors. The total number of Directors, as well as the number of Executive Directors and Non-Executive Directors, is determined by Expro N.V.’s board.
The minimum number of directors of Expro Cayman shall be one, and the directors shall have the discretion to determine the maximum number of directors from time to time. There is no age limit for directors save that they must be aged at least 18 years.
Directors of Expro Cayman will not be required to hold any shares in Expro Cayman unless determined otherwise by an ordinary resolution of Expro Cayman’s shareholders.

Term of Office	A proposal to appoint a Director shall also state the candidate’s proposed term of office. A Director whose term of office expires is immediately eligible for reappointment.	A director appointed shall hold office until such time as they resign, are removed from office by ordinary resolution of the shareholders of Expro Cayman, or otherwise cease to be eligible to be a director of Expro Cayman, in each case as permitted by the designated stock exchange rules and the rules and regulations of the SEC.
Election of Directors
Directors will be appointed by the general meeting at the proposal of the Expro N.V. Board.
Subject to applicable law, the Expro N.V. Board must observe the terms of the Director Nomination Agreement by and among the Company and the shareholders party thereto, as amended from time to time, for as long as the Company is a party to that agreement. See the section “Transactions with Related Persons — Director Nomination Agreement.”
Directors will be appointed either as an Executive Director or as a Non-Executive Director. Only natural persons may be Non-Executive Directors.

A director may be appointed by ordinary resolution of the shareholders of Expro Cayman, and may be appointed by the directors of Expro Cayman. Any appointment may be to fill a vacancy or as an additional director.
Subject to applicable law, the Expro Cayman Board must observe the terms of the Director Nomination Agreement by and among the Company and the shareholders party thereto, as amended from time to time, for as long as the Company is a party to that agreement. See the section “Transactions with Related Persons — Director Nomination Agreement.”

Removal of Directors	Each Director may be suspended or removed by the general meeting at any time. A resolution of the general meeting to suspend or remove a Director other than pursuant to a proposal by the Expro N.V. Board requires a simple	A director may be removed by ordinary resolution of the shareholders of Expro Cayman.

	Expro N.V.	Expro Cayman
majority of the votes cast. An Executive Director may also be suspended by the Expro N.V. Board. A suspension by the Expro N.V. Board may at any time be discontinued by the general meeting
Vacancies on the Board of Directors	The general meeting shall be free to appoint a Director if the Expro N.V. Board fails to make a proposal within three months of the position becoming vacant.
The office of any director of Expro Cayman shall be vacated if:
(i)   such director gives notice in writing to Expro Cayman that they resign the office of director;
(ii)   such director is prohibited by the law of the Cayman Islands from acting as a director;
(iii)   such director is made bankrupt or makes an arrangement or composition with their creditors generally;
(iv)   such director only held office as a director for a fixed term and such term expires;
(v)   in the opinion of a registered medical practitioner by whom such director is being treated, such director becomes physically or mentally incapable of acting as a director;
(vi)   such director is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);
(vii)   such director is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or
(viii)   without the consent of the other directors, such director is absent from meetings of directors for a continuous period of six months.
A director may be appointed by ordinary resolution of the shareholders of Expro Cayman or may be appointed by the directors

	Expro N.V.	Expro Cayman
of Expro Cayman. Any such appointment may be to fill a vacancy.
Shareholder Ability to Call Special Meetings	One or more Expro N.V. shareholders together representing at least one-tenth of Expro N.V.’s issued share capital (the “Requesting Shareholders”) may request in writing, exactly stating the matters to be discussed, that the Expro N.V. Board convene a general meeting. If the Expro N.V. Board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the Requesting Shareholders are authorized to convene a general meeting. If the Requesting Shareholders represent more than half of the issued capital of Expro N.V., the Requesting Shareholders are authorized to call the general meeting without first having to request the Expro N.V. Board to call such meeting.	Subject to certain exceptions, one or more Expro Cayman shareholders who together own at least 25% of the rights to vote on a given matter or matters to be brought at an extraordinary general meeting (the “Requisitioning Shareholders”) may request in writing that the Expro Cayman Board call such a meeting. Such request must satisfy the procedural and information requirements set forth in the Expro Cayman A&R Charter. If the Expro Cayman Board fails to call such extraordinary general meeting within 30 clear days from the date of receipt of a qualifying request, any of the Requisitioning Shareholders may call an extraordinary general meeting within three months after the end of such 30-clear day period.
Action by Written Consent
Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depositary receipts are issued, (c) there are no persons entitled to the same rights as holders of depositary receipts, (d) the board of directors has been given the opportunity to give its advice on the resolution and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote.
Pursuant to Expro’s Articles of Association, shareholders may not pass resolutions by written consent rather than at a general meeting.
Shareholders of Expro Cayman may pass a resolution in writing without holding a meeting if the following conditions are met: (a) all members entitled to vote are given notice of the resolution as if the same were being proposed at a meeting of members; (b) all members entitled so to vote sign a document or sign several documents in the like form each signed by one or more of those shareholders; (c) the signed document or documents is or are delivered to Expro Cayman including, if Expro Cayman so nominated, by delivery of an electronic record by electronic means to the address specified for that purpose; and (d) such written resolution shall be as effective as if it had been passed at a meeting of the shareholders entitled to vote duly convened and held.

	Expro N.V.	Expro Cayman
Advance Notice Requirements for Shareholder Nominations and Other Proposals
The agenda shall contain such business as may be placed thereon by the Expro N.V. Board.
The agenda shall also include any matter, the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by Dutch law, which is currently set at three percent. The request to consider such matter should have been received by Expro no later than on the 60th day prior to the day of the meeting accompanied by a statement containing the reasons for the request. The general meeting shall not resolve on any items other than those included in the agenda.
The agenda for the annual general meeting of shareholders shall contain, among other items, items placed on the agenda in accordance with Dutch law and Expro N.V.’s Articles of Association, the consideration of the annual report, the discussion and adoption of Expro’s annual accounts, Expro’s policy regarding dividends and reserves and the proposal to pay a dividend (if applicable), proposals relating to the composition of the Expro N.V. Board, including the filling of any vacancies on the Board, the proposals placed on the agenda by the Board, including but not limited to a proposal to grant discharge to the members of the Board during the financial year, together with the items proposed by shareholders in accordance with provisions of Dutch law and Expro’s Articles of Association.

The Expro Cayman A&R Charter includes advance notice provisions that establish procedural requirements for shareholders seeking to bring business before, or to nominate directors for election at, general meetings of shareholders.
With respect to annual general meetings, shareholder nominations and other business proposals may be made only (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Expro Cayman Board or (iii) by a shareholder of record entitled to vote at the meeting who complies with the advance notice and information requirements set forth in the Expro Cayman A&R Charter.
With respect to extraordinary general meetings, nominations of directors may generally be made only if such matters are specified in the Company’s notice of meeting or, in certain circumstances, by shareholders who properly request the meeting or otherwise comply with the applicable notice procedures set forth in the Expro Cayman A&R Charter.
To be timely, a shareholder’s notice must be delivered within specified time periods prior to the meeting and must include certain information regarding the proposing shareholder, any beneficial owner and, in the case of director nominations, the proposed nominee. These provisions are designed to allow the Expro Cayman Board adequate time to evaluate proposals and nominees and to facilitate the orderly conduct of shareholder meetings.

Amendments of Articles	Upon the proposal of the Expro N.V. Board, the general meeting may resolve to amend the Articles of Association. The full proposal of the amendment to the Articles of	Pursuant to the Companies Act and the Expro Cayman A&R Charter, Expro Cayman may by special resolution (which has the meaning given to the term in the Companies Act) alter or amend the

	Expro N.V.	Expro Cayman
	Association must be available at Expro’s offices from the day of the convocation of the general meeting of Expro’s shareholders until the close of the same for inspection by shareholders and holders of depositary receipts issued with the cooperation of the company.	articles of association in whole or in part.
Quorum
There is no general quorum requirement under Dutch law.
However, the Articles of Association do contain certain quorum-related provisions for specific resolutions:
•
A resolution of the general meeting to deprive a nomination by the Expro N.V. Board of its binding character requires two-thirds of the votes cast, representing more than half of the issued capital.

•
If less than half of the issued capital is represented at the meeting, a resolution to limit or exclude pre-emptive rights requires a majority of at least two-thirds of the votes cast.

•
Resolutions on matters not included in the notice of the meeting, or where the notice period was shorter than required, can only be validly adopted unanimously in a meeting where the entire issued capital is represented.

•
General meetings held outside the Netherlands (i.e., outside Amsterdam or Haarlemmermeer/Schiphol) can only adopt valid resolutions if the entire issued capital is represented.

The quorum consists of: (i) if Expro Cayman has only one shareholder, that shareholder; or (ii) if Expro Cayman has more than one shareholder, one or more shareholders holding shares that represent not less than one-third of the issued and outstanding shares carrying the right to vote at such general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative of proxy, is present.
Indemnification of Directors and Officers	To the fullest extent permissible by law, Expro N.V. shall indemnify and reimburse for, and hold harmless against, each officer and former officer, Director and former Director (including former members of Expro’s Board) (and, in case an officer or Director is not a natural person, its affiliates, shareholders, members, directors,	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime

Expro N.V.	Expro Cayman

supervisory directors, managers, officers, partners, employees and representatives) (together the “Indemnified Persons”): (i) any and all liabilities, claims, judgments, fines and penalties incurred by an Indemnified Person as a result of any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative in relation to any act or omission in or related to his or her capacity as Indemnified Person; and (ii) any expenses (including reasonable attorney’s fees and litigation costs) incurred by an Indemnified Person in connection with the legal action.
An Indemnified Person will not be held harmless, indemnified and reimbursed if and to the extent: (i) a Dutch court has made a final and binding judgment that the act or omission of the Indemnified Person can be characterized as willful misconduct (opzet), willful recklessness (bewuste roekeloosheid) or serious culpability (ernstige verwijtbaarheid); and/or (ii) the costs or the loss of the Indemnified Person is covered by insurance and the insurer has compensated him or her for the costs or loss.
In addition to the indemnification rights described above under “— Limitation of Personal Liability of Directors,” Expro may enter into indemnification agreements with Indemnified Persons providing for indemnification to the fullest extent permitted by the law of the Netherlands, as from time to time in effect.
Expro may also take out liability insurance for the benefit of the Indemnified Persons.

or of the director’s own fraud, dishonesty, willful default or willful neglect.
The Expro Cayman A&R Charter provides that, to the extent permitted by law, Expro Cayman shall indemnify each existing or former director (including alternate director), secretary and other officer of Expro Cayman (including an investment adviser or an administrator or liquidator) and their personal representatives against:
(i)   all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of Expro Cayman’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and
(ii)   without limitation to paragraph (i) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Expro Cayman or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.
No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty, willful default or fraud.
To the extent permitted by the Companies Act, Expro Cayman may make a payment or agree to make a payment, whether by way

	Expro N.V.	Expro Cayman
of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of Expro Cayman in respect of any matter identified pursuant to the foregoing provisions on condition that the director (including alternate director), secretary or officer must repay the amount paid by Expro Cayman to the extent that it is ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.
Certain Business Combination Restrictions	Neither Dutch law nor Expro’s Articles of Association specifically prevents business combinations with interested shareholders. Under Dutch law various protective measures are as such possible and admissible, within the boundaries set by Dutch case law and Dutch law, in particular the Dutch Corporate Governance Code	The Expro Cayman A&R Charter contains restrictions on Expro Cayman engaging in certain business combinations with an “interested member” (generally defined as a shareholder owning a specified percentage of Expro Cayman’s voting power) for a period of three years following the time such shareholder becomes an interested member, unless specified conditions are satisfied, including approval by the Expro Cayman Board or by a supermajority of disinterested shareholders.
Shareholder Suits	If a third party is liable to a Dutch company, under Dutch law generally shareholders do not have the right to bring an action on behalf of the company or bring an action on their own behalf to recover damages sustained as a result of a decrease in value, or loss of an increase in value, of their stock. Only in the event that the cause for the liability of such third party to the company also constitutes a tortious act directly against such shareholder and the damages sustained are permanent may that shareholder have an individual right of action against such third party on its own behalf to recover such damages. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an
In most cases, Expro Cayman will be the proper plaintiff in any claim based on a breach of duty owed to Expro Cayman, and a claim against (for example) Expro Cayman’s directors and officers usually may not be brought a shareholder. However, based on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•
a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•
the act complained of, although not beyond the scope of the

	Expro N.V.	Expro Cayman
	association whose objective, as stated in its articles of association, is to protect the rights of a group of persons having similar interests may institute a collective action. The collective action cannot result in an order for payment of monetary damages but may result in a declaratory judgment (verklaring voor recht), for example, declaring that a party has acted wrongfully or has breached fiduciary duty. The foundation or association and the defendant are permitted to reach (often on the basis of such declaratory judgment) a settlement, which provides for monetary compensation of damages. A designated Dutch court may declare the settlement agreement binding upon all the injured parties whereby an individual injured party will have the choice to opt-out within the term set by the court (at least three months). Such individual injured party may also individually institute a civil claim for damages within the aforementioned term.	authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or • those who control the company are perpetrating a “fraud on the minority.”
Rights of Inspection
The Expro N.V. Board provides all information required by Dutch law at the general meeting of shareholders and makes the information available to individual shareholders at Expro’s office with copies available upon request.
The part of Expro’s shareholders’ register kept in the Netherlands is available for inspection by the shareholders.
The Expro Cayman Board will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of Expro Cayman will be open to the inspection by Expro Cayman shareholders not being directors, and no Expro Cayman shareholder (not being a director) will otherwise have any right of inspecting any account or book or document of Expro Cayman except as required by the Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting Expro Cayman) or authorized by the Expro Cayman Board or by Expro Cayman shareholders by ordinary resolution.

ITEM FOUR — ELECTION OF DIRECTORS
The Expro N.V. Board has nominated the following individuals for election to the Expro N.V. Board, with a term beginning on June 10, 2026, to serve until the earlier of Expro N.V.’s 2027 annual meeting of shareholders or the completion of the Luxembourg Merger or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:
Robert W. Drummond
Michael Jardon
Eitan Arbeter
Lisa L. Troe
Brian Truelove
Frances M. Vallejo
Eileen G. Whelley
Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management — Directors and Executive Officers.”
The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Board recommends.
The affirmative vote of a simple majority of the votes cast at the annual meeting is required to elect each director nominated.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

ITEM FIVE — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Company is asking its shareholders to provide advisory, non-binding approval of the compensation paid to its Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement/prospectus (the “CD&A”), and the compensation tables and narrative discussion that follow such section, as required pursuant to Section 14A of the Exchange Act. The Board recognizes that executive compensation is an important matter for the Company’s shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement/prospectus.
As described in detail in the CD&A section of this proxy statement/prospectus, the Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. The Company periodically reevaluates whether its compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.
As described in the CD&A, the Company believes its compensation program is effective, appropriate and strongly aligned with the long-term interests of its shareholders and that the total compensation package provided to its Named Executive Officers is reasonable and not excessive. As you consider this Item Five, the Company urges you to read the CD&A section of this proxy statement/prospectus for additional details on executive compensation, including information about compensation philosophy and objectives and the past compensation of the Company’s Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement/prospectus.
As a non-binding advisory vote, Item Five is not binding on the Board, will not overrule any decisions made by the Board or require the Board to take any specific action. Although the vote is non-binding, the Board and the members thereof responsible for setting executive compensation value the opinions of the shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s Named Executive Officers. In particular, to the extent there is any significant vote against the Company’s Named Executive Officers’ compensation as disclosed in this proxy statement/prospectus, the Company will consider its shareholders’ concerns, and the Board will evaluate whether any actions are necessary to address those concerns.
Text of the Resolution to be Adopted
The Company is asking shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required
The affirmative vote of a simple majority of the votes cast is required for approval of Item Five.
THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM SIX — ADOPTION OF ANNUAL ACCOUNTS FOR 2025
At the Annual Meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2025 (the “Annual Accounts”), as required under Dutch law and the Articles of Association.
The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Title 9, Book 2 of the Dutch Civil Code and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The Annual Accounts contain certain disclosures not required under U.S. GAAP and there are differences between IFRS and US GAAP.
A copy of the Annual Accounts can be accessed through the Company’s website, www.expro.com, and may be obtained free of charge by request to the Company’s principal executive offices at 1311 Broadfield Blvd., Suite 400, Houston, TX 77084 Attn: Investor Relations.
A representative of Deloitte Accountants B.V., who has audited the Company’s Annual Accounts, will be available, either in person or telephonically, to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.
The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM SEVEN — DISCHARGE OF MEMBERS OF THE BOARD
Under Dutch law, at the Annual Meeting shareholders may discharge the members of the Board from liability in respect of the exercise of their duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of the Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.
It is proposed that the shareholders resolve to discharge the members of the Board from liability in respect of the exercise of their duties during 2025.
The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to approve the discharge from liability of the members of the Board.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD FROM LIABILITY FOR 2025.

ITEM EIGHT — APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS
In accordance with Dutch law and the Articles of Association, the Company will have its Dutch statutory annual accounts (prepared in accordance with IFRS) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Board proposes to appoint Deloitte Accountants B.V. as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2026.
The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to appoint Deloitte Accountants B.V. as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2026.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF DELOITTE ACCOUNTANTS B.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2026.

ITEM NINE — RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2026. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2025 was completed by Deloitte & Touche LLP on February 19, 2026.
The Board is submitting the selection of Deloitte & Touche LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of Deloitte & Touche LLP will be available, either in person or telephonically, to respond to appropriate questions at the Annual Meeting if necessary and make a statement if they desire to do so. Also, a representative of Deloitte Accountants B.V., who has audited the Company’s Annual Accounts, will also be available to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Six — Adoption of Annual Accounts for 2025.”
The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of Deloitte & Touche LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2026.

ITEM TEN — AUTHORIZATION OF BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE
In accordance with Dutch law and the Articles of Association, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Board in that respect. Such authorization shall be valid for a period of no longer than 18 months. In the authorization, the general meeting shall state the number of shares that may be acquired (i.e., the total number of shares that may be held as treasury shares, including treasury shares already held pursuant to prior repurchases), how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.
At the annual general meeting in 2025, the Board was granted the authorization to repurchase shares in such way that a maximum of 10% of the issued capital may be repurchased and at a price between $0.01 and 105% of the market price on the NYSE. The authorization was granted for a period of 18 months starting from the date of the 2025 annual meeting.
Therefore, for the Annual Meeting, the Board proposes to authorize the repurchase of shares for any legal purpose under the following same conditions:

i.
the shares may be repurchased up to a total of 10% of the issued share capital (consisting of 122,589,192 shares as of April 6, 2026);

ii.
the shares may only be repurchased at an open market purchase or in a private purchase transaction;

iii.
the shares may only be repurchased at a price between $0.01 and 105% of the market price on the NYSE; and

iv.
the authorization of the Board is valid for a period of 18 months starting from the date of the Annual Meeting.

The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to authorize the Board to repurchase shares for any legal purpose under the relevant conditions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AUTHORIZATION OF THE BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

ITEM ELEVEN — AUTHORIZATION OF BOARD TO ISSUE SHARES FOR ANY LEGAL PURPOSE
At the annual general meeting in 2025, the Board proposed to authorize the Board to issue shares up to 20% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months. The authorization also included the authority to restrict or exclude preemptive rights upon an issue of shares. At the 2025 annual general meeting, the shareholders approved such proposal.
Therefore, for the Annual Meeting, in accordance with customary practice in the Netherlands, the Board proposes to authorize the Board to issue shares for any legal purpose under the following conditions, which authorization also includes the authority to restrict or exclude preemptive rights upon an issue of shares:
the shares may be issued up to a total of 20% of the issued share capital as of the date of the Annual Meeting; and
the authorization of the Board is valid for a period of 18 months starting from the date of the Annual Meeting.
Notwithstanding the foregoing, we expect to propose renewal of this authorization annually at the annual general meetings in subsequent years for as long as our corporate domicile is in the Netherlands. Please be informed that although the previous authorization has been included in the Articles of Association, no amendment to the Articles of Association is necessary to validly authorize the Board to issue shares, as the authorization granted in the Annual Meeting will replace the one included in the Articles of Association.
In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Dutch law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies. If the Transaction is consummated, we do not expect to seek this annual renewal, as the Expro Cayman A&R Charter will provide for authorized but unissued shares, similar to a Delaware corporation.
The affirmative vote of a simple majority of the votes cast at the Annual Meeting is required to approve the Annual Share Issuance Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ANNUAL SHARE ISSUANCE PROPOSAL.

MANAGEMENT
Board Structure
The Company currently has a one-tier board structure. Under the Articles of Association, the Board must consist of one or more executive directors and one or more non-executive directors. Only a non-executive director can serve as Chair of the Board. This structure is customary for Dutch companies. Executive directors are primarily charged with the Company’s day-to-day operations and non-executive directors are primarily charged with the supervision of the performance of the duties of the directors.
The Board exercises oversight of management with the Company’s interests in mind. At the Annual Meeting, the terms of our seven incumbent directors will expire. Assuming the shareholders elect the nominees as set forth in “Item Four — Election of Directors,” the Board will continue to consist of seven members.
Directors and Executive Officers
Set forth below are the names and ages of the director nominees standing for election, as well as the names, ages and positions of the Company’s executive officers. All directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.
All of the director nominees are current directors and were last elected by shareholders at the 2025 annual meeting of shareholders. Mr. Arbeter was appointed pursuant to the Director Nomination Agreement (as defined below).
Name	Age	Position
Robert W. Drummond	65	Chairman of the Board and non-executive director
Michael Jardon	56	President and Chief Executive Officer and executive director
Eitan Arbeter	45	Non-executive director
Lisa L. Troe	64	Non-executive director
Brian Truelove	67	Non-executive director
Frances M. Vallejo	61	Non-executive director
Eileen G. Whelley	72	Non-executive director
Alistair Geddes	63	Chief Operating Officer
Sergio L. Maiworm Jr.	45	Chief Financial Officer
John McAlister	59	General Counsel and Secretary
Steven Russell	58	Chief Technology Officer
Robert W. Drummond.   Mr. Drummond currently serves as Chairman of the Board, a position he has held since May 2024. He has been a director of the Company since May 2017. Prior to October 2021, he served as a supervisory director of the Company, and thereafter, as a non-executive member of the Board. He currently serves as Vice Chairman of the Board of Directors of Patterson-UTI Energy, Inc., an oilfield services company, a position he has held since September 2023. Prior to serving in his current position, Mr. Drummond was President and Chief Executive Officer of NexTier Energy Solutions Inc., f.k.a. Keane Group, Inc., an oilfield services company, from August 2018 until its merger with Patterson-UTI in September 2023. He also served on the Board of Directors of NexTier from August 2018 until September 2023. Prior to that, Mr. Drummond served as President and Chief Executive Officer of Key Energy Services, Inc., an oilfield services company, from March 2016 to May 2018, prior to which he was President and Chief Operating Officer since June 2015. He also served on the Board of Directors of Key Energy Services, Inc. from November 2015 until August 2018. Prior to joining Key, Mr. Drummond was previously employed for 31 years by Schlumberger Limited, where he served in multiple engineering, marketing, operations, and leadership positions throughout North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000. Mr. Drummond began his career in 1984 with Schlumberger. Mr. Drummond is a member of the Society of Petroleum Engineers. Formerly, he served as a member of the Board of Directors of the National Ocean Industries Association, the Energy Workforce & Technology Council and the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization — Newfoundland; and as an advisory board member for each of the University of Alabama College of Engineering Board, University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership. Mr. Drummond received his Bachelor of Science in Mineral/Petroleum Engineering from the University of Alabama in 1983. Mr. Drummond was selected as a director because of his extensive industry and management expertise.
Michael Jardon.   Mr. Jardon currently serves as the Company’s President and Chief Executive Officer and an executive member of the Board, positions he has held since October 2021. Prior to serving in his current positions, he was appointed Chief Executive Officer of Expro Group Holdings International Limited (which was acquired by the Company in October 2021 (“Legacy Expro”)) in April 2016, after five years as Legacy Expro’s Chief Operating Officer. Prior to joining Legacy Expro, he was Vice President Well Testing and Subsea responsible for North and South America at Schlumberger and held senior roles in wireline, completions, well testing and subsea from 1992 until 2008. He held a variety of assignments throughout North America, South America and the Middle East. He spent three years with Vallourec as President of North America, leading the commercial activities across North America, directing global research and development, as well as managing sales and strategy for the region. Mr. Jardon holds a Bachelor of Science degree in Mechanical Engineering and Mathematics from Colorado School of Mines. Mr. Jardon was selected as a director because of his extensive experience and familiarity with Legacy Expro and its affiliates as well as his industry and management expertise.
Eitan Arbeter.   Mr. Arbeter has been a non-executive member of the Board since October 2021. Mr. Arbeter previously served on the Board of Directors of Legacy Expro. He shares portfolio management responsibilities for stressed and distressed credit and certain less liquid multi-strategy portfolios as Portfolio Manager and Partner at Oak Hill Advisors, L.P., a leading alternative investment firm. Mr. Arbeter serves on the Oak Hill Advisors’ investment strategy and several fund investment committees. He has led a number of high-profile restructuring cases and has served on various ad hoc creditor committees, including on several steering committees. Prior to assuming a portfolio management role, Mr. Arbeter spent over 10 years as a senior research analyst. In this time, he had responsibility for Oak Hill Advisors’ distressed investments and covered the consumer products, retail, restaurants, cable and telecommunications industries. Prior to joining Oak Hill Advisors, Mr. Arbeter worked at Bear, Stearns & Co. Inc. in its Global Industrials Group. He currently serves on Board of Trustees for the T. Rowe Price OHA Flexible Credit Income Fund and on the Board of Directors for the Winebow Group. Mr. Arbeter earned a B.B.A, with honors, from the Stephen M. Ross School of Business at the University of Michigan. Mr. Arbeter was selected as a director because of his familiarity with Expro as well as his business acumen and capital markets expertise.
Lisa L. Troe.   Ms. Troe has been a non-executive member of the Board since October 2021. Ms. Troe has been involved in the oil and gas industry since 1980, working in upstream and midstream companies, investing in direct working interests, evaluating transactions and governance practices, and from 2003 to 2014 providing board-level oversight to an exploration and production general partnership. From January 2014 to June 2021, Ms. Troe served as Senior Managing Director of Athena Advisors LLC, an advisory firm she founded to provide public company accounting, disclosure and other compliance expertise in corporate investigations and litigations, and strategic responses to crisis-driven and other business needs. Previously, she served as a Senior Managing Director at FTI Consulting, Inc. and as the Pacific region Regional Chief Enforcement Accountant at the U.S. Securities and Exchange Commission. From February 2014 to June 2023, Ms. Troe was a director of Magnite, Inc. (Nasdaq: MGNI), an advertising technology company. From March 2021 to June 2024, when the company was sold to PE firms, Ms. Troe was a director of HireRight Holdings Corp (formerly NYSE: HRT), a provider of workforce management solutions. From April 2021 to June 2023, she was a director of Stem, Inc. (NYSE: STEM), a provider of clean energy technology.

Ms. Troe served as audit committee chair for each of the preceding three companies. She is a CPA and has a Bachelor of Science degree from the University of Colorado. She is an NACD Certified Director, CERT Certified in Cybersecurity, NACD CERT Certified in Cyber-Risk Oversight, and holds AI certifications. Ms. Troe was selected as a director due to her expertise in public company accounting, financial reporting and corporate governance, as well as her public company director and audit committee experience.
Brian Truelove.   Mr. Truelove has been a non-executive member of the Board since October 2021. He has over 40 years of experience in the global upstream oil and gas industry. From 2018 to October 2021, he served on the Board of Directors of Legacy Expro. Mr. Truelove has also served on the Board of Directors of Bristow Group Inc. since 2019. From 2011 to 2018, he worked for the Hess Corporation, an energy company, most recently as Senior Vice President, Global Services, which included serving as the Chief Information Officer, Chief Technology Officer, and leading the Supply Chain/Logistics organization. Prior to assuming this role, he served as Senior Vice President for Hess’ global offshore businesses and prior to that he was Senior Vice President for Global Drilling and Completions. From 1980 through 2010, Mr. Truelove worked for Royal Dutch Shell where he most recently served as Senior Vice President for the Abu Dhabi National Oil Company/NDC on secondment from Shell. Prior to that he led Shell’s global deepwater drilling and completions business. During his time with Hess and Shell, Mr. Truelove held leadership positions around the world in drilling and production operations and engineering, asset management, project management, R&D, Health/Safety/Environment, and corporate strategy, amongst others. Mr. Truelove was selected as a director because of his extensive experience in the oil and gas industry and his public company experience.
Frances M. Vallejo.   Ms. Vallejo has been a non-executive member of the Board since May 2023. She is a former executive officer of ConocoPhillips, an independent exploration and production company, where she began her career in 1987. She served as Vice President, Corporate Planning and Development from April 2015 until December 2016 and as Vice President and Treasurer from October 2008 until March 2015. Prior to October 2008, she served as General Manager Corporate Planning and Budgets, Vice President Upstream Planning and Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. Ms. Vallejo currently serves on the board of directors of Coterra Energy Inc, a publicly traded exploration and production company with focused operations in the Permian Basin, Marcellus Shale and Anadarko Basin, since October 2021 and South Bow Corporation, a publicly traded energy infrastructure business, since October 2024. She previously served from February 2021 to November 2023 on the board of directors of Crestwood Equity Partners LP, a publicly traded master limited partnership that owned and operated oil and gas midstream assets located primarily in the Bakken Shale, Delaware Basin and Powder River Basin before being purchased by Energy Transfer LP. She was a member of the Board of Trustees of Colorado School of Mines from 2010 until 2016 and is Chair of the Colorado School of Mines Foundation Board of Governors. Ms. Vallejo holds a Bachelor of Science in mineral engineering mathematics from Colorado School of Mines and a Master of Business Administration from Rice University, where she was named a Jones Scholar. Ms. Vallejo was selected as a director because of her vast experience in the oil and gas industry and extensive leadership roles in corporate planning, budgeting, and treasury. Ms. Vallejo is a NACD Certified Director and CERT Certified in Cybersecurity Oversight.
Eileen G. Whelley.   Ms. Whelley has been a non-executive member of the Board since October 2021. Ms. Whelley founded EGW Advisors, LLC in January 2019 through which she provides coaching to C-suite executives in the areas of leadership and executive team effectiveness, strategic plan and performance alignment and cultural transformation. She retired from the XL Group, a commercial (re)insurance company, in January 2019, having served as Chief Human Resources Officer, where she was responsible for leading all aspects of Human Resources including leadership development and succession planning, compensation and benefits, diversity and inclusion, cultural transformation and colleague engagement. Prior to joining XL Group in 2012, Ms. Whelley spent five years as Chief Human Resources Officer for the Hartford Financial Services Group, and before that, was at General Electric Company for 17 years where she was a Company officer and held a number of Human Resources leadership roles, including Executive Vice President Human Resources for NBC Universal. Ms. Whelley has expertise in the areas of organizational transformation, executive development and succession planning, leadership effectiveness, acquisition integration and executive compensation. She is a member of the SUNY Research Foundation Board of Directors where she serves as Vice Chair of the Board. Ms. Whelley graduated from SUNY Potsdam with a

BA in Sociology and earned an MA from Bowling Green State University. She was selected as a director due to her experience in management, executive development and human resources.
Alistair Geddes.   Mr. Geddes currently serves as the Company’s Chief Operating Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Geddes served as Chief Operating Officer of Legacy Expro from 2019 until October 2021, responsible for Region Operations, Group Business Development, Group HR and Group HSEQ. He served as Legacy Expro’s Executive Vice President, responsible for Product Lines, Technology and Business Development from 2014 to 2019. He joined Legacy Expro in 2011 as President for Strategy, Resource Development & Support. Prior to joining Legacy Expro, Mr. Geddes held the position of Vice President for the Asia Pacific region for Weatherford. Mr. Geddes has enjoyed a successful 30-year career in the oil and gas industry, having started his career with BP and held senior management roles at Mobil / Exxon Mobil, BG Group and Weatherford International. Mr. Geddes has a BSc in Chemical Engineering from Heriot Watt University, Edinburgh.
Sergio L. Maiworm Jr.   Mr. Maiworm currently serves as the Company’s Chief Financial Officer, a position he has held since June 2025. Prior to joining the Company, Mr. Maiworm served as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Talos Energy Inc., a publicly traded energy company focused on upstream exploration and production, from April 2024 to June 2025, and prior to that, as Senior Vice President and Chief Financial Officer from June 2023 to April 2024. Effective January 6, 2025, Mr. Maiworm was designated and appointed as Interim Co-President of Talos Energy serving under the Office of the Interim Chief Executive Officer until March 1, 2025. Prior to becoming Chief Financial Officer in 2023, Mr. Maiworm served as Vice President of Finance, Investor Relations and Treasurer of Talos Energy from May 2019 to June 2023. Mr. Maiworm joined Talos Energy in April 2018 as Director of Finance and Investor Relations. Prior to joining Talos Energy, Mr. Maiworm was an energy investment banker with Deutsche Bank from September 2015 to April 2018, where he advised clients in the E&P sector on public and private capital raisings and strategic transactions. Before Deutsche Bank, Mr. Maiworm was a Manager in the global Mergers & Acquisitions group of Shell plc based in Houston from October 2013 to September 2015. Previously, Mr. Maiworm served as a Director of Finance at ION Geophysical Corporation and spent over eight years at Transocean Ltd., where he held positions of increasing responsibility in accounting and finance in Houston, Brazil and Switzerland. Mr. Maiworm started his career in the Audit practice of Deloitte & Touche in 2004. Mr. Maiworm earned a B.S. in Business Administration from the Pontificia Universidade Catolica do Rio de Janeiro (PUC-Rio) in Brazil and an M.B.A. from the McCombs School of Business at the University of Texas at Austin. Mr. Maiworm is also a graduate of Harvard Business School’s General Management Program.
John McAlister.   Mr. McAlister currently serves as the Company’s General Counsel and Secretary, a position he has held since October 2021. Prior to serving in his current position, Mr. McAlister was Group General Counsel of Legacy Expro from June 2006 until October 2021. He was appointed to the board of Expro International Group PLC in June 2006 and was appointed as a Director of Expro International Group Holdings Ltd in 2008. Prior to joining Legacy Expro, Mr. McAlister was employed as a solicitor by Clifford Chance before moving to work in the energy sector, holding positions with BG Group PLC, Lattice Group PLC and latterly National Grid PLC. Mr. McAlister holds a BA (Hons) in Law from the University of Kent, graduated from the College of Law in 1992 with First Class Honours and was admitted as a Solicitor of the Senior Courts of England and Wales in 1993.
Steven Russell.   Mr. Russell currently serves as the Company’s Chief Technology Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Russell was the Company’s Senior Vice President, Operations. Prior to that, he served as the Company’s President, Tubular Running Services, from June 2018 through November 2019, and as the Company’s Senior Vice President, Human Resources from May 2017 to June 2018. Prior to joining the Company, Mr. Russell served as Vice President, Human Resources for Archer Ltd., a global oil services company, from January 2011 until May 2017. Previously, Mr. Russell served in a variety of roles for Schlumberger Ltd. Mr. Russell has over 35 years of experience in the oilfield services industry, with an emphasis on strong line management in North America, Europe, Asia, and Russia. Mr. Russell received a Master’s in Chemical Engineering from the Imperial College of Science & Technology in London, England.

Director Nominee Highlights
As presented in the chart below, we believe our Board nominees offer a diverse range of key skills and experiences to provide effective oversight of the Company and create long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. Below is a high-level summary which highlights certain of the Board nominees’ skills, qualifications and experiences and is not intended to be an exhaustive list of each director nominee’s contributions to the Board.
	Drummond	Jardon	Arbeter	Troe	Truelove	Vallejo	Whelley
Demographics
Age	65	56	45	64	67	61	72
Gender	M	M	M	F	M	F	F
Ethnic Diversity (Y/N)	N	N	N	N	N	Y	N
Tenure on This Board (yrs)	8	4	4	4	4	2	4
Total # other Public Board Commitments	1	0	1	0	1	2	0
Compliance
Independent Director	X		X	X	X	X	X
Audit Committee Financial Expert (SEC)				X	X	X
Experience
Public Company CEO	X	X
Public Company CFO
Public Company Senior Executive	X	X		X	X	X	X
Public Company Board Director	X	X	X	X	X	X	X
Audit Committee				X	X	X	X
Compensation Committee	X		X			X	X
Nom/Gov Committee	X			X	X	X	X
Oil and Gas Industry	X	X		X	X	X
International	X	X			X
Expertise*
Finance/Accounting			X	X	X	X	X
Banking						X
Operations	X	X			X
Technology (other than IT), R&D		X			X
IT/Cybersecurity					X
HSE/Risk Management/Audit		X		X	X	X	X
Strategic Planning	X	X	X	X	X	X	X
M&A, Deal Making	X	X	X	X		X	X
HR/Compensation	X	X					X
Legal/Regulatory Affairs				X
Sales/Marketing/Commercial	X	X
Investor Relations	X	X
Supply Chain/Logistics					X
Environmental/Social					X

*
Qualification for Expertise is that the nominee served in a role where they extensively used this expertise. Simply managing the function does not qualify unless a direct role was included.

Director Independence
The Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the

Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers and transactions discussed under “Transactions with Related Persons” below, the Board has affirmatively determined each of Mr. Arbeter, Mr. Drummond, Ms. Troe, Mr. Truelove, Ms. Vallejo and Ms. Whelley have no material relationships with the Company and are independent under the applicable NYSE rules.
Committees of the Board
The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the three committees is composed of independent directors and has the composition and responsibilities described below. The Board may decide in the future to create additional committees.
Audit Committee
The Company’s Audit Committee currently consists of Ms. Troe, Mr. Truelove and Ms. Vallejo, with Ms. Troe serving as the Chair. Each member satisfies the heightened requirements for independence under Rule 10A-3 of the Exchange Act. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in Regulation S-K Item 407(d)(5)(ii) and (iii). The Board has determined that each of Ms. Troe, Mr. Truelove and Ms. Vallejo are an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Company has determined that each of Ms. Troe, Mr. Truelove and Ms. Vallejo are financially literate as defined by the rules and regulations of the NYSE.
The Audit Committee oversees, reviews, acts on and reports to the Board on various auditing and accounting matters, including: the selection of the Company’s independent accountants; the scope of the Company’s annual audits; fees to be paid to the independent accountants; the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. On a quarterly basis, the Audit Committee meetings are typically attended by the Company’s Chief Financial Officer, General Counsel, representatives from its external and internal auditors, and others as necessary and appropriate. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.expro.com.
The Audit Committee is delegated all authority of the Board as may be required or advisable to fulfill its purpose. The Audit Committee may form and delegate some or all of its authority to subcommittees or to its Chair when it deems appropriate. Meetings may, at the discretion of the Audit Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Audit Committee believes to be necessary or appropriate.
If re-elected to the Board, Ms. Troe, Mr. Truelove and Ms. Vallejo will continue to serve on the Audit Committee, with Ms. Troe serving as Chair.
Compensation Committee
The Company’s Compensation Committee currently consists of Mr. Arbeter, Mr. Drummond and Ms. Whelley, with Ms. Whelley serving as the Chair. Each member satisfies the heightened requirements for compensation committee independence set out in Section 303A.02(a)(ii) of the NYSE Manual and Rule 10C-1 of the Exchange Act.
The Compensation Committee oversees, reviews, acts on and reports to the Board on various compensation matters, including: the compensation of the Company’s executive officers and directors; the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report; compensation matters required by Dutch Law; and the discharge of the Board’s responsibilities relating to compensation of the Company’s executive officers and directors. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.expro.com.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purpose. The Compensation Committee may form and delegate some or all of its authority to subcommittees or to its Chair when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. Further, Meridian Compensation Partners, LLC has been engaged by the Compensation Committee to provide advice and recommendations regarding compensation.
If re-elected to the Board, Mr. Arbeter, Mr. Drummond and Ms. Whelley will continue to serve on the Compensation Committee, with Ms. Whelley serving as Chair.
Nominating and Governance Committee
The Company’s Nominating and Governance Committee currently consists of Ms. Troe, Mr. Truelove and Ms. Whelley, with Mr. Truelove serving as the Chair.
The Nominating and Governance Committee oversees, reviews, acts on and reports to the Board on various corporate governance matters, including the selection of director nominees; composition of the Board and its committees; compliance with corporate governance guidelines; enterprise risk management, including risks related to matters including compliance, and information technology and cybersecurity as well as artificial intelligence/AI; annual performance evaluations of the Board and its committees; and succession planning for the Chief Executive Officer. It also oversees management’s effort to increase the Company’s environmental, social and governance related policies and initiatives, including climate- and human capital-related risks. The Company has adopted a Nominating and Governance Committee charter defining the committee’s primary duties, which is available at www.expro.com.
The Nominating and Governance Committee is delegated all authority of the Board as may be required or advisable to fulfill its purpose. The Nominating and Governance Committee may form and delegate some or all of its authority to subcommittees or to its Chair when it deems appropriate. Meetings may, at the discretion of the Nominating and Governance Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Nominating and Governance Committee believes to be necessary or appropriate.
If re-elected to the Board, Ms. Troe, Mr. Truelove and Ms. Whelley will continue to serve on the Nominating and Governance Committee, with Mr. Truelove serving as Chair.
Board and Committee Meetings
During 2025, the Board held five meetings, the Audit Committee of the Board held four meetings, the Compensation Committee of the Board held five meetings, and the Nominating and Governance Committee held four meetings. During 2025, each of the Company’s directors attended at least 75% of the Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the Annual Meeting either in person or telephonically. Six of the seven directors at the time attended the 2025 annual meeting of shareholders either in person or through electronic conferencing and were available to answer questions.
Selection of Director Nominees and Shareholder Participation
The number of members of the Board is determined by the Board. Pursuant to the Articles of Association, directors are appointed by the shareholders voting at the general meeting upon a proposal of the Board. A proposal made by the Board and submitted on time is binding. However, the general meeting may render the proposal non-binding by a resolution to that effect adopted with a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital. Under Dutch law, if a binding proposal for the relevant board seat is made, then that person is deemed elected if no resolution is adopted by the general meeting to render the proposal non-binding. When making a proposal, subject to applicable law, the Board must observe the terms of the Director Nomination Agreement.
Pursuant to the Director Nomination Agreement, Oak Hill Advisors, L.P. currently has the right in respect of one non-executive board seat to designate the person who must be proposed by the Board for appointment provided that it owns at least 10%, but less than 20%, of the Expro N.V. Common Shares outstanding at the closing of the merger of the Company and Legacy Expro in October 2021. Mr. Arbeter was appointed pursuant to this right under the Director Nomination Agreement and will be the Oak Hill Group’s designee at the Annual Meeting.
In evaluating director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and the quality of the Board’s deliberations and decisions. In evaluating directors under its diversity policy, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Board assesses the effectiveness of this policy in connection with its annual evaluation of the Board and its committees.
In order to assist the Board in the director selection process as well as in the selection of Board committee composition, the Nominating and Governance Committee has developed a written matrix of the ideal characteristics and competencies of a public company board of directors, including the best practice compositions for members of an audit committee, compensation committee and nominating and governance committee. The criteria include (i) senior leadership experience, (ii) business development/mergers and acquisition experience, (iii) financial expertise and financial literacy, (iv) public board experience, (v) the number of public boards on which the individual is currently serving, (vi) diversity, (vii) global experience, (viii) industry experience, (ix) operational/manufacturing experience, (x) information technology experience, (xi) brand marketing experience, (xii) independence, (xiii) drilling/service company experience, (xiv) strategy and vision development, (xv) collegiality and respectfulness with regards to the ideas of others, and (xvi) emergency CEO capability.
The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.
Dutch Governance Code and Dutch Law Diversity Requirements and Our Board
Since January 1, 2022, a bill came into effect under Dutch law regarding gender diversity in top management positions of all large N.V. companies irrespective of whether or where they are listed, which is included in article 166 of Book 2 of the Dutch Civil Code (it being noted that additional rules apply to board positions of companies listed on a regulated stock exchange in the Netherlands).
Under this law, the following rules apply:
(i)
A company must set suitable and ambitious targets — in the form of a percentage or number — to ensure a balanced board and group of senior officers/employees (as determined by the company) in terms of gender.

(ii)
A company must prepare a plan to meet those gender targets.

(iii)
Each year, by October 31, a company must report to the Dutch Social Economic Counsel on the number of men and women who are part of the board by the end of the year; a similar report must be made for the group of senior officers/employees for which a gender target applies.

(iv)
As part of its report to the Dutch Social Economic Counsel, a company must also indicate what its targets were, what its plans were to meet those targets and, if applicable, why it failed to meet those targets.

The importance of diversity is recognized by the Company. The Company’s diversity policy is part of the Corporate Governance Guidelines and the Nominating and Governance Committee Charter, which are under regular consideration and review by the Board. The Company’s diversity policy is maintained in compliance with the requirements of the Dutch Corporate Governance Code, which is applicable to the

Company. The Company strives to give appropriate weight to the diversity policy in the selection and appointment process, while taking into account the overall profile and selection criteria for the appointment of suitable candidates.
Although, if the Transaction is completed, the Dutch Corporate Governance Code and Dutch law diversity requirements will no longer apply to us, the Corporate Governance Guidelines confirm that an important component of the Board is diversity. In addition, the Board believes that the Company should strive to take into account a balanced gender representation as much as possible when making nominations for election. If the proposed slate of director nominees is elected at the Annual Meeting, then three of the seven directors (or 42.9%) will be women.
The Company believes that the current composition of the Board, taking into account the knowledge and experience of the current members, is in the best interest of the Company and its businesses. In the future, we will continue to pursue a diverse composition for the Board, although it is not possible to predict when we will be able to fully achieve all targets.
Communications with Directors of the Company
The Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Board, the Chair, the non-employee or independent directors, or any individual director may write to Expro Group Holdings N.V., c/o U.S. Headquarters, Attention: Corporate Secretary — 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:
•
forward the communication to the director or directors to whom it is addressed;

•
refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or

•
not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Board. No member of the Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.
Risk Oversight
The Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the Audit Committee and the Nominating and Governance Committee, but the full Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Nominating and Governance Committee is charged with oversight of risks related to environmental, social and governance matters, including climate- and human capital-related risks, as well as enterprise risk management, and the assessment of enterprise, fraud and strategic risks, including cybersecurity and artificial intelligence/AI risks. The Board supports its oversight responsibility through full reports from the Audit Committee Chair and the Nominating and Governance Committee Chair regarding the respective committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to monitor adherence to policies and procedures and to support the Company’s internal audit function. The Company has an established practice of conducting enterprise risk assessments and fraud risk assessments on a recurring basis, the results of which are reviewed by the Audit Committee, Nominating and Governance Committee and the Board.

Executive Sessions of the Board
The non-management directors have regularly scheduled meetings in executive session. The Chairman of the Board will preside at these meetings. In the event the non-management directors include directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent directors. The Chairman of the Board is responsible for preparing an agenda for the meetings of the independent directors in executive session. If re-elected to the Board, Mr. Drummond will continue to serve as independent Chairman of the Board following the Annual Meeting and will be responsible for preparing the agendas for executive sessions.
Board Leadership Structure
Under Dutch law, only a non-executive director can be the Chairman of the Board. Currently, Mr. Drummond serves as Chairman of the Board, and Mr. Jardon serves as our President, Chief Executive Officer and executive director. If re-elected to the Board, Mr. Drummond will continue to serve as Chairman of the Board following the Annual Meeting. The Board believes this structure promotes increased board independence from management and therefore, leads to better monitoring and oversight.
Annual Performance Evaluation of the Board and Its Committees
The Board conducts an annual self-evaluation to determine whether it is functioning effectively. The self-evaluation process is overseen by the Board, in consultation with the Nominating and Governance Committee. As part of this process, the independent Chairman of the Board will receive comments from each director in response to a distributed questionnaire and will determine whether the Board should discuss the findings.
The Board’s committees also conduct an annual self-evaluation to determine whether the committees are functioning effectively. The self-evaluation process is overseen by the Board. As part of this process, the Chair of each committee will receive comments from each of the committee members in response to a distributed questionnaire and will determine whether the applicable committee or the Board should discuss the findings.
Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers
The Board has adopted a Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Financial Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.expro.com.
Code of Conduct
The Board has adopted a Code of Conduct applicable to the Company’s employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from (for directors and executive officers), this Code of Conduct may be made only by the Board and will be promptly disclosed within four business days following the amendment or waiver, as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Conduct is available on the Company’s website at www.expro.com, and the Company intends to disclose any amendments or waivers to its Code of Conduct via its website.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.expro.com.
Insider Trading Policy; Hedging and Pledging Practices
Our Board has adopted an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of our securities by directors, officers and employees (as well as certain persons related to them). We believe this policy and the procedures that the Company follows are reasonably designed to promote compliance with insider trading and market abuse laws, rules and regulations and the NYSE listing standards. Among other things, the Insider Trading Policy (i) prohibits trading by covered persons in our securities while aware of material, non-public information about the Company or in the securities of another company while aware of material, non-public information about such company gained in the course of working for the Company, and misusing such information, such as by “tipping” or making unauthorized disclosure of material, non-public information and (ii) provides for trading windows and pre-clearance processes that apply to certain covered individuals. The Company’s Insider Trading Policy also prohibits hedging transactions involving Company securities and other transactions involving Company-based derivative securities. “Derivative securities” are defined in the Insider Trading Policy as options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock. Transactions in derivative securities include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, transactions in debt that may be convertible into Company common stock, and writing puts or calls. The Insider Trading Policy does not, however, restrict holding awards such as options, restricted stock, restricted stock units or other derivative securities granted under a Company equity incentive plan. However, exercising and settling any such awards must be done in compliance with the terms of the Insider Trading Policy. The Company’s Insider Trading Policy also prohibits pledging Company securities as collateral, including holding shares in a margin account. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended 2025.

COMPENSATION COMMITTEE REPORT
The Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Board recommended that such Compensation Discussion and Analysis be included in this proxy statement/prospectus and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by the Compensation Committee
Eileen G. Whelley (Chair)
Robert W. Drummond
Eitan Arbeter

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis (this “CD&A”) is intended to provide perspective regarding the Company’s executive compensation program for 2025, and the philosophy, objectives, compensation processes, and key components of compensation established by the Compensation Committee of the Company.
The Company continues to maintain executive compensation programs that reflect positive corporate governance features. Below is a summary of those practices:
What We Do
•
Utilize variable, at-risk performance-based elements to align pay and performance for a large portion of compensation.

•
Maintain stock ownership requirements for officers and non-employee directors.

•
Utilize multiple performance metrics across our short- and long-term incentive plans.

•
Limit maximum payout under our short- and long-term incentive plans.

•
Engage an independent outside consultant to help the Compensation Committee evaluate and monitor our compensation program.

•
Include clawback provisions in key agreements, and maintain policies that allow us to recover all incentive compensation paid to covered employees, including our Named Executive Officers, in the event of an accounting restatement or certain acts of misconduct.

•
Utilize reasonable post-employment and change-in-control provisions that do not allow single-trigger change-in-control payments and do not pay severance in the event of voluntary termination.

•
Annually review all officer compensation opportunities against peer groups.

What We Don’t Do
•
Permit hedging or pledging of Company stock.

•
Provide single trigger post-employment and change-in-control provisions.

•
Maintain individual employment agreements providing cash severance following a termination of employment (other than with respect to an individual agreement with our CEO).

•
Backdate or reprice stock option awards without shareholder approval.

•
Provide tax gross-ups on change-in-control severance and related benefits.

•
Provide excessive perquisites.

Say-on-Pay

We held our last advisory say-on-pay and say-on-frequency votes regarding executive compensation at the Company’s 2025 annual meeting. At that meeting, 98% of the votes cast by our shareholders approved the compensation paid to our Named Executive Officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on April 11, 2025. The Compensation Committee has determined that it is advisable to hold say-on-pay votes annually, and the next advisory say-on-pay vote will occur at this Annual Meeting.

Overview of Executive Compensation and our Compensation Process
Key Objectives of the Company’s Compensation Program
•
attract, motivate, retain and reward employees by offering competitive and flexible compensation and benefits packages

•
promote alignment with our business strategy and shareholder interests by tying a substantial portion of executive pay to performance

•
ensure compliance with applicable law, alignment between metrics and risk, and promotion of global equity and consistency

•
reward long-term profitability

•
discourage excessive risk-taking

These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We intend to annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.
The Compensation Committee has primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Company’s Named Executive Officers. The Compensation Committee’s primary objectives are to set competitive pay practices and to utilize equity compensation to align the incentives of executives of the Company with the interests of shareholders by tying a significant portion of compensation directly to performance.
As a result of the decisions of the Company’s Compensation Committee, the compensation of the Company’s Named Executive Officers consisted primarily of the following items, which are described in greater detail in the sections below:
•
base salary;

•
annual cash incentive awards;

•
equity-based long-term incentive compensation (comprised of both performance-based equity awards and time-based vesting equity awards); and

•
severance benefits for certain terminations of employment.

Independent Compensation Consultant
To ensure the Company continues to meet its compensation objectives as a public company, we work with Meridian Compensation Partners, LLC (“Meridian”) and use market data to develop an understanding of the current compensation practices among peers and to ensure that our executive compensation program is appropriately benchmarked against peers within the industry.
Under its charter, the Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. While we believe that retaining third-party consultants is an efficient way to remain informed about competitive compensation practices, the advice of outside professionals is just one of many factors the Compensation Committee considers. Most importantly, we design and adjust our compensation program to address the program’s intended objectives.
In 2025, the Compensation Committee retained Meridian for advice regarding the executive and outside director compensation matters. The Committee engaged and managed its relationship with Meridian directly, and Meridian reported directly to the Committee. Outside of providing advisory services to the Compensation Committee, Meridian provided no other services to Expro or our affiliates.
Meridian’s work for Expro included advising the Compensation Committee, as requested, with respect to all executive compensation matters and various director compensation matters, including:

•
A review of CEO pay considerations for 2025;

•
A review of our short-term and long-term incentive design for the 2025 – 2026 compensation cycle;

•
Regular updates on notable legislative and regulatory activities;

•
Competitive market studies of compensation for Senior Executives and for non-executive directors; and

•
A review of the risk profile of our short-term and long-term incentive programs.

The Compensation Committee has considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to the independent compensation consultant that provided services in 2025. Based on this review, the Compensation Committee determined that there are no conflicts of interest raised by the work performed by Meridian.
Peer Group and Benchmarking
The Compensation Committee reviews a competitive market analysis of officer compensation each year provided by Meridian. This data helps inform pay decisions for the upcoming year. The peer group used in the market analysis (which was used to inform 2025 compensation) was:
•
Weatherford International plc

•
ChampionX Corporation

•
Liberty Energy Inc.

•
Nabors Industries Ltd.

•
Patterson-UTI Energy, Inc.

•
Oceaneering International, Inc.

•
Helmerich & Payne, Inc.

•
RPC, Inc.

•
ProPetro Holding Corp.

•
Select Water Solutions, Inc.

•
Archrock, Inc.

•
Helix Energy Solutions Group, Inc.

•
Oil States International, Inc.

•
Cactus, Inc.

•
Core Laboratories Inc.

•
Innovex International, Inc.

The 2025 peer group was generally consistent with the peer group utilized for the previous year, except that Innovex International, Inc. (formerly named Dril-Quip, Inc., which acquired Innovex Downhole Solutions, Inc. in September 2024) was added and U.S. Silica Holdings, Inc. was removed because it was acquired. Also, NPK International Inc. (f/k/a Newpark Resources, Inc.) was removed because it underwent a significant divestiture such that the resulting company was significantly smaller than the Company based on revenues.
The Compensation Committee utilizes the peer group for purposes of obtaining data regarding the compensation practices of our peers in order to evaluate the relative appropriateness of our compensation practices. Meridian worked with our Compensation Committee to select this group of publicly traded international companies from the same or similar industries and within a relevant range of our annual sales and market capitalization. The Compensation Committee evaluates this peer group annually in advance of the annual compensation market benchmarking analyses provided by Meridian. The Compensation

Committee takes peer group market data into consideration when establishing officer pay levels, but also considers other relevant factors such as performance, experience, internal alignment, scope of the role, and other relevant factors when making pay decisions. The Compensation Committee also uses market data from the same peer group in evaluating non-employee Board of Director compensation.
Named Executive Officers
This CD&A provides information regarding the executive compensation program for the following executive officers (collectively, the “Named Executive Officers”).
Name	Position
Michael Jardon	President and Chief Executive Officer
Sergio Maiworm	Chief Financial Officer
Quinn Fanning	Former Chief Financial Officer(1)
Alistair Geddes	Chief Operating Officer
John McAlister	General Counsel and Secretary
Steven Russell	Chief Technology Officer

(1)
Mr. Maiworm succeeded Mr. Fanning as Chief Financial Officer effective June 30, 2025.

Components of the Company’s Executive Compensation Program
For 2025, in addition to a base salary, each of the Named Executive Officers was eligible to receive a short-term cash incentive bonus and a long-term incentive equity award. The Company believes its mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals consistent with the interests of the Company’s shareholders.
The chart below summarizes the percentage of the Chief Executive Officer’s and the average of the other current Named Executive Officers’ target compensation from base salary, cash incentives and equity awards.
Name(1)(2)	Base Salary		Target Cash Incentives		Target Equity Awards
Michael Jardon	16.4%	$1,000,000	20.5%	$1,250,000	63.1%	$3,850,000
All Other Current Named Executive Officers (average)	22.2%	$475,492	22.2%	$475,492	55.5%	$1,187,500

(1)
The percentage of each compensation element reflected above is based on the target amounts set by the Compensation Committee.

(2)
The Target Equity award for Mr. Maiworm has been annualized to $1,600,000, which is the expected target value of his future full-year equity grants. Excludes the one-time inducement equity awards made to Mr. Maiworm in 2025.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Board or Compensation Committee undertakes with Meridian, the goals themselves and the methods of implementing those goals may change in the future.
Base Salary
Base salary is a fixed component of officer compensation and is reviewed and approved annually by the Compensation Committee. In setting the base salaries for 2025, the Company’s Compensation Committee considered various factors, including current market conditions, market and peer group data provided by Meridian, the individual’s performance, experience, scope of responsibilities, and the overall compensation package received by each Named Executive Officer. The Compensation Committee did not make any changes to the base salaries of the Named Executive Officers for 2025 from the base salary amounts in effect at the end of 2024, except that Mr. Maiworm’s initial base salary was set at the time of his appointment to succeed Mr. Fanning on June 30, 2025.
The 2025 annual base salary for each of the Named Executive Officers is set forth below.
Name	Annual Base Salary
Michael Jardon	$1,000,000
Sergio Maiworm	$500,000(1)
Quinn Fanning	$465,000(1)
Alistair Geddes	$529,200
John McAlister	$432,767(2)
Steven Russell	$440,000

(1)
Mr. Maiworm succeeded Mr. Fanning as Chief Financial Officer effective June 30, 2025. Amounts reported in the table above reflect the annualized base salary for each of Mr. Maiworm and Mr. Fanning for the full fiscal year.

(2)
Converted to USD from GBP using an exchange ratio of $1.31142 to British Pound, which is the average monthly rate for 2025 as reported by XE.com.

Annual Cash Incentives
Our annual short-term incentive program (STI) in 2025 was designed to provide management, including our Named Executive Officers, with an annual incentive opportunity tied to certain metrics measuring the Company’s performance. The annual incentive program measures performance over the full fiscal year. For 2025, each officer had an assigned target annual incentive expressed as a percentage of base salary, as shown in the table below.
Name	Target Annual Incentive Award (% of Annual Base Salary)	Target Incentive Award Amount ($)
Michael Jardon	125%	$1,250,000
Sergio Maiworm	100%	$500,000
Quinn Fanning	100%	$465,000(1)
Alistair Geddes	100%	$529,200
John McAlister	100%	$432,767(2)
Steven Russell	100%	$440,000

(1)
Reflects Mr. Fanning’s original target incentive award amount, which was subsequently modified. Pursuant to the terms of his separation agreement (as discussed under “Severance Benefits — Mr. Fanning’s Separation and Release Agreement”), Mr. Fanning was eligible to receive an STI award for 2025 pro-rated to his separation date of July 1, 2025, calculated on the same basis as the Company’s other executives. As modified by his separation agreement, Mr. Fanning’s pro-rated target incentive award amount for 2025 was $232,500.

(2)
Converted to USD from GBP using an exchange ratio of $1.31142 to British Pound, which is the average monthly rate for 2025 as reported by XE.com.

The amounts listed in the table above reflect each individual’s STI target award for 2025, based on a level of achievement that would result in a 100% payout of their target annual incentive award.
For the Named Executive Officers, the target incentive opportunity for 2025 was based on the Company’s achievement of four corporate-wide quantitative metrics, which were approved by the Compensation Committee in February 2025.

The four metrics and their respective weightings were unchanged as compared to the metrics used for the annual cash incentive program for 2024, but target amounts were based on the Company’s 2025 planned budget.
The following table illustrates the weighting of each metric and the potential payout levels for 2025.
Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Adjusted EBITDA(1)	50.0%	$292M	$390M	$448M
Free Cash Flow(2)	35.0%	$96M	$128M	$147M
TRCF(3)	10.0%	1.15	1.05	n/a
ESG(4)	5.0%	982 tonnes	1228 tonnes	n/a

(1)
“Adjusted EBITDA” is defined by the Company as net income/(loss) adjusted for interest and finance charges, net income tax expense, foreign exchange gains/(losses), severance and other charges, stock-based compensation expense, other income/(expense), gain/(loss) on disposal of group of assets and exceptional items (including merger and integration costs), depreciation, amortization and impairments.

(2)
“Free Cash Flow” is defined by the Company as Adjusted Cash Flow From Operations (Adjusted CFFO, which excludes cash paid for interest and exceptional items, such as severance and other integration related costs, share repurchases, withholding taxes on vested shares, settlement costs/payments (e.g., FCPA), and M&A related costs) less Core Capital Expenditures (Core Capex, which excludes integration-related Capex, capitalized software and licenses, and M&A).

(3)
Total Recordable Case Frequency, or “TRCF,” is defined as the total recordable cases multiplied by one million, divided by the number of exposure (working) hours.

(4)
ESG component is measured by the total reduction measured in CO2e GHG (Greenhouse Gas) emissions as compared to the Company’s 2021 emissions as a baseline.

As reflected in the table above, if the Company achieved the target performance metrics for 2025, the cash incentive awards for the Named Executive Officers would be paid at 100% of the target levels. Achievement of the threshold level would result in a 50% payout of a target cash incentive award and achievement of the maximum or greater performance level would result in a maximum payout up to 200% of target. Achievement below the threshold goal would result in no payout for the given metric. For performance above target (101% – 200% of target achievement), the STI payout is determined exclusively by two enterprise financial metrics, Adjusted EBITDA and Free Cash Flow, each weighted at 50% for the stretch portion of the bonus. This stretch structure applies uniformly across the eligible population and ensures that upside earnings are directly aligned with enterprise level value creation.
While the Compensation Committee has discretion to adjust payments up and down, based on individual performance and other factors, no adjustments were made to any of our Named Executive Officers’ individual annual incentive payments for 2025 under the plan.
For performance achievement between threshold, target, and maximum levels, payouts are calculated using straight line interpolation. The actual results attained by the Company during 2025 with respect to the performance metrics established for 2025 yielded a 116.9% payout. This was based on actual results as described in the table below.
Goal	Weighting	Actual	Weighted Achievement (%)
Adjusted EBITDA	50%	$353M	40.6%
Free Cash Flow	35%	$138M	61.3%
TRCF	10%	0.37	10.0%
ESG	5%	2,198 tonnes	5.0%
Total Payout %			116.9%

The amounts listed in the table below reflect the actual 2025 STI payout received by each of the Named Executive Officers based on the performance criteria described above.
Name	Actual 2025 Incentive Award Payout ($)
Michael Jardon	$1,461,250
Sergio Maiworm	$584,500
Quinn Fanning	$271,793(1)
Alistair Geddes	$618,635
John McAlister	$505,905(2)
Steven Russell	$514,360

(1)
Pursuant to the terms of his separation agreement (as discussed under “Severance Benefits — Mr. Fanning’s Separation and Release Agreement”), Mr. Fanning received an STI award for 2025 pro-rated to his separation date of July 1, 2025, calculated on the same basis as the Company’s other executives.

(2)
Converted to USD from GBP using an exchange ratio of $1.31142 to British Pound, which is the average monthly rate for 2025 as reported by XE.com.

Long-Term Incentives
Equity Awards
To create additional incentives for the executive officers and to align their pay with shareholders, we maintain the Company’s 2022 Long-Term Incentive Plan (the “LTIP”). We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We also believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:
•
balances short- and long-term objectives;

•
aligns our executives’ interests with the long-term interests of our shareholders;

•
rewards long-term performance relative to industry peers;

•
offers a competitive total remuneration opportunity;

•
encourages executive retention; and

•
gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award equity-based incentive compensation to our executive officers in such amounts and on such terms as the Compensation Committee determines appropriate in its sole discretion based on a variety of factors, including the Company’s financial and operating performance; the size and mix of the executive’s total compensation; achievement of strategic non-financial goals; market comparisons and individual factors.
2025 Equity Awards
Our long-term equity-based incentive compensation consists of grants of performance-based restricted stock unit awards (“PRSU”) and time-based restricted stock unit awards (“RSU”). In February 2025, the Compensation Committee approved grants on the following terms to each of the Named Executive Officers:

PRSU / RSU mix
•
For 2025, Messrs. Jardon and Maiworm received their 2025 annual awards 60% in the form of PRSUs and 40% in the form of RSUs. For Named Executive Officers other than Messrs. Jardon and Maiworm, 50% of the annual awards were provided in the form of PRSUs and 50% of annual awards were provided in the form of RSUs.

Vesting Conditions
•
The time-based RSUs provide for ratable vesting with one-third of the award vesting on each anniversary from grant date based on continued service with the Company. For the Named Executive Officers (other than Messrs. Maiworm and Fanning), the RSUs will vest on February 22, 2026, February 22, 2027 and February 22, 2028.

•
Mr. Maiworm’s time-based RSUs will vest on June 30, 2026, June 30, 2027 and June 30, 2028.

•
Pursuant to his separation agreement, one-third of Mr. Fanning’s RSUs will vest on February 22, 2026, and the remainder of his 2025 RSUs shall be forfeited.

•
The PRSUs granted in 2025 vest after the end of a three-year performance period ending on December 31, 2027, and will be delivered in February 2028 (except for Mr. Maiworm, who will receive delivery of his PRSUs in June 2028, which is three years after the grant date of his PRSUs). Performance for all PRSUs will be measured at the end of the full three-year period, taken as a whole.

Key Award Conditions
•
RSUs and PRSUs are subject to the recipient’s continuous employment at the Company, unless otherwise agreed by the Compensation Committee.

•
The PRSUs are subject to the achievement of performance conditions based on the Company’s total shareholder return (“TSR”) performance as compared to the TSR performance of the constituent companies in the exchange traded fund (ETF) described below, with payout determined as follows:

(1)
performance for the three-year performance period is measured by calculating TSR performance at the end of the entire period;

(2)
the Company’s relative TSR is measured against the companies listed in the SPDR S&P Oil & Gas Equipment and Services ETF, a fund whose investments are based on an index derived from the oil and gas equipment and services segment of a U.S. total market composite index; and

(3)
in determining payout amounts, the TSR relative percentile rank and the resulting payout percentages include the following levels, however, if the Company’s TSR for the performance period is negative but exceeds the peer group median on a relative basis, the payout will not exceed 100% of the target level:

Level	TSR Percentile Rank vs. Comparison Group	Payout Percentage
Maximum	90th percentile and above	200% of Target Level
Target	75th percentile	150% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%
Below is a summary of the value of LTIP awards made to each Named Executive Officer in 2025. The number of RSUs and PRSUs underlying each award is calculated using the 30-day volume-weighted average price of the Company’s common stock.

Name	2025 Target RSU	2025 Target PRSU	Total 2025 Target LTIP Award	Percentage Increase in Total 2025 Target LTIP Award vs. 2024
Michael Jardon	$1,540,000	$2,310,000	$3,850,000	—
Sergio Maiworm	$374,000	$561,000	$935,000	n/a
Quinn Fanning	$662,500	$662,500	$1,325,000(1)	—
Alistair Geddes	$600,000	$600,000	$1,200,000	—
John McAlister	$475,000	$475,000	$950,000	9%
Steven Russell	$500,000	$500,000	$1,000,000	8%

(1)
Reflects Mr. Fanning’s original target LTIP award amount, which was subsequently modified by his separation agreement. Pursuant to the terms of his separation agreement (as discussed under “Severance Benefits — Mr. Fanning’s Separation and Release Agreement”), the Company agreed to continued vesting of one-third of each of his target RSU (with a target value of $220,833) and PRSU (with a target value of up to $220,833) awards for 2025, subject to certain conditions (including, with respect to the PRSUs, achievement of the applicable performance conditions).

Vesting and Payout of Prior PRSUs
PRSUs previously granted to the Named Executive Officers (other than Mr. Maiworm) in February 2023 vested at the end of a three-year performance period ending on December 31, 2025, and were delivered in February 2026. All of the Named Executive Officers (other than Mr. Maiworm) received grants of PRSUs in February 2023. Performance was measured at the end of the full three-year period, taken as a whole. Based on the TSR performance during the performance period, each Named Executive Officer (other than Mr. Maiworm) received a payout equal to 66.6% of target level for this award, which was delivered in February 2026.
PRSUs previously granted to the Named Executive Officers (other than Mr. Maiworm) in February 2024 vest at the end of a three-year performance period ending on December 31, 2026, and will be delivered in February 2027. Performance will be measured at the end of the full three-year period, taken as a whole.
Pursuant to the terms of his separation agreement, (as discussed under “Severance Benefits — Mr. Fanning’s Separation and Release Agreement”), the Company agreed to continued vesting of his target RSU and PRSU awards granted in 2023 and 2024, subject to certain conditions (including, with respect to the PRSUs, achievement of the applicable performance conditions).
Inducement Equity Award to Mr. Maiworm
On June 30, 2025, as an inducement to accept the position of Chief Financial Officer of the Company and in consideration of equity that Mr. Maiworm forfeited at his former employer, Mr. Maiworm received a one-time equity award of RSUs valued at $2,500,000 (the “Inducement Grant”). The Inducement Grant vests on June 30, 2028, which is the third anniversary of the grant date.
Employee Stock Purchase Plan
We maintain the Company’s 2023 Employee Stock Purchase Plan (the “ESPP”), which was approved by the Company’s shareholders at the 2023 annual meeting in order to enable eligible employees (including the Named Executive Officers based in the United States, the United Kingdom and the United Arab Emirates) to purchase shares of the Company’s Common Stock at a discount. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). Under the existing ESPP, a maximum of 5,000,000 shares of the Company’s Common Stock has been reserved for issuance, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits
Other than Mr. Jardon, who is party to an employment agreement, and Mr. Fanning, who is party to a separation agreement in connection with his departure from the Company, none of our Named Executive Officers is a party to an individual employment agreement providing for severance upon a termination of employment. Instead, the Change in Control (“CIC”) Severance Plan provides severance payments in a “double-trigger” situation, and the Executive Retention and Severance Plan provides severance benefits in the case of a qualifying termination. The Named Executive Officers other than Mr. Jardon all participate in the CIC Severance Plan and the Executive Retention and Severance Plan.
CIC Severance Plan
Under the CIC Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive a cash severance equal to two times the sum of the executive’s annual base salary and target annual incentive opportunity for the year of termination, as well as certain other severance benefits (including accelerated vesting of outstanding equity awards and a pro-rated cash bonus based on their target incentive amount for the year of termination), upon a qualifying termination, which is defined as an involuntary termination within the 24-month period following a change in control. Other than Mr. Jardon, all of our Named Executive Officers were participants in this plan in 2025. There are no single-trigger change-of-control payments provided under this plan, nor do we provide any 280G parachute payment tax gross-ups. However, we believe that competitive double-trigger payments provide financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions in the event of any future acquisition of our business, without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction if such transaction is in the best interest of the Company and its shareholders. Participation in the CIC Severance Plan is contingent upon the executive entering into a participation agreement in which the executive agrees to certain restrictive covenants during and following employment with the Company.
Executive Retention and Severance Plan
Under the Executive Retention and Severance Plan, the Named Executive Officers who were participants in the plan during 2025 were entitled to receive severance in the amount of one times annual base salary, plus limited payments and reimbursements to cover outplacement assistance and health plan coverage, upon a qualifying termination of employment, which is defined as a termination by the Company without cause, or resignation by the executive for good reason. In order to prevent payment of benefits under both the CIC Severance Plan and the Executive Retention and Severance Plan, a termination in connection with a change in control entitling the executive to payment under the CIC Severance Plan cannot be a qualifying termination under the Executive Retention and Severance Plan. Other than Mr. Jardon, all of our Named Executive Officers were participants in this plan in 2025.
Mr. Fanning’s Separation and Release Agreement
In connection with Mr. Fanning’s separation from the Company, Mr. Fanning entered into a separation agreement (the “Separation Agreement”) with the Company, effective July 1, 2025 (the “Separation Date”), pursuant to which Mr. Fanning received certain severance and other benefits following the Separation Date. The Separation Agreement provides that following the Separation Date, Mr. Fanning is eligible to receive (i) a cash severance payment in the amount of $465,000, equal to one times his annual base salary, payable in ten equal monthly installments; (ii) a lump sum payment equal to $25,000 to cover health care coverage continuation costs; (iii) reimbursement of up to $15,000 for outplacement assistance; (iv) his short-term cash incentive award for 2025 pro-rated to the Separation Date, calculated on the same basis as the Company’s other executives, with payment occurring at the same time as short-term incentive awards are paid to the Company’s other executives; and (v) continued vesting of his outstanding RSUs and PRSUs awarded by the Company in 2023 and 2024 and one-third of the RSUs and PRSUs awarded in 2025, pursuant to the terms of such awards and the terms of a special vesting agreement, provided that Mr. Fanning satisfies certain restrictive covenants, and in the case of the PRSUs, subject to the achievement of the relevant performance criteria. In connection with the Separation Agreement, Mr. Fanning also agreed to waive and release claims against the Company and related parties for any liability relating to his employment, and comply with certain restrictive covenants, including customary confidentiality provisions and non-competition and non-solicitation restrictions.
Mr. Jardon’s Employment Agreement
At the closing of the Merger, the Company and Mr. Jardon entered into an employment agreement (the “Jardon Agreement”), which provides that if Mr. Jardon is terminated by the Company without “Cause” or resigns for “Good Reason” (each such term as defined in the Jardon Agreement), Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Jardon Agreement:
•
Cash severance equal to 2.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the date on which his employment is terminated (the “Termination Date”) and (ii) the average of the annual bonuses received by Mr. Jardon for the two years immediately preceding the Termination Date (or if two annual bonuses have not yet been received by Mr. Jardon as of the Termination Date, the annual bonus received by Mr. Jardon for the year preceding the Termination Date, annualized to the extent necessary), payable in ten substantially equal monthly installments;

•
Payment of any earned but unpaid annual bonus for the year immediately preceding the year in which the Termination Date occurs;

•
A lump sum cash payment equal to $12,500 in consideration of the cost of health care continuation (which benefit was modified effective January 1, 2026, as described below under “Amendments to the CIC Severance Plan, Executive Retention and Severance Plan and Jardon Agreement”); and

•
Reimbursement of up to $7,500 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date (which benefit was modified effective January 1, 2026, as described below under “Amendments to the CIC Severance Plan, Executive Retention and Severance Plan and Jardon Agreement”).

The Jardon Agreement further provides that if Mr. Jardon is terminated by the Company without Cause or for Good Reason within the 24 months following a “Change in Control” (such term as defined in the Jardon Agreement), Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Jardon Agreement:
•
Cash severance equal to 3.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the Termination Date or the date of the Change in Control, whichever results in the greater amount (the “CIC Base Salary”), and (ii) the product of (x) the highest target bonus percentage in place for Mr. Jardon during the year in which the Termination Date occurs and (y) the CIC Base Salary, payable in ten substantially equal monthly installments;

•
Payment of a pro-rata portion of the target annual bonus that would have been earned for the year in which the Termination Date occurs, based on the number of days employed during such year;

•
A lump sum cash payment equal to $22,500 in consideration of the cost of health care continuation (which benefit was modified effective January 1, 2026, as described below under “Amendments to the CIC Severance Plan, Executive Retention and Severance Plan and Jardon Agreement”);

•
Accelerated vesting of any outstanding equity awards, with vesting of any performance-based equity awards determined based on the greater of (x) actual performance as of the Termination Date and (y) target performance at the 100% target payout level; and

•
Reimbursement of up to $15,000 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date (which benefit was modified effective January 1, 2026, as described below under “Amendments to the CIC Severance Plan, Executive Retention and Severance Plan and Jardon Agreement”).

Amendments to the CIC Severance Plan, Executive Retention and Severance Plan and Jardon Agreement
Effective January 1, 2026, the Company adopted certain amendments to each of the CIC Severance Plan and the Executive Retention and Severance Plan, and also made a conforming amendment to the Jardon Agreement. In connection with negotiating the Severance Agreement with Mr. Fanning, the Company determined that the costs associated with the continuation of healthcare benefits and provision of outplacement services had changed considerably since the plans were originally adopted, and therefore, the terms of the plans should be adjusted in order to fully provide the intended benefits.
Under the CIC Severance Plan, in lieu of a specified dollar amount to be provided for health care continuation coverage, participants are now eligible to receive an amount equal to twenty-four times the monthly employer portion of the premium for the coverage under the Company’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the participant under the group health benefit plan immediately before the date of termination.
Under the Executive Retention and Severance Plan, in lieu of a specified dollar amount to be provided for health care continuation coverage and for outplacement services, participants are now eligible to receive (i) eighteen times the monthly employer portion of the premium for the coverage under the Company’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the participant under the group health benefit plan immediately before the separation date and (ii) outplacement assistance through a vendor selected by the Company or the Employer for a period of up to twelve (12) months after the Separation Date.
Consistent with those amendments, the Jardon Agreement was amended to provide these same benefits for Mr. Jardon.
Other Arrangements
In addition, the Named Executive Officers may become entitled to continued or accelerated vesting under the terms of certain outstanding RSU and/or PRSU awards upon qualifying terminations of employment (subject to certain restrictive covenant obligations).
See “— Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of the payments and benefits provided under each of the arrangements noted above. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.
Perquisites and Other Compensation Elements
The Company pays an automobile allowance for each Messrs. Jardon, McAlister and Geddes. The Company also previously paid an automobile allowance for Mr. Fanning. Messrs. McAlister and Geddes, who participate in our U.K. benefit plans, each receive a cash allowance in lieu of pension participation in the Expro North Sea Limited Retirement and Death Benefits Plan. The cash allowance is equal to 20% of their respective base salaries. The Compensation Committee of the Company determined that it was appropriate to continue to offer these two benefits to the applicable Named Executive Officers consistent with their pre-Merger compensation packages. See the All Other Compensation table below for further details.
On March 24, 2023, Expro Overseas Inc., a subsidiary of the Company, entered into an amended service contract with Alistair Geddes effective March 31, 2023 (the “Service Contract”) in connection with his relocation to the Company’s offices in Dubai for an initial period of two years, which can be extended by mutual agreement. The Company determined it was advisable to have Mr. Geddes relocate to ensure a more even geographic distribution of key management personnel. The Service Contract provides for certain perquisites related to the overseas assignment, including various allowances and payments which are generally in line with the Company’s expatriate policy applicable to all similarly situated employees. Specifically, he was eligible to receive the following in 2025, in addition to certain other benefits summarized below in the Summary Compensation Table: (i) an annual housing payment to be paid directly to his landlord not to exceed 480,000 United Arab Emirates Dirham (approximately $130,000), and (ii) monthly allowances paid directly to Mr. Geddes for goods and services and cost of living, as well as a monthly hardship payment.
Risk Assessment
The Compensation Committee annually reviews the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive or unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•
The Company’s overall compensation levels are competitive with the market;

•
The Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance, and (iii) long-term incentives that align executives’ interests with those of our shareholders, encouraging them to preserve long-term shareholder value and avoid excessive risks;

•
Multiple performance metrics are used across the short- and long-term incentive program;

•
Incentive programs have maximum payout limitations;

•
Long-term incentive awards are granted on an annual basis, creating overlapping vesting and performance measurement periods, and ensuring that executives remain exposed to the risks of their decisions over time;

•
Named Executive Officers are subject to stock ownership guidelines that require that they hold a minimum value of stock while employed by the Company;

•
We have clawback provisions in key agreements, such as our RSU award agreements and the CIC Severance Plan, and our Named Executive Officers are also subject to our recoupment policies; and

•
Our insider trading policy contains prohibitions against pledging and engaging in hedging transactions with respect to our stock and other securities.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company. Additionally, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and shareholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-taking have been and will continue to be one of the many factors considered by the Compensation Committee during its review of the Company’s compensation programs and during the design of new programs that may become effective in connection with the Company’s continued growth and development. In the future, the Compensation Committee will seek to ensure that any changes made to the compensation programs do not encourage excessive or unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines
Our Named Executive Officers are subject to stock ownership guidelines that were established by our Board as of the closing of the Merger and replaced a similar set of guidelines that had previously been established by the Company’s then Supervisory Board prior to the Merger. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our shareholders. The current guidelines are expressed in terms of the value of our executive officers’ equity holdings as a multiple of each currently employed executive officer’s base salary, as follows:
Officer Level	Ownership Guideline
President/Chief Executive Officer	5x annualized base salary
Direct Reports to the CEO (that are executive officers)	3x annualized base salary
All other direct reports to the CEO (other than the Executive Assistant) and the Principal Accounting Officer	2x annualized base salary
These stock ownership levels must be achieved by each individual within 5 years of the later of October 1, 2021 or the date that the individual was first appointed as an executive officer or Direct Report to the CEO (with such 5-year period resetting upon an officer’s promotion to a higher ownership guideline multiple). All of the Named Executive Officers are subject to the stock ownership guidelines.
Equity interests that count toward the satisfaction of the ownership guidelines include stock owned directly by the employee or jointly owned, stock owned indirectly by the employee (e.g., by a spouse, by an immediate family member residing in the same household or in a trust for the benefit of the executive or his family), stock held under the officer’s account under any company-sponsored retirement plan or under the Company’s employee stock purchase plan, unvested (or vested but unsettled) time-based RSUs or restricted stock held by the officer granted pursuant to the Company’s LTIP or any prior plan (but only to the extent required to be settled in shares of common stock), any non-restricted shares granted to the officer pursuant to the LTIP or any prior plan, and any stock purchased by the officer in the open market. Unvested PRSUs do not count toward satisfaction of the ownership guidelines. During the five-year grace period for compliance, an individual may not sell any shares of common stock, except for personally-held shares or shares sold to meet expected tax obligations, until that individual’s stock ownership level has been achieved. To the extent shares of common stock have been sold from vested RSUs granted by the Company, the equivalent amount of personally-held shares of common stock may not be sold unless the individual has satisfied the applicable ownership level. Pursuant to our stock ownership guidelines, ownership is calculated based on an individual’s annual base salary and the greater of (i) the average closing price of a share of the Company’s common stock over the previous calendar year or (ii) the value at acquisition. All of our Named Executive Officers are currently in compliance with the applicable requirements of our stock ownership guidelines or within the grace period contemplated thereby.
Additionally, we have stock ownership guidelines for our non-employee directors, requiring a minimum holding of 5x the annualized cash retainer. For information regarding these guidelines, please see “Director Compensation” below.
Recoupment Policy
We have adopted a Compensation Recovery Policy (the “Compensation Recovery Policy”), consistent with the requirements of the NYSE and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, as well as an additional Recoupment Policy (the “Recoupment Policy”) which give the Company the right to recover incentive-based compensation previously paid to certain specified persons in certain situations such as misconduct.
A summary of certain key features of both policies is below, which summary is qualified in its entirety by the complete language of both policies. The Compensation Recovery Policy is an exhibit to our Annual Report on Form 10-K filed on February 19, 2026.

	Compensation Recovery Policy	Recoupment Policy
Effective Date	October 2, 2023	October 2, 2023 The Recoupment Policy replaces an earlier recoupment policy of the Company that applies prior to the Effective Date.
Persons Covered	Current and former executive officers of the Company.	Any current or former employee of the Company, manager level or above, who received incentive-based compensation.
Events Triggering Recovery Rights	Restatement of any of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws (such event, a “Restatement”).	— a Restatement; or — a determination by the independent directors of the Company that the relevant employee has engaged in Misconduct*.
Amount of Compensation Recoverable	The amount of any incentive-based compensation that is in excess of such compensation that would have been received based on the Restatement (the “Excess Compensation”)	In the event of a Restatement, any Excess Compensation. In the event of Misconduct, any and all incentive compensation received during the applicable recoupment period.
Discretion Over Enforcement	The Compensation Committee is required to seek recoupment of the Excess Compensation unless impracticable, as specifically defined in the policy.	Enforcement of the policy is at the sole discretion of the Compensation Committee.
Recoupment Period	Excess Compensation paid with respect to the three completed fiscal years prior to the earlier of (i) the date that the Board, a committee thereof or the officers of the Company conclude (or should have concluded) that a Restatement is required or (ii) the date a court, regulator or similar body orders the Company to undertake a Restatement.	Compensation granted within the 36-month period preceding a Restatement or in the 36-month period preceding and following any employee’s Misconduct.

*
“Misconduct” means that such person has (i) engaged in gross negligence, incompetence, or misconduct in the performance of the employee’s duties with respect to the Company; (ii) has failed to materially perform his duties and responsibilities to the Company; (iii) has breached any written agreement with the Company; (iv) has breached any corporate policy or code of conduct established by the Company; (v) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company, in terms of business operations, financial results, or reputation; (vi) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company, or (vii) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

Equity Grant Timing Practices
The Compensation Committee approves all equity award grants to our Named Executive Officers on or before the grant date. Equity awards are generally made on a predetermined cycle in the first quarter of the fiscal year, though the Compensation Committee maintains discretion to grant additional equity awards outside of the annual grant cycle. The Compensation Committee does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and, in any event, does not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits the Named Executive Officers or otherwise for the purpose of affecting the value of executive compensation. In fiscal 2025, equity compensation for our Named Executive Officers consisted solely of RSUs and PRSUs; we did not grant stock options in 2025.
Accounting and Tax Considerations
Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year.
While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public shareholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits shareholders. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.
Any equity awards granted to our employees, including executive officers, are reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718, “Compensation — Stock Compensation.”

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth the annual compensation earned by or granted by the Company to the Named Executive Officers during the 2025, 2024, and 2023 fiscal years. For an explanation of the compensation mix and the relative amounts of each compensation element, please see the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above.
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Jardon President and Chief Executive Officer	2025	1,000,000	—	4,744,472	1,461,250	26,000	7,231,722
	2024	1,000,000	—	5,246,072	690,625	25,800	6,962,497
	2023	1,000,000	—	5,169,391	937,500	25,200	7,132,091
Sergio Maiworm Chief Financial Officer	2025	256,705	—	3,383,932	584,500	7,692	4,232,829
Quinn Fanning Former Chief Financial Officer	2025	231,609	—	5,193,734(6)	271,793	554,632	6,251,767
	2024	456,412	—	1,805,471	252,168	25,800	2,539,851
	2023	450,000	—	1,827,732	337,500	25,200	2,640,432
Alistair Geddes Chief Operating Officer	2025	529,200	—	1,434,348	618,635	390,906	2,973,089
	2024	529,200	—	1,635,131	292,383	384,985	2,841,699
	2023	527,265	—	1,514,069	395,449	312,630	2,749,413
John McAlister General Counsel and Secretary	2025	432,767	—	1,135,510	505,905	94,441	2,168,623
	2024	408,013	—	1,185,484	225,427	95,148	1,914,072
	2023	386,130	—	1,121,100	289,597	89,629	1,886,456
Steven Russell Chief Technology Officer	2025	440,000	—	1,195,290	514,360	14,000	2,163,650
	2024	431,527	—	1,260,412	238,419	13,800	1,944,157
	2023	425,000	—	1,255,419	318,750	13,200	2,012,369

(1)
Reflects positions as of December 31, 2025.

(2)
The salary amounts set forth do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year and thus they may differ slightly from the stated base salary amounts due to normal payroll practices and mid-year base salary increases. For 2025, amounts for Mr. McAlister have been converted to USD from GBP using an exchange ratio of $1.31142 to British Pound, which is the average monthly rate for 2025 as reported by XE.com.

(3)
The amounts reflected in this column for 2025 reflect equity grants of RSUs and PRSUs granted in 2025 (including inducement equity awards to Mr. Maiworm), the details of which are reflected in the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above. All amounts reflected in this column represent the aggregate grant date fair value of the awards granted to the Named Executive Officers calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. With respect to PRSUs, which are subject to a “market condition” within the meaning of FASB ASC Topic 718, the amount is also reflective of the grant date fair value using a Monte Carlo simulation model. Please see Note 20 to our Consolidated Financial Statements for the 2025 fiscal year within our Form 10-K, filed with the SEC on February 19, 2026, for more details on the valuation assumptions for these equity awards.

(4)
The amounts in this column for 2025 reflect combined short-term incentive awards approved for the Named Executive Officers, the details of which are as described under “Compensation Discussion and

Analysis — Components of the Company’s Executive Compensation Program — Annual Cash Incentives.” Amounts for Mr. McAlister for 2025 have been converted to USD from GBP using an exchange ratio of $1.31142 to British Pound which is the average monthly rate for 2025 as reported by XE.com. With respect to Mr. Fanning, amounts for 2025 reflect the short-term incentive award he received, which was pro-rated to his separation date of July 1, 2025 and calculated on the same basis as the other Named Executive Officers, pursuant to the terms of his Separation Agreement.
(5)
The amounts reflected in this column for the last completed fiscal year include the specific items reflected in the All Other Compensation table below.

(6)
Mr. Fanning entered into a Separation Agreement with the Company effective July 1, 2025, which modified the terms of his outstanding equity awards to provide for continued vesting of his outstanding RSUs and PRSUs awarded by the Company in 2023 and 2024 and continued vesting of one-third of the RSUs and PRSUs awarded in 2025 following his departure from the Company, subject to the achievement of any performance conditions other than continued employment. The amount disclosed in the Stock Awards column for 2025 represents the FASB ASC 718 value (1) the original value at the time of grant for RSUs and PRSUs received by Mr. Fanning in Fiscal 2025 ($1,583,736), which grant was subsequently modified by the terms of the Separation Agreement, and (2) the incremental value of RSUs and PRSUs held by Mr. Fanning at the time of modification as a result of such modification ($3,609,998), which included $527,912 from awards granted in 2025, $1,606,088 from awards granted in 2024, and $1,475,998 from awards granted in 2023.

All Other Compensation:
Name	UK Pension Allowance ($)(1)(2)	Automobile Expenses ($)(1)	Employer 401(k) Match ($)	Expat Allowances and Premiums ($)(3)	Housing Allowance ($)(4)	Severance ($)(1)(5)	Accrued Vacation ($)(1)(6)	Other ($)(1)(7)	Total ($)
Michael Jardon	—	12,000	14,000	—	—	—	—	—	26,000
Sergio Maiworm	—	—	7,692	—	—	—	—	—	7,692
Quinn Fanning	—	6,923	11,410	—	—	505,000	31,298	—	554,632
Alistair Geddes	105,840	17,972	—	127,008	125,800	—	—	14,286	390,906
John McAlister	81,417	11,797	—	—	—	—	—	1,226	94,441
Steven Russell	—	—	14,000	—	—	—	—	—	14,000

(1)
Amounts for Mr. McAlister have been converted to USD from GBP using an exchange ratio of $1.31142 to British Pound as reported by XE.com.

(2)
Messrs. McAlister and Geddes each receive a cash allowance in lieu of pension participation in the Expro North Sea Limited Retirement and Death Benefits Plan. The cash allowance is equal to 20% of their respective base salaries.

(3)
Paid pursuant to the Service Contract entered into with Mr. Geddes effective March 31, 2023 in connection with his relocation to Dubai. Includes monthly allowances paid directly to Mr. Geddes for goods and services and cost of living, as well as a monthly hardship payment, which are in line with the Company’s expatriate policy applicable to all similarly situated employees.

(4)
Amounts for Mr. Geddes have been converted to USD from Emirati Dirhams using an exchange ratio of $0.27229 to AED as reported by XE.com. This allowance represents amounts paid directly by the Company to Mr. Geddes’ landlord for his rent covering the period.

(5)
Pursuant to the terms of his separation agreement (as discussed under “Compensation Discussion & Analysis — Severance Benefits — Mr. Fanning’s Separation and Release Agreement”), Mr. Fanning received (i) a cash severance payment in the amount of $465,000, (ii) a lump sum payment equal to $25,000 to cover health care coverage continuation costs, and (iii) $15,000 for outplacement assistance. The table reflects the full amount of these cash severance payments to be received by Mr. Fanning, paid monthly, with the final monthly payment occurring in June 2026.

(6)
Mr. Fanning received $31,298 for accrued but unused vacation time.

(7)
For Mr. McAlister, represents amounts paid by the Company for a private medical plan. For Mr. Geddes, represents amounts paid for utilities and for airfare expenses for Mr. Geddes’ spouse to return to the United Kingdom on home leave.

Grants of Plan-Based Awards for 2025
Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock Awards (4)($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Jardon	Cash(1)	n/a	625,000	1,250,000	2,500,000	—	—	—	—	—
	PRSU(2)	2/22/25	—	—	—	89,327	178,654	357,308	—	3,188,974
	RSU(3)	2/22/25	—	—	—	—	—	—	119,104	1,555,498
Sergio Maiworm	Cash(1)	n/a	250,000	500,000	1,000,000	—	—	—	—	—
	PRSU(2)	6/30/25	—	—	—	32,094	64,188	128,376	—	605,293
	RSU(3)	6/30/25	—	—	—	—	—	—	42,792	361,592
	Inducement RSU(5)	6/30/25	—	—	—	—	—	—	286,041	2,417,046
Quinn Fanning(6)	Cash(1)	n/a	232,500	465,000	930,000	—	—	—	—	—
	PRSU(2)	2/22/25	—	—	—	25,619	51,237	102,474	—	914,580
	RSU(3)	2/22/25	—	—	—	—	—	—	51,237	669,155
	Modified RSU(7)	7/1/25	—	—	—	—	—	—	—	797,645
	Modified PRSU(7)	7/1/25	—	—	—	—	—	—	—	2,812,354
Alistair Geddes	Cash(1)	n/a	264,600	529,200	1,058,400	—	—	—	—	—
	PRSU(2)	2/22/25	—	—	—	23,202	46,404	92,808	—	828,311
	RSU(3)	2/22/25	—	—	—	—	—	—	46,404	606,036
John McAlister	Cash(1)	n/a	216,384	432,767	865,535	—	—	—	—	—
	PRSU(2)	2/22/25	—	—	—	18,368	36,736	73,472	—	655,738
	RSU(3)	2/22/25	—	—	—	—	—	—	36,736	479,772
Steven Russell	Cash(1)	n/a	220,000	440,000	880,000	—	—	—	—	—
	PRSU(2)	2/22/25	—	—	—	19,335	38,670	77,340	—	690,260
	RSU(3)	2/22/25	—	—	—	—	—	—	38,670	505,030

(1)
Represents cash awards under the Company’s annual incentive program as described under “Compensation Discussion and Analysis — Components of the Company’s Executive Compensation Program — Annual Cash Incentives.” Amounts for Mr. McAlister converted to USD from GBP using an exchange ratio of $1.31142 to British Pound, which is the average monthly rate for 2025 as reported by XE.com. For cash awards under the plan, the “Target” column represents 100% of the potential incentive opportunity set as a percentage of each executive officer’s salary. Amounts reported in the “Threshold” column reflect 50% of the each Named Executive Officer’s individual short-term incentive award target, and amounts in the “Maximum” column reflect 200% of each Named Executive Officer’s individual short-term incentive award target. If less than minimum levels of performance are attained with respect to the applicable performance goals, then no amount will be earned unless the Compensation Committee exercises discretion to adjust the award payout.

(2)
Represents the potential number of shares payable under the performance-based restricted stock units (or PRSUs). Amounts reported (a) in the “Threshold” column reflect 50% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the PRSUs, (b) in the “Target” column reflect 100% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at target levels, and (c) in the “Maximum” column reflect 200% of the target number of shares denominated under the PRSUs, which is the maximum amount payable for performance at maximum levels. If less than minimum levels of performance are attained with respect to the total shareholder return (TSR) performance metrics applicable to the PRSUs, then 0% of the target number of PRSUs awarded will be earned. The number of shares actually delivered at the end of the performance period may vary from the target number of PRSUs, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis — Components of the Company’s Executive Compensation Program — Long Term Incentives — Equity Awards.”

(3)
Represents shares of restricted stock units subject to time-based vesting conditions. The terms of these grants are described under “Compensation Discussion and Analysis — Components of the Company’s Executive Compensation Program — Long Term Incentives — Equity Awards.”

(4)
See Note 3 in the Summary Compensation Table above for information on the value of the RSUs (the “2025 RSUs”) and PRSUs (the “2025 PRSUs”) granted in 2025.

(5)
Mr. Maiworm received an additional one-time equity award of RSUs valued at $2,500,000 (the “Inducement Grant”). The Inducement Grant vests on June 30, 2028, which is the third anniversary of the grant date.

(6)
Represents the original cash and equity plan-based awards granted to Mr. Fanning. The awards were subsequently modified pursuant to Mr. Fanning’s Separation Agreement (see “Compensation Discussion & Analysis — Severance Benefits — Mr. Fanning’s Separation and Release Agreement.”)

(7)
Mr. Fanning entered into a Separation Agreement with the Company effective July 1, 2025, which modified the terms of his outstanding equity awards to provide for continued vesting of his outstanding RSUs and PRSUs awarded by the Company in 2023 and 2024 and continued vesting of one-third of the RSUs and PRSUs awarded in 2025 following his departure from the Company, subject to the achievement of any performance conditions other than continued employment. The amount reported with respect to each the Modified RSU and Modified PRSU represents the incremental fair value, computed as of the modification date in accordance with FASB ASC Topic 718.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2025 Fiscal Year
Summary Compensation Table.   As of the closing of the Merger, the Company entered into an employment agreement with Mr. Jardon. Mr. Jardon’s Employment Agreement provides for an initial base salary of $1,000,000 and an annual incentive bonus opportunity based on performance criteria determined by the Board or the Compensation Committee. Beginning in 2023, Mr. Jardon was eligible to receive annual LTIP awards, as determined by the Board or the Compensation Committee in its sole discretion, and he received an equity award in February 2025 in the form of PRSUs and time-based RSUs. Mr. Jardon’s Employment Agreement also provides for certain severance payments, as described under “Potential Payments Upon Termination or a Change in Control — Jardon Agreement.”
Effective June 30, 2025, the Company entered into an Offer Letter with Mr. Maiworm. Mr. Maiworm’s Offer Letter provides for an initial base salary of $500,000, and an annual incentive bonus opportunity equal to 100% of his annualized base salary. For 2025, the annual incentive bonus will not be pro-rated. Mr. Maiworm’s Offer Letter also provided for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan. Mr. Maiworm received an equity award in June 2025 in the form of PRSUs and time-based RSUs, with a target grant value of $935,000. Future annual grants of equity-based incentive awards are expected to have a target grant value of $1,600,000. In addition, Mr. Maiworm received an initial inducement grant of RSUs valued at $2,500,000, subject to a three-year vesting period.

As of the closing of the Merger, the Company entered into an Offer Letter with Mr. Fanning. Mr. Fanning’s Offer Letter provides for an initial base salary of $450,000, which was increased to $465,000 during 2024, and an annual incentive bonus opportunity equal to 100% of his annualized base salary. Mr. Fanning’s Offer Letter also provided for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan. In addition, in 2025 Mr. Fanning received an equity award in February 2025 in the form of PRSUs and time-based RSUs. Effective July 1, 2025, Mr. Fanning entered into a Separation Agreement, which modified the terms of his Offer Letter and provided for the consideration as described under “Compensation Discussion & Analysis — Severance Benefits — Mr. Fanning’s Separation and Release Agreement”.
Effective March 31, 2023, the Company entered into an amended Service Contract with Mr. Geddes related to his relocation to the Company’s offices in Dubai. The amended Service Contract provides for, among other things, an annual base salary of $529,200, participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan, a monthly transportation allowance of $1,497.67, and an additional monthly payment equal to 20% of base salary in lieu of pension scheme contributions. In addition, the amended Service Contract provides for certain other perquisites related to the overseas assignment, including various allowances and payments as further detailed under “Components of the Company’s Executive Compensation Program — Perquisites and Other Compensation Elements.” In addition, in 2025 Mr. Geddes received an annual incentive cash bonus and an equity award in February 2025 in the form of PRSUs and time-based RSUs.
As of the closing of the Merger, the Company entered into a Service Contract with Mr. McAlister. Mr. McAlister’s Service Contract provides for an initial annual base salary of £311,000 (or approximately $407,850), which was increased during 2024 to £330,000 (or approximately $432,767). It also provides for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan, a monthly car allowance of £750 (or approximately $984), and an additional monthly payment equal to 20% of base salary in lieu of pension scheme contributions. In addition, in 2025 Mr. McAlister received an annual incentive cash bonus and an equity award in February 2025 in the form of PRSUs and time-based RSUs.
As of the closing of the Merger, the Company entered into an Employment Assignment Letter with Mr. Russell. Mr. Russell’s Employment Assignment Letter provides for an initial annual base salary of $425,000, which was increased to $440,000 during 2024, and an annual incentive bonus opportunity equal to 100% of his base salary. Mr. Russell’s Employment Assignment Letter also provides for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan. In addition, in 2025 Mr. Russell received an equity award in February 2025 in the form of PRSUs and time-based RSUs.
Grants of Plan Based Awards Table.   The 2025 RSUs granted to Messrs. Jardon, Geddes, McAlister and Russell are scheduled to vest ratably in three equal annual installments beginning on February 22, 2026. The 2025 RSUs granted to Mr. Maiworm are scheduled to vest ratably in three equal annual installments beginning on June 30, 2026 and the Inducement RSUs granted to Mr. Maiworm are scheduled to vest on June 30, 2028. One-third of the 2025 RSUs granted to Mr. Fanning are scheduled to vest on February 22, 2026, as provided in his separation agreement. The remainder of Mr. Fanning’s 2025 RSUs shall be forfeited. Further details regarding the treatment of the 2025 RSUs upon termination of employment of our named executive officers is described in “— Potential Payments Upon Termination or a Change in Control.”
The 2025 PRSUs granted to Messrs. Jardon, Maiworm, Geddes, McAlister and Russell are scheduled to vest based on the applicable payout percentage as determined by the performance criteria for the three-year performance period ending December 31, 2027 and subject to the Named Executive Officer’s continued employment through the applicable vesting date. With respect to Mr. Fanning, up to one-third of the 2025 PRSUs granted to him shall vest based on the applicable payout percentage as determined by the performance criteria for the three-year performance period ending December 31, 2027, and the continued employment condition has been waived pursuant to the terms of his Separation Agreement. The vesting of these PRSUs is described in more detail in “Compensation Discussion and Analysis — Components of the Company’s Executive Compensation Program — Long Term Incentives — Equity Awards.” Further details regarding the treatment of the 2025 PRSUs upon termination of employment of our named executive officers is described in “— Potential Payments Upon Termination or a Change in Control.”

Outstanding Equity Awards at 2025 Fiscal Year End
The table below reflects each option and equity-based compensation award held by our Named Executive Officers as of December 31, 2025.
	Option Awards(1)					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(5)
Michael Jardon	782,103	—	—	17.08	02/04/2028	203,277	2,713,748	422,505	5,640,442
Sergio Maiworm	—	—	—	—	—	328,833	4,389,921	64,188	856,910
Quinn Fanning	196,102	—	—	17.74	02/04/2028	46,275	617,771	102,027	1,362,060
Alistair Geddes	215,077	—	—	17.08	02/04/2028	72,184	963,656	120,362	1,606,833
John McAlister	195,525	—	—	17.08	02/04/2028	55,536	741,406	90,849	1,212,834
Steven Russell	—	—	—	—	—	58,956	787,063	97,540	1,302,159

(1)
In connection with the Merger, the Company assumed the outstanding option awards of Legacy Expro, which were then adjusted in accordance with the Merger consideration. The options have vested pursuant to the internal rate of return thresholds.

(2)
This column reflects the number of shares of unvested restricted stock units (RSUs) held by each Named Executive Officer on December 31, 2025. These include the following grants of restricted stock unit awards:

•
In February 2023 to Messrs. Jardon (24,205 RSUs), Fanning (8,558 RSUs), Geddes (7,089 RSUs), McAlister (5,249 RSUs) and Russell (5,878 RSUs) of which one third vested on February 24, 2024, one third vested on February 24, 2025 and one third vested on February 24, 2026.

•
In February 2024 to Messrs. Jardon (59,968 RSUs), Fanning (20,638 RSUs), Geddes (18,691 RSUs), McAlister (13,551 RSUs) and Russell (14,408 RSUs) of which one third vested on February 22, 2025, one third vested on February 22, 2026 and one third vests on February 22, 2027.

•
In February 2025 to Messrs. Jardon (119,104 RSUs), Fanning (17,079 RSUs), Geddes (46,404 RSUs), McAlister (36,736 RSUs) and Russell (38,670 RSUs) of which one third vested on February 22, 2026, one third will vest on February 22, 2027 and one third vests on February 22, 2028.

•
In June 2025 to Mr. Maiworm (328,833 RSUs) of which 14,264 vest on June 30, 2026, 14,264 vest on June 30, 2027, and the remainder will vest on June 30, 2028.

(3)
This column reflects the aggregate market value of all shares of unvested restricted stock units held by each Named Executive Officer on December 31, 2025 and is calculated by multiplying the number of RSUs outstanding on December 31, 2025 by the closing price of our common stock on December 31, 2025, the last day of trading on the NYSE for the 2025 fiscal year, which was $13.35 per share.

(4)
This column reflects the number of shares of unvested PRSUs held by each Named Executive Officer on December 31, 2025 and is based on the target number of PRSUs subject to each award. These include the following grants of PRSU awards (with numbers specified at the target level of performance):

•
In February 2023 to Messrs. Jardon (108,921 PRSUs), Fanning (38,511 PRSUs), Geddes (31,902 PRSUs) McAlister (23,622 PRSUs), and Russell (26,452 PRSUs), in each case, with a performance period ending on December 31, 2025.

•
In February 2024 to Messrs. Jardon (134,930 PRSUs), Fanning (46,437 PRSUs), Geddes (42,056 PRSUs) McAlister (30,491 PRSUs), and Russell (32,418 PRSUs), in each case, with a performance period ending on December 31, 2026.

•
In February 2025 to Messrs. Jardon (178,654 PRSUs), Fanning (17,079 PRSUs), Geddes (46,404 PRSUs) McAlister (36,736 PRSUs), and Russell (38,670 PRSUs), in each case, with a performance period ending on December 31, 2027.

•
In June 2025 to Mr. Maiworm (64,188 PRSUs) with a performance period ending on December 31, 2027.

(5)
This column reflects the aggregate market value of all shares of unvested PRSUs held by each Named Executive Officer on December 31, 2025 and is calculated by multiplying the number of unvested PRSUs, determined as described in Note (4) to this table, by the closing price of our common stock on December 31, 2025, the last day of trading on the NYSE for the 2025 fiscal year, which was $13.35 per share.

Option Exercises and Stock Vested in Fiscal Year 2025
The following table provides information concerning equity awards of our Named Executive Officers that vested during the 2025 fiscal year. No stock options were exercised by our Named Executive Officers during the 2025 fiscal year.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Jardon	128,000	1,279,108
Sergio Maiworm	—	—
Quinn Fanning	51,286	534,674
Alistair Geddes	45,602	595,279
John McAlister	30,254	394,907
Steven Russell	28,881	376,951

(1)
The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the RSUs or PRSUs held by such Named Executive Officer, computed based on the closing price of our common stock on the vesting date (or the last trading day prior to the applicable vesting date, if the vesting date was not a trading day).

Pension Benefits
In connection with the Merger, the Company assumed certain pension plans of Legacy Expro. None of the Named Executive Officers participate in any of the Company’s pension plans. Consequently, no table is included herein.
Potential Payments Upon Termination or a Change in Control
Long Term Incentive Plan
The following discussion and the amounts disclosed in the table below are based on the terms of arrangements as in effect on December 31, 2025.
RSU Awards
The RSUs that were granted to the Named Executive Officers during 2023, 2024 and 2025 will receive accelerated vesting upon a termination of employment due to death or “Disability.” For all Named Executive Officers other than Mr. Jardon, the awards will also accelerate in the event that the Company incurs a “Change in Control” and the executive is involuntarily terminated within 24 months following such Change in Control, in accordance with the terms of the CIC Severance Plan as described below. In addition, Mr. Jardon (pursuant to the terms of his Employment Agreement) is entitled to accelerated or continued vesting treatment of his outstanding equity awards, as described below. Upon an involuntary termination without a Change in Control, the Company may elect, in its sole discretion (or as otherwise provided under Mr. Jardon’s Employment Agreement), to enter into a special vesting agreement, contingent upon the executive’s execution thereof, under which the RSUs will continue to vest according to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreements, each of the terms have the following meaning:
•
“Disability” means the executive’s inability to perform his or her duties or fulfil his or her obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•
A “Change in Control” is generally defined as one of the following events: (i) the acquisition of beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, unless following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, or (b) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our shareholders approve our complete liquidation or dissolution.

•
An “Involuntary Termination” means a termination of employment by the Company or an affiliate without Cause.

•
“Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his or her duties; (ii) has failed without proper legal reason to perform his or her duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

PRSU Awards
The PRSUs that were granted to the Named Executive Officers during 2023, 2024 and 2025 will receive accelerated vesting at the “target” level upon a termination of employment due to death or Disability. For all Named Executive Officers other than Mr. Jardon, in the event that the Company incurs a Change in Control and the executive’s employment is involuntarily terminated within the 24-month period following such Change in Control, the PRSUs will vest as determined under the provisions of the CIC Severance Plan. In the event that the Named Executive Officer’s qualifying termination of employment is not in connection with a Change in Control, then, except as otherwise determined by the Compensation Committee, in its sole discretion (or as otherwise provided under Mr. Jardon’s Employment Agreement), the Company and the executive will enter into a special vesting agreement under which the PRSUs will continue to vest as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the PRSU award agreements, each of the terms referenced herein have the same meaning described above with respect to the 2023, 2024 and 2025 RSU awards.

Upon a qualifying termination of Mr. Jardon’s employment, the treatment of his outstanding PRSUs will be governed by his Employment Agreement, which provides for accelerated vesting of outstanding equity awards in the event of a qualifying termination within 24 months following a change in control, with any such awards that are subject to performance criteria being determined based on the greater of actual performance through the date of termination or based on the 100% target payout level, subject to the satisfaction of certain restrictive covenant obligations.
Executive Change-In-Control Severance Plan
In 2025, all Named Executive Officers other than Mr. Jardon were participants in this plan. The CIC Severance Plan provides for the following severance benefits in the case of an “Involuntary Termination” on or within 24 months following a “Change in Control” (as such terms are defined in the plan), subject to the timely delivery of a release by the covered executive:
•
Two times the sum of the “Base Salary” and “Target Bonus Amount,” (as such terms are defined in the CIC Severance Plan), to be paid in equal monthly instalments over ten months;

•
A lump sum cash payment of $22,500 in consideration of health care continuation to be paid on the last day of the month that is 60 days following the date of termination;

•
A lump sum cash amount equal to the executive’s target annual incentive opportunity for the year of termination, pro-rated through and including the date of termination;

•
Accelerated vesting of any outstanding equity-based awards, with vesting of PRSUs determined based on the greater of actual performance through the date of termination or target performance at the 100% payout level; and

•
Outplacement assistance benefits, as provided in each individual participation agreement.

In lieu of $22,500 to be provided in consideration of health care continuation, effective January 1, 2026, the CIC Severance Plan was amended to provide that participants will receive a lump sum cash payment of 24 times the monthly employer portion of the premium for the coverage under the Company’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the covered employee under the group health benefit plan immediately before the Separation Date in consideration of health care continuation to be paid within 60 days following the date of termination.
The following definitions apply to the CIC Severance Plan:
•
“Cause” means a determination by the Company or the employing affiliate (the “Employer”) that the executive (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the executive’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of the CIC Severance Plan or the accompanying Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•
“Change in Control” or “CIC” has the meaning given such term under the LTIP or our former long term incentive plan, as applicable (as discussed under “RSU Awards” above).

•
“Good Reason” means the occurrence, on or within 24 months after the date upon which a CIC occurs, of any one or more of the following: (i) a material reduction in the authority, duties, or responsibilities of a covered executive from those applicable to him immediately prior to the date on which the CIC occurs; (ii) a material reduction in a covered executive’s annual rate of base salary or target annual bonus opportunity in effect immediately prior to the CIC; (iii) a change in the location of a covered executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the CIC occurs unless such relocation is agreed to in writing by the covered executive; provided, however, that a relocation scheduled prior to the date of the CIC shall not constitute Good Reason; (iv) any material breach by the Company or the Employer of their obligations under the CIC Severance Plan; (v) the failure of any successor or assigns of the Company and/or the Employer to assume the obligations of the Company and the Employer under the CIC Severance Plan; or (vi) the receipt of a written notice, within the 24-month period following a CIC, of termination of the CIC Severance Plan or of any amendment that would adversely reduce the covered executive’s potential severance payments or benefits or his or her coverage under the CIC Severance Plan.
•
“Involuntary Termination” means any termination of the covered executive’s employment with the Employer that is either a termination by the Employer other than for Cause or a termination by the covered executive for Good Reason; provided, however, that it shall not include any termination occurring as a result of the covered executive’s death or a disability under circumstances entitling him to disability benefits under the standard long-term disability plan of the Employer.

Executive Retention and Severance Plan
In 2025, all Named Executive Officers other than Mr. Jardon were participants in this plan. The Executive Retention and Severance Plan provides for the following severance benefits in the case of a “qualifying termination” (as such term is defined in the plan), subject to the timely delivery of a release by the covered executive:
•
A cash payment equal to one year of “base salary” (as such term is defined in the plan), to be paid in equal monthly instalments over ten months;

•
A lump sum cash payment of $12,500 in consideration of health care continuation to be paid within 60 days following the “separation date” (as such term is defined in the plan);

•
If the covered executive’s employment is terminated prior to payment of the “annual bonus” (as such term is defined in the plan) for the prior calendar year, the covered executive will receive an “annual bonus” at the same time as bonus payments are made to similarly situated employees under the Company’s bonus plan; and

•
Reimbursement of up to $7,500 in outplacement assistance, to be provided within 12 months following the “separation date.”

Effective January 1, 2026, the Company amended the Executive Retention and Severance Plan to provide the following:
•
In lieu of a lump sum cash payment of $12,500, participants receive a lump sum cash payment of 18 times the monthly employer portion of the premium for the coverage under the Company’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the covered employee under the group health benefit plan immediately before the Separation Date in consideration of health care continuation to be paid within 60 days following the “separation date” (as such term is defined in the plan);

•
In lieu of reimbursement of up to $7,500 in outplacement assistance, the Company will provide outplacement assistance through a vendor selected by the Company for a period of up to 12 months after the Separation Date.

The following definitions apply to the Executive Retention and Severance Plan:
•
“Annual Bonus” means the annual bonus paid pursuant to the Frank’s International L.L.C. short term incentive program.

•
“Cause” shall mean a determination by the Company or the Employer that the Covered Employee (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the Covered Employee’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of this Plan or the Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
•
“Good Reason” means the occurrence of any one or more of the following: (a) a material reduction in a Covered Employee’s annual rate of Base Salary; (b) a change in the location of a Covered Employee’s principal place of employment by more than 50 miles from the location where he or she was principally employed, unless such relocation is agreed to in writing by the Covered Employee: (c) any material breach by the Company or the Employer of their obligations under this Plan; or (d) the failure of any successor or assigns of the Company and/or the Employer, as applicable, to assume the obligations of the Company and the Employer under this Plan. Notwithstanding the foregoing provisions of this Section or any other provision in this Plan to the contrary, any assertion by a Covered Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (i) the condition described in the foregoing clauses of this Section giving rise to the Covered Employee’s termination of employment must have arisen without the Covered Employee’s consent; (ii) the Covered Employee must provide written notice to the Employer of such condition in accordance with the Notice Section of this Plan within 45 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Employer; and the date of the Covered Employee’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

•
“Qualifying Termination” means a Qualifying Termination of the Covered Employee’s employment with the Employer which is either: (i) a Separation from Service by the Employer other than for Cause; or (ii) a Separation from Service by the Covered Employee for Good Reason; provided, however, that the term “Qualifying Termination” shall not include any termination occurring as a result of (a) the Covered Employee’s death or a disability under circumstances entitling him or her to disability benefits under the standard long-term disability plan of the Employer; or (b) the Covered Employee’s termination in connection with a change in control entitling him or her to severance benefits under the CIC Plan.

•
“Separation Date” for purposes of this Plan means the date designated by the Administrator on which the Covered Employee’s employment is terminated.

•
“Separation from Service” shall have the same meaning as the term “separation from service” in Code Section 409A(a)(2)(A)(i)

Employment Agreement with Mr. Jardon
Mr. Jardon is not a participant in the CIC Severance Plan or the Executive Retention and Severance Plan. The terms of his Employment Agreement, effective as of the closing of the Merger, govern the severance payable to him. Pursuant to his Employment Agreement, if Mr. Jardon is terminated by the Company without Cause or resigns for Good Reason, Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Employment Agreement:
•
Cash severance equal to 2.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the date on which his employment is terminated (the “Termination Date”) and (ii) the average of the annual bonuses received by Mr. Jardon for the two years immediately preceding the Termination Date (or if two annual bonuses have not yet been received by Mr. Jardon as of the Termination Date, the annual bonus received by Mr. Jardon for the year preceding the Termination Date, annualized to the extent necessary), payable in ten substantially equal monthly installments;

•
Payment of any earned but unpaid annual bonus for the year immediately preceding the year in which the Termination Date occurs;

•
A lump sum cash payment equal to $12,500 in consideration of the cost of health care continuation (which was subsequently amended, effective January 1, 2026, consistent with amendments to the Company’s Executive Retention and Severance Plan to provide, instead of $12,500, a lump sum cash payment equal to eighteen times the monthly employer portion of the premium for the coverage under the Parent’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the Executive under the group health benefit plan immediately before the Termination Date); and

•
Reimbursement of up to $7,500 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date (which was subsequently amended, effective January 1, 2026, consistent with the amendments to the Company’s Executive Retention and Severance Plan to provide, instead of reimbursement, outplacement assistance to the Executive through a vendor selected by the Company for a period of up to twelve months after the Termination Date).

The Employment Agreement further provides that if Mr. Jardon is terminated by the Company without Cause or for Good Reason within the 24 months following a Change in Control, Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the “Employment Agreement:
•
Cash severance equal to 3.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the Termination Date or the date of the Change in Control, whichever results in the greater amount (the “CIC Base Salary”), and (ii) the product of (x) the highest target bonus percentage in place for Mr. Jardon during the year in which the Termination Date occurs and (y) the CIC Base Salary, payable in ten substantially equal monthly installments;

•
Payment of a pro-rata portion of the target annual bonus that would have been earned for the year in which the Termination Date occurs, based on the number of days employed during such year;

•
A lump sum cash payment equal to $22,500 in consideration of the cost of health care continuation (which was subsequently amended, effective January 1, 2026, consistent with amendments to the Company’s CIC Severance Plan to provide, instead of $22,500, a lump sum cash payment equal to twenty-four times the monthly employer portion of the premium for the coverage under the Parent’s high deductible health plan based on the elected coverage level (single, family, etc.) provided to the Executive under the group health benefit plan immediately before the Termination Date);

•
Accelerated vesting of any outstanding equity awards, with vesting of any performance-based equity awards determined based on the greater of (x) actual performance as of the Termination Date and (y) target performance at the 100% target payout level; and

•
Reimbursement of up to $15,000 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date (which was subsequently amended, effective January 1, 2026, to provide, instead of reimbursement, outplacement assistance to the Executive through a vendor selected by the Company for a period of up to twelve months after the Termination Date).

The following definitions apply to Mr. Jardon’s Employment Agreement:
•
“Cause” means Mr. Jardon: (a) has engaged in gross negligence, incompetence, or misconduct in the performance of his duties with respect to any member of the Company group; (b) has failed to materially perform his duties and responsibilities to any member of the Company group; (c) has breached any material provision of his Employment Agreement or any written agreement or corporate policy or code of conduct established by any member of the Company group; (d) has engaged in conduct that is, or could reasonably expected to be, materially injurious to any member of the Company group; (e) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to any member of the Company group; or (f) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•
“Change in Control” means the occurrence of any of the following events, excluding for the avoidance of doubt the transaction contemplated by the Merger Agreement:

(A).
the consummation of an agreement to acquire, or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by any person of, 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of The Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by The Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) below;

(B).
individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(C).
consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D).
approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•
“Good Reason” means the occurrence of any of the following events: (a) a material reduction in Mr. Jardon’s authority, duties, or responsibilities; (b) a material reduction in Mr. Jardon’s base salary or target annual bonus; (c) a change in the location of Mr. Jardon’s principal place of employment by more than 50 miles from the Company’s principal office in Houston, Texas; or (d) a material breach by the Company of the Employment Agreement.

•
“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the closing of the Merger and any other individual who becomes a director of the Board after the closing of the Merger and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers
The following table quantifies the potential payments and benefits that the Company would provide to its Named Executive Officers (other than Mr. Fanning) in connection with a termination of employment and/or change in control occurring on December 31, 2025, pursuant to the terms of the RSU and PRSU award agreements granted pursuant to the LTIP or our former long term incentive plan, the CIC Severance Plan, the Executive Retention and Severance Plan, and, in the case of Mr. Jardon, his Employment Agreement. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 31, 2025 of $13.35 per share, assuming target performance with respect to PRSUs.
Executive	Involuntary Termination of Employment ($)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Change in Control (With an Involuntary Termination) ($)
Michael Jardon
Cash Payments(2)	3,628,125	—	—	—	8,000,000
Accelerated Equity(1)	—	8,354,190	—	—	8,354,190
Reimbursement of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance	7,500	—	—	—	15,000
Total	3,648,125	8,354,190	—	—	16,391,690
Sergio Maiworm
Cash Payments(2)	500,000	—	—	—	2,500,000
Accelerated Equity(1)	—	5,246,830	—	—	5,246,830
Reimbursement of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance	7,500	—	—	—	15,000
Total	520,000	5,246,830	—	—	7,784,330
Alistair Geddes
Cash Payments(2)	529,200	—	—	—	2,646,000
Accelerated Equity(1)	—	2,570,489	—	—	2,570,489
Reimbursement of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance	7,500	—	—	—	15,000
Total	549,200	2,570,489	—	—	5,253,989
John McAlister
Cash Payments(2)(3)	432,767	—	—	—	2,163,835
Accelerated Equity(1)	—	1,954,240	—	—	1,954,240
Reimbursement of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance	7,500	—	—	—	15,000
Total	452,767	1,954,240	—	—	4,155,575
Steven Russell
Cash Payments(2)	440,000	—	—	—	2,200,000
Accelerated Equity(1)	—	2,089,222	—	—	2,089,222
Reimbursement of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance	7,500	—	—	—	15,000
Total	460,000	2,089,222	—	—	4,326,722

(1)
Mr. Jardon’s equity awards will accelerate upon an involuntary termination within 24 months following a change in control, which scenario is reflected in the “Change in Control (With an Involuntary Termination)” column, and does not provide for acceleration upon an involuntary termination without a change in control, which scenario is reflected in the “Involuntary Termination of Employment” column. All other Named Executive Officers’ RSUs and PRSUs will continue to vest according to their normal schedule upon an involuntary termination not in connection with a change in control, so long as the executive complies with non-competition and non-solicitation obligations and assuming any required special vesting agreements are entered into between the executive and the Company. The table above does not include amounts that would be realized from this continued vesting of awards upon an involuntary termination not in connection with a change in control, but rather reflects only the awards that become accelerated in full upon a qualifying termination following a change in control, as further described above.

(2)
With respect to cash payments disclosed in the “Involuntary Termination of Employment” column, represents (A) for each Named Executive Officer other than Mr. Jardon, the 2025 annualized base salary, and (B) with respect to Mr. Jardon, two times the sum of Mr. Jardon’s 2025 annualized base salary plus the average annual bonus paid to Mr. Jardon in 2023 and 2024. With respect to cash payments disclosed in the “Change in Control (With an Involuntary Termination)” column, represents (A) for each Named Executive Officer other than Mr. Jardon, the sum of (i) two times the sum of the Named Executive Officer’s 2025 annualized base salary and the 2025 target bonus opportunity, plus (ii) the Named Executive Officer’s 2025 target bonus opportunity and (B) with respect to Mr. Jardon, (i) three times the sum of Mr. Jardon’s 2025 annualized base salary and 125% of his 2025 annualized base salary, plus (ii) Mr. Jardon’s 2025 target bonus opportunity.

(3)
Converted to USD from GBP using an exchange ratio of $1.31142 to British Pound, which is the average monthly rate for 2025 as reported by XE.com.

Mr. Fanning’s Separation Agreement
Pursuant to the Separation Agreement, Mr. Fanning received (i) a cash severance payment in the amount of $465,000, payable in monthly installments; (ii) a lump sum payment equal to $25,000 to cover health care coverage continuation costs; (iii) reimbursement of up to $15,000 for outplacement assistance; (iv) a pro-rata portion of his short-term cash incentive award for 2025; and (v) continued vesting of his outstanding equity awards, which had an incremental fair value of $3,609,998, calculated in accordance with FASB ASC Topic 718, as of the date of his Separation Agreement. The benefits payable to Mr. Fanning pursuant to the Separation Agreement are subject to certain restrictive covenants and a waiver and release of claims in favor of the Company. Please see “Severance Benefits — Mr. Fanning’s Separation and Release Agreement” for additional details.
Director Compensation
In accordance with Dutch law and the Articles of Association, the shareholders shall determine the compensation policy of the Board. The Company’s remuneration policy was previously adopted by the shareholders. The authority to establish the actual compensation for the members of the Board is vested in the Board, with due observance of the compensation policy.
The Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group.
For 2025, the Board received the following remuneration: (i) an annual retainer compensation package for the non-executive directors valued at approximately $225,000, of which $75,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of RSUs under the Expro Group Holdings N.V. Long-Term Incentive Plan, as Amended and Restated; (ii) payment to the

Audit Committee Chair and each other Audit Committee member of an annual amount of $25,000 and $12,500, respectively; (c) payment to the non-executive Chairman of an annual amount of $100,000; (d) payment to the Compensation Committee Chairman and each other Compensation Committee member of an annual amount of $15,000 and $7,500, respectively; and (e) payment to the Nominating and Governance Committee Chairman and each other Nominating and Governance Committee member of an annual amount of $10,000 and $5,000, respectively.
After reviewing market data provided by Meridian for peer companies, in order to continue to pay directors at or around the market median, in February 2026, the Compensation Committee recommended, and the Board approved, the following changes to director compensation, effective at the Annual Meeting: (i) an increase in the annual cash retainer from $75,000 to $90,000; (ii) an increase in non-executive Chairman fees from $100,000 to $125,000; and (iii) an increase in Nominating and Governance Committee Chairman fees from $10,000 to $12,500.
Our directors are subject to Stock Ownership Guidelines, which require our non-employee directors to hold shares of our common stock with a value equal to five times the amount of annual cash retainer (which does not include any extra fees for chairmanships or service on committees) paid to such directors. Our non-employee directors are required to achieve this stock ownership guideline within five years following the later of the date the guidelines became effective at the closing of the Merger or the date that the director was elected to our Board. Holdings that count towards satisfaction of this guideline, and the valuation measures used to determine such satisfaction, are the same that apply to our Named Executive Officers, as described in the section of our CD&A entitled, “— Stock Ownership Guidelines,” above.
The following table reflects information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2025. Directors who are also employees of the Company do not receive any additional compensation for their service on the Board.
2025 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert W. Drummond	182,500	142,305	—	324,805
Eitan Arbeter(3)	82,500	142,305	—	224,805
Michael C. Kearney(4)	31,849	—	—	31,849
Lisa L. Troe	105,000	142,305	—	247,305
Brian Truelove	97,500	142,305	—	239,805
Frances M. Vallejo	87,500	142,305	—	229,805
Eileen G. Whelley	95,000	142,305	—	237,305

(1)
Includes an annual cash retainer fee, and if applicable, committee, committee chair or non-executive chairman, all as described above and prorated for periods of partial service in such capacities during 2025. The below summarizes the components of each director’s cash compensation as disclosed above:

Name	Annual Cash Retainer Fee ($)	Committee Membership or Chair Fee ($)	Board Chairman / Lead Director Fees ($)
Robert W. Drummond	75,000	7,500	100,000
Eitan Arbeter	75,000	7,500	—
Michael C. Kearney	31,849	—	—
Lisa L. Troe	75,000	30,000	—
Brian Truelove	75,000	22,500	—
Frances M. Vallejo	75,000	12,500	—
Eileen G. Whelley	75,000	20,000	—

(2)
The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employee directors during 2025 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Please see Note 20 to our Consolidated Financial Statements for the 2025 fiscal year within our Form 10-K, filed with the SEC on February 19, 2026, for more details on the valuation assumptions for these equity awards. The number of RSUs granted to each non-employee director was determined at May 1, 2025 (the date the award was approved), by dividing $150,000 by the 30-day volume weighted average price of our common stock on the date immediately preceding the date these awards were approved. The grants were made to all non-employee directors on June 1, 2025, in each case for 17,104 RSUs with a grant date fair value of $142,305.

(3)
Mr. Arbeter has instructed that his cash retainer should be paid to his employer, Oak Hill Advisors, L.P. Similarly, he disclaims beneficial ownership of his stock award and is holding such award on behalf of Oak Hill Advisors, L.P.

(4)
Mr. Kearney served as a director until June 5, 2025.

CEO Pay Ratio Disclosures
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the total compensation of Michael Jardon, our current Chief Executive Officer (our “CEO”).
For 2025, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our company (other than the CEO) was $33,185; and

•
The annual total compensation of our CEO, using 2025 compensation data from the Summary Compensation Table, was $7,231,722.

Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 217.9 to 1.
The median employee that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2023 and 2024 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.
•
Previously, we determined that, as of December 31, 2023, our employee population world-wide consisted of approximately 6,599 individuals. As of December 31, 2023, we had 1,178 employees in the United States, and 5,421 employees in non-United States jurisdictions. To calculate our median employee, we excluded all employees that reside in each of Egypt (146) Indonesia (155) and Senegal (18). Collectively, our excluded employees totaled 319 employees or 4.83% of our total employee population, leaving us with a balance of 6,280 employees in the identified population used to determine our median employee.

•
We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages, bonuses and any other cash compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023 (or the equivalent of a Form W-2 reported to an applicable governmental entity for any employees in a non-US jurisdiction).

•
We identified our median employee by consistently applying this compensation measure to all of our employees included in our assumptions, adjustments (including any cost-of-living adjustments), or estimates were applied to this calculation.

•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2025 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $33,185.

•
With respect to the total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2025 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report, which resulted in annual total compensation for purposes of determining the ratio in the amount of $7,231,722 for 2025.

Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed fiscal years. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the applicable years. Note that for our Named Executive Officers (each an “NEO”) other than our principal executive officer (the “PEO”), compensation is reported as an average.
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)	Compensation Actually Paid to Second PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	Adjusted EBITDA (in thousands)
							Total Shareholder Return	Peer Group Total Shareholder Return(3)
2025	N/A	7,231,722	N/A	7,493,935	3,557,991	3,115,588	81.20	193.88	50,481	353,024
2024	N/A	6,962,497	N/A	1,775,784	2,309,945	960,713	75.85	183.09	51,918	347,403
2023	N/A	7,132,091	N/A	1,904,420	2,322,168	1,158,681	96.84	193.65	(23,360)	248,880
2022	N/A	2,548,319	N/A	1,886,664	915,480	899,231	110.28	181.52	(20,145)	206,233
2021	7,234,574	8,123,233	8,207,367	16,119,387	2,713,792	3,627,261	87.29	112.04	(131,891)	125,940

(1)
The PEO and the non-PEO NEOs for each year are as follows:

(i)
2025: Mr. Jardon, Second PEO; Messrs. Fanning, Maiworm, Geddes, McAlister, Russell, NEOs

(ii)
2024, 2023 and 2022: Mr. Jardon, Second PEO; Messrs. Fanning, Geddes, McAlister, Russell, NEOs

(iii)
2021: Mr. Kearney, First PEO; Mr. Jardon, Second PEO; Messrs. Fanning, Geddes, McAlister, Russell and Symington and Ms. Cougle, NEOs

(2)
To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

First PEO (Kearney) SCT Total to CAP Reconciliation
Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)			(ii)	(iii)
2025	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	471,765	—	3,643,750	7,234,574	(3,119,059)	4,091,852	8,207,367

Second PEO (Jardon) SCT Total to CAP Reconciliation
Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)			(ii)	(iii)
2025	1,000,000	1,461,250	26,000	7,231,722	(4,744,472)	5,006,685	7,493,935
2024	1,000,000	690,625	25,800	6,962,497	(5,246,072)	59,359	1,775,784
2023	1,000,000	937,500	25,200	7,132,091	(5,169,391)	(58,280)	1,904,420
2022	1,000,000	1,117,500	430,819	2,548,319	—	(661,655)	1,886,664
2021	1,149,618	1,008,900	12,000	8,123,233	(5,952,714)	13,948,868	16,119,387
Average Non-PEO NEOs SCT Total to CAP Reconciliation
Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)			(ii)	(iii)
2025	378,056	499,038	212,334	3,557,991	(2,468,563)	2,026,159	3,115,588
2024	456,288	252,099	129,933	2,309,945	(1,471,625)	122,393	960,713
2023	447,099	335,324	110,165	2,322,168	(1,429,580)	266,093	1,158,681
2022	445,328	398,123	72,029	915,480	—	(16,248)	899,231
2021	406,922	242,138	634,634	2,713,792	(1,430,265)	2,343,734	3,627,261

(i)
Reflects “all other compensation” reported in the SCT for each year shown.

(ii)
Represents the grant date fair value of equity-based awards granted each year. We did not report a change in pension value for any of the years reflected in this table; therefore, a deduction from SCT total related to pension value is not needed.

(iii)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal year 2025 is further detailed in the supplemental table below.

Supplemental
Equity Component of CAP for FY 2025:
Equity Type	Fair Value of Current Year Equity Awards at 12/31/2025	Change in Value of Prior Years’ Awards Unvested at 12/31/2025	Change in Value of Prior Years’ Awards That Vested in FY 2025	Fair Value of Prior Years’ Awards Forfeited in FY 2025	Equity Value Included in CAP
Second PEO (Jardon)	4,720,056	212,068	74,560	—	5,006,685
Average Non-PEO NEOs	1,960,400	47,557	18,202	—	2,026,159

(3)
The peer group used for total shareholder return is SPDR S&P Oil & Gas Equipment & Services ETF (XES).

Narrative Disclosure to Pay Versus Performance Table
For the fiscal year ending December 31, 2025, the Company used Total Stockholder Return (TSR) to link PRSU equity grants to performance. In addition, the Company used two financial performance measures to link compensation actually paid to its NEOs to company performance under its annual cash incentive program, Adjusted EBITDA and Free Cash Flow. In addition to these financial performance measures, the Company also used Total Recordable Case Frequency and ESG as non-financial performance measures under its annual cash incentive program. For a description of the Company’s PRSU grants, see page 25 and for a description of the Company’s annual cash incentive program, see page 23.
•
Important Performance Measures for 2025

•
TSR

•
Adjusted EBITDA

•
Free Cash Flow

•
Total Recordable Case Frequency

•
ESG

The following graphs compare various performance metrics with the compensation actually paid to our PEO(s) and other NEOs during each of the last four fiscal years. For compensation paid in 2021, we note that compensation paid to certain of our NEOs reflects amounts that were paid in connection with the Merger, including severance amounts that were not tied to performance measures. For this reason, we believe compensation paid in 2021 is not reflective of our ordinary course pay practices.
The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and the TSR performance of our common units with the TSR performance of our comparison group. For purposes of our equity compensation program, we use the SPDR S&P Oil & Gas Equipment & Services ETF (XES) as our comparison group. The TSR amounts in the graph assume that $100 was invested beginning on December 31, 2020 and that all distributions or dividends were reinvested on a quarterly basis.

Compensation Actually Paid Versus TSR ($)
	12/31/21	12/31/22	12/31/23	12/31/24	12/31/25
Compensation Actually Paid to First PEO	8,207,367	—	—	—	—
Compensation Actually Paid to Second PEO	16,199,112	1,886,664	1,904,420	1,775,784	7,493,935
Average Compensation Actually Paid to Non-PEO NEOs	3,627,261	899,231	1,158,681	960,713	3,115,588
TSR	87.29	110.28	96.84	75.85	81.20
Peer Group TSR	112.04	181.52	193.65	183.09	193.88
The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and our Net Income (Loss).

Expro Group Holdings CAP vs Net Income
Compensation Actually Paid ($M)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
-$200,000
Net Income ($ in thousands)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Michael Kearney
PEO CAP ($M) - Michael Jardon
Avg NEO CAP ($M)
Net Income ($ in thousands)

Compensation Actually Paid Versus Net Income (Loss) ($)
	12/31/21	12/31/22	12/31/23	12/31/24	12/31/25
Compensation Actually Paid to First PEO	8,207,367	—	—	—	—
Compensation Actually Paid to Second PEO	16,199,112	1,886,664	1,904,420	1,775,784	7,493,935
Average Compensation Actually Paid to Non-PEO NEOs	3,627,261	899,231	1,158,681	960,713	3,115,588
Net Income (Loss)	(131,891)	(20,145)	(23,360)	51,918	50,481
The following graph compares the compensation actually paid to our PEO(s), the average of the compensation actually paid to our remaining NEOs and our Adjusted EBITDA.

Expro Group Holdings CAP vs Adjusted EBITDA (in thousands)
Compensation Actually Paid ($M)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Adjusted EBITDA (in thousands)
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Michael Kearney
PEO CAP ($M) - Michael Jardon
Avg NEO CAP ($M)
Adjusted EBITDA (in thousands)

Compensation Actually Paid Versus Adjusted EBITDA ($)
	12/31/21	12/31/22	12/31/23	12/31/24	12/31/25
Compensation Actually Paid to First PEO	8,207,367	—	—	—	—
Compensation Actually Paid to Second PEO	16,199,112	1,886,664	1,904,420	1,775,784	7,493,935
Average Compensation Actually Paid to Non-PEO NEOs	3,627,261	899,231	1,158,681	960,713	3,115,588
Adjusted EBITDA	125,940	206,233	248,880	347,403	353,024
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025 with respect to equity compensation plans under which our common stock is authorized for issuance.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by our shareholders	6,945,258(1)	$16.41	10,829,839
Equity compensation plans not approved by our shareholders	—	—	—
Total	6,945,258	$16.41	10,829,839

(1)
Represents securities to be issued upon exercise of outstanding RSUs and PRSUs under the LTIP, and outstanding options assumed in the Merger from Legacy Expro. As of December 31, 2025, 3,320,928 shares were subject to outstanding RSUs, 964,934 were subject to outstanding PRSUs and 2,659,396 were subject to outstanding assumed options. The number of shares subject to outstanding PRSUs is based on the target number of shares subject to each award and payments could occur at larger amounts if maximum performance metrics are met. The shares underlying the assumed options are available for issuance under the LTIP and do not reduce the shares available for issuance thereunder, but if such options are forfeited, the underlying shares are not otherwise available for issuance under the LTIP.
(2)
The weighted-average exercise price excludes RSU and PRSU awards that do not have an exercise price. The weighted average grant date fair value of all RSUs is $13.63 and the weighted average grant date fair value of all PRSUs is $23.96, assuming a 100% target performance payout.

(3)
The 10,829,839 shares remaining available for issuance as of December 31, 2025 consist of the following: 4,634,620 shares available under our existing employee stock purchase plan (204,602 of which are estimated to be issued in the current purchase period) and 6,195,219 shares available under the LTIP, assuming the target number of shares subject to outstanding PRSUs is no longer available for issuance.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this proxy statement/prospectus to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee:
•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025 with management and with the independent registered public accountants;

•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter received from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the Auditing Standards Board of the American Institute of Certified Public Accountants, and the Securities and Exchange Commission;

•
discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and principal accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•
based on the reviews and discussions referred to above, recommended to the Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2025 with management and Deloitte Accountants B.V. The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2025 be approved by the Board.
As recommended by the NYSE’s corporate governance rules, the Audit Committee also regularly considers whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.
The Committee meets regularly with management and the independent registered public accountants, including private discussions periodically with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Audit Committee of the Board of Directors
Lisa L. Troe (Chair)
Brian Truelove
Frances M. Vallejo

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents the aggregate fees for services rendered to us by Deloitte & Touche LLP (“Deloitte”), our independent registered accounting firm, for the years ended December 31, 2025 and December 31, 2024:
	2025	2024
Audit Fees	$3,404,850	$4,155,403
Audit-Related Fees	—	—
Tax Fees	341,729	505,115
All Other Fees	3,597	82,225
Total	$3,750,176	$4,742,743
Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by Deloitte and its affiliates for the audit of our consolidated annual financial statements, including the Annual Report on Form 10-K for the years ended 2025 and 2024, the review of quarterly financial statements and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including statutory audits.
Tax fees consist of international tax compliance and corporate tax consulting.
All other fees are the aggregate fees billed for products and services other than “Audit Fees,” “Audit-Related Fees” or “Tax Fees,” and included services in connection with ESG readiness.
The Audit Committee has adopted procedures for the approval of Deloitte’s and Deloitte Accountants B.V.’s services and related fees. At the beginning of each year, all audit and audit-related services for the upcoming year are provided to the Audit Committee for approval. Tax fees and other fees are approved in accordance with the Audit Committee Pre-Approval Policy as they arise.
The Audit Committee is updated on the status of the auditor’s services and related fees at its regular meetings. As set forth in the Audit Committee Report included in this proxy statement/prospectus, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.
Policy for Pre-Approval of Audit and Non-Audit Fees
The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. As required under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee pre-approved all services in 2025.
The Audit Committee has delegated to any financial officer of the Company the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved audit services or audit-related services of the pre-approval policy. The Audit Committee has delegated to the principal accounting officer the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved tax services or permitted non-audit services for which estimated fees do not exceed cumulatively up to $500,000 annually. In accordance with the Audit and Non-Audit Services Pre-Approval Policy, Deloitte submits the requested services to the Committee Chair for pre-approval. Each request is consistent with the rules of the SEC and Public Company Accounting Oversight Board with respect to the independence of independent registered public accounting firms. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The Committee Chair will be informed and will report any such pre-approval to the Audit Committee at its next scheduled meeting.

TRANSACTIONS WITH RELATED PERSONS
Transactions with Directors, Executive Officers and Affiliates
None.
Registration Rights Agreement
In connection with the merger of the Company and Legacy Expro in October 2021, the Company and certain of Legacy Expro shareholders (the “Registration Rights Holders”) entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, among other things and subject to certain restrictions, upon request by the Registration Rights Holders, the Company is required to file with the SEC a registration statement under the Securities Act, to register for sale the shares of Common Stock held by the Registration Rights Holders, or to conduct certain underwritten offerings. The Registration Rights Agreement also provides for customary piggyback registration rights. The Registration Rights Agreement became effective on October 1, 2021. In January 2023, certain funds and accounts managed by Oak Hill Advisors completed an underwritten secondary offering pursuant to a demand right exercised by Oak Hill Advisors in December 2022. On January 18, 2023, in connection with the closing of the secondary offering, the Registration Rights Agreement was amended to increase the maximum number of Demand Registrations (as defined in the Registration Rights Agreement) available after completion of the offering to three, which equals the number of Demand Registrations available under the Registration Rights Agreement prior to the completion of the offering.
Amended Registration Rights Agreement
In connection with the Merger, the Company and certain of its shareholders have entered into an Amendment (the “RRA Amendment”) to that certain Registration Rights Agreement, dated as of August 14, 2013 (the “Existing Registration Rights Agreement”) that became effective on October 1, 2021. The RRA Amendment amended the Existing Registration Rights Agreement in order to facilitate the transactions contemplated by the Registration Rights Agreement described above.
Director Nomination Agreement
As described elsewhere in this proxy statement/prospectus, in connection with the Legacy Expro merger, the Company and certain shareholders of the Company entered into a Director Nomination Agreement (the “Director Nomination Agreement”) that became effective on October 1, 2021 (the “Closing Date”). The Director Nomination Agreement provides, among other things, that Oak Hill Advisors will have the right to designate (i) two persons as its nominees for election to the Board as non-executive directors for so long as the Oak Hill Group (as defined in the Director Nomination Agreement) collectively owns shares of Common Stock equal to at least 20% of the total shares outstanding on the Closing Date and (ii) one person as its nominee for election to the Board as a non-executive director for so long as the Oak Hill Group collectively owns shares of Common Stock equal to at least 10% (but less than 20%) of the total shares outstanding on the Closing Date. Upon the Oak Hill Group ceasing to collectively own shares of Common Stock equal to at least 10% of the total shares outstanding on the Closing Date, Oak Hill Advisors will not have a right to designate a director to the Board. The Oak Hill Group currently owns approximately 11.0% of the total shares outstanding on the Closing Date.
Procedures for Approval of Related Person Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•
any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board adopted a written Related Party Transactions Policy and has approved, along with the Audit Committee, the applicable Related Party Transactions at this time. Pursuant to this policy, the Audit Committee will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
EXPRO N.V.
The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by:
•
each person known to the Company to beneficially own more than 5% of the Company’s Common Stock;

•
each of the Company’s named executive officers;

•
each member of the Board and each director nominee; and

•
all of the Company’s directors and executive officers as a group.

Unless otherwise indicated below, the number of shares of the Company’s Common Stock outstanding and the percentage of beneficial ownership is presented as of April 6, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 5, 2026 (60 days after April 6, 2026) through the exercise of any stock options, through the vesting/settlement of restricted stock units (the “RSUs”) payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after June 5, 2026 and any RSUs vesting/settling, as applicable, on or before June 5, 2026 that may be payable in cash or shares at the Company’s election. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.
Unless otherwise indicated, the address of each person or entity named in the table is 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084.
Name of Beneficial Owner	Number of Shares	% of Shares Beneficially Owned
5% shareholders:
T. Rowe Price Associates, Inc.(1)	12,118,451	10.7%
Entities affiliated with Oak Hill Advisors, L.P.(2)	11,961,960	10.5%
FMR LLC(3)	10,102,827	8.9%
The Vanguard Group, Inc.(4)	9,975,346	8.8%
EARNEST Partners, LLC(5)	7,140,421	6.3%
T. Rowe Price Investment Management, Inc.(6)	7,056,403	6.2%
BlackRock, Inc.(7)	7,036,231	6.2%
Dimensional Fund Advisors LP(8)	5,917,574	5.2%
Directors and Named Executive Officers:
Robert W. Drummond	86,285	*%
Michael Jardon(9)	1,121,148	*%
Eitan Arbeter(10)	—	—%
Lisa L. Troe	44,909	*%
Brian Truelove(11)	108,078	*%
Frances M. Vallejo	32,908	*%
Eilleen G. Whelley	44,909	*%
Quinn Fanning(12)	248,892	*%
Sergio L. Maiworm Jr.(13)	—	*%

Name of Beneficial Owner	Number of Shares	% of Shares Beneficially Owned
Alistair Geddes(14)	363,979	*%
John McAlister(15)	258,391	*%
Steven Russell(16)	86,727	*%
All directors and executive officers as a group (12 persons)(9)(10)(11)(12)(13)(14)(15)(16)	2,396,226	2.1%

*
Represents less than 1%.

(1)
Based on information included in a Schedule 13G/A filed with the SEC on February 6, 2026. T. Rowe Price Associates, Inc. has sole voting power over 11,882,485 shares and sole dispositive power over all of the shares included in the table above. The address of T. Rowe Price Associates, Inc. is 1307 Point Street, Baltimore, MD 21231.

(2)
Represents shares held by client accounts advised and/or managed by Oak Hill Advisors, L.P. and/or one of its investment advisory affiliates (collectively, the “Advisor” or “OHA”). Mr. Arbeter is an employee of OHA and a member of the Board. OHA and its investment advisory affiliates are subsidiary businesses of T. Rowe Price Associates, Inc. (“TRP”). In accordance with the Securities and Exchange Commission Release No. 34-39538 (the “Release”), TRP’s beneficial ownership of securities is disaggregated from that of OHA. Glenn R. August is the Founder and Chief Executive Officer of OHA. OHA, TRP and Glenn August disclaim beneficial ownership of shares of the common stock held by the client accounts beyond each of their respective pecuniary interests in the client accounts for purposes of Section 16 under the Exchange Act. The address of Oak Hill Advisors, L.P. is One Vanderbilt Avenue, 16th Floor, New York, New York 10017. Includes 101,491 time-based vested stock options held by Mr. Arbeter on behalf of OHA. Also includes 55,293 shares for Mr. Arbeter as annual compensation to the non-employee members of the Board. Pursuant to the policies of OHA, the shares and RSUs received by Mr. Arbeter are held for the benefit of certain clients of OHA.

(3)
Based on information included in a Schedule 13G/A filed with the SEC on February 5, 2026. FMR LLC has sole voting power over 10,091,498 shares and sole dispositive power over all of the shares included in the table above. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The shares in the table reflect the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
Based on information included in a Schedule 13G/A filed with the SEC on November 12, 2024. The Vanguard Group has shared voting power over 62,935 shares, sole dispositive power over 9,822,827 shares, and shared dispositive power over 152,519 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(5)
Based on information included in a Schedule 13G filed with the SEC on May 15, 2025. EARNEST Partners, LLC has sole voting power over 4,969,806 shares, shared voting power over 614,801 shares and sole dispositive power over all of the shares included in the table above. The address of EARNEST Partners, LLC is 1180 Peachtree NE, Suite 2300, Atlanta, GA 30309.

(6)
Based on information included in a Schedule 13G/A filed with the SEC on May 14, 2025. T. Rowe Price Investment Management, Inc. has sole voting power over 7,026,339 shares and sole dispositive power over all of the shares included in the table above. The address of T. Rowe Price Investment Management, Inc. is 1307 Point Street, Baltimore, MD 21231.

(7)
Based on information included in a Schedule 13G filed with the SEC on February 2, 2024. BlackRock, Inc. has sole voting power over 6,851,497 shares and sole dispositive power over all of the shares included in the table above. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(8)
Based on information included in a Schedule 13G filed with the SEC on April 9, 2026. Dimensional Fund Advisors LP has sole voting power over 5,811,176 shares and sole dispositive power over all of the shares included in the table above. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(9)
Excludes 218,597 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to June 5, 2026. Includes 482,571 time-based vested stock options and 299,532 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(10)
Mr. Arbeter disclaims beneficial ownership of the shares held by the client accounts beyond his pecuniary interest in the client accounts for purposes of Section 16 under the Exchange Act.

(11)
Includes 60,415 time-based vested stock options.

(12)
Mr. Fanning’s beneficial ownership is as of July 1, 2025, his last date of employment with the Company. Includes 120,998 time-based vested stock options and 75,104 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(13)
Excludes 370,938 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to June 5, 2026.

(14)
Excludes 79,756 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to June 5, 2026. Includes 132,706 time-based vested stock options and 82,371 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(15)
Excludes 64,161 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to June 5, 2026. Includes 120,642 time-based vested stock options and 74,883 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(16)
Excludes 67,523 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to June 5, 2026.

DELINQUENT SECTION 16(A) REPORTS
The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of the reports, the Company believes that all required reports were timely filed during 2025 with the following exception: an amended Form 4 for Michael Jardon was filed on January 16, 2026 to correct the number of shares of Common Stock received in a transaction occurring on February 22, 2025, as reported in a prior timely filed Form 4.

SHAREHOLDER PROPOSALS
Expro N.V.
Pursuant to the Articles of Association, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at the Municipality of Haarlemmermeer (Schiphol). A general meeting of shareholders will be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.
The agenda for the 2027 annual meeting is expected to include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. Shareholders who desire to submit a proposal for action, including a proposal to appoint a director, at the 2027 annual meeting other than pursuant to Rule 14a-8 of the Exchange Act must comply with Article 30 of the Articles of Association. The request to consider such matter must be received by us no later than on the 60th day prior to the day of the 2027 annual meeting accompanied by a statement containing the reasons for the request. We currently expect our 2027 annual meeting to be held on or about June 9, 2027, with mailing to commence on or about April 16, 2027. Requests received later than the 60th day prior to the day of the meeting (anticipated to be Saturday, April 10, 2027), will be considered untimely. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the Articles of Association is April 11, 2027.
Any proposals sought for inclusion in the proxy statement for the 2027 annual meeting must comply with Rule 14a-8 under the Exchange Act and be submitted by December 18, 2026.
In order for any matters to be included in the Company’s proxy statement or presented at the Annual Meeting, the qualified shareholder(s) must submit the matter to the Company’s Secretary at 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084.
Expro Cayman
If the Transaction is consummated, any proposals sought for inclusion in the proxy statement for the 2027 annual meeting must comply with Rule 14a-8 under the Exchange Act and be submitted by December 18, 2026.
In addition to the requirements of Rule 14a-8, all shareholder proposals (including any director nomination) must comply with the notice requirements contained in the Expro Cayman A&R Charter, which requires, among other things, detailed information concerning the shareholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the shareholder, specific information concerning such shareholder’s interests in Expro Cayman’s securities and the director nominee and a written representation and agreement signed by any proposed director nominee that they represent and agree that they consent to being named as a director nominee and, if elected, currently intend to serve the full term for which they are standing. In order for a nomination of persons for election to the Expro Cayman Board or a proposal of business to be properly brought before the 2027 annual general meeting of shareholders, it must be either specified in the notice of the meeting given by Expro Cayman or otherwise brought before the meeting by or at the direction of the Expro Cayman Board or by a shareholder entitled to vote and who complies with the notice procedures set forth in the Expro Cayman A&R Charter. A shareholder making a nomination for election to Expro Cayman’s Board or a proposal of business for the 2027 annual general meeting of shareholders must deliver proper notice to Expro Cayman’s Secretary generally not earlier than the close of business on the 120th day prior to the date of the 2027 annual general meeting of shareholders nor later than the close of business on the 90th day prior to such meeting, or in the event the date of the meeting is changed in certain circumstances, the 10th day following the date on which public announcement of the date of such meeting is first made by the Expro Cayman. In addition to satisfying the requirements under the Expro Cayman A&R Charter with respect to advance notice of any director nomination, any shareholder who intends to solicit proxies in support of director nominees other than Expro Cayman’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Secretary no later than 60 calendar days prior to the date of the 2027 annual general meeting, or the 10th day following the date on which public announcement of the date of such meeting is first made by the Expro Cayman.
HOUSEHOLDING
Expro N.V. shareholders who share a single address will receive only one proxy statement/prospectus at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of these materials or of future materials (as applicable), he or she may contact the Company’s Corporate Secretary at (713) 463-9776, or write to Expro Group Holdings N.V., 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement/prospectus promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement/prospectus, you can request householding by contacting the Company in the same manner. If you own your Expro N.V. Common Shares through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement/prospectus or request householding by contacting the shareholder of record.
LEGAL MATTERS
The legality of the Expro Cayman Ordinary Shares issuable as part of the Transaction will be passed upon by Ogier (Cayman) LLP. In addition, certain U.S. federal income tax matters in connection with the Transaction will be passed upon by Gibson, Dunn & Crutcher LLP. Certain other legal matters in connection with the Transaction will be passed upon by Allen Overy Shearman Sterling LLP, Amsterdam office, Dutch corporate counsel to Expro N.V.
EXPERTS
The consolidated financial statements of Expro Group Holdings N.V. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025 incorporated by reference in this proxy statement/prospectus, and the effectiveness of Expro Group Holdings N.V.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Expro N.V. files periodic reports and other information with the SEC relating to Expro N.V.’s business, financial condition and other matters. Expro N.V. shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at www.sec.gov.
We make available free of charge on our website at www.expro.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this proxy statement/prospectus and does not constitute part of this proxy statement/prospectus unless specifically so designated and filed with the SEC.
In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below. This proxy statement/prospectus also contains summaries of certain provisions contained in some of Expro N.V.’s documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Item 2.02 and 7.01 of the Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about Expro N.V. and our financial condition and other matters.
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026.

In addition, we incorporate by reference any future filings Expro N.V. makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing and prior to the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and (ii) after the date of this proxy statement/prospectus and prior to the date of the Annual Meeting (in each case other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed.
We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:
Expro Group Holdings N.V.
Attention: Investor Relations
1311 Broadfield Boulevard, Suite 400
Houston, Texas 77084
(713) 463-9776
Any statement contained in any document incorporated by reference into this proxy statement/prospectus shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this proxy statement/prospectus or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. You should assume that the information contained in this joint proxy statement/prospectus is accurate only as of its date. Further, you should also assume that the information incorporated by reference into this proxy statement/prospectus is accurate only as of the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Expro N.V. shareholders nor the issuance by Expro Cayman of Ordinary Shares in the Cayman Merger will create any implication to the contrary.

EXHIBIT A
FORM OF AMENDMENT TO ARTICLES OF ASSOCIATION RELATING TO THE CASH CONSIDERATION AMENDMENT PROPOSAL

Allen Overy Shearman Sterling LLP
Expro Group Holdings N.V. — Deed of amendment
of articles of association I
JL/LB/0010023-0023180

NOTE ABOUT TRANSLATION:
This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law.
In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION
(Expro Group Holdings N.V.)
This [•] day of [•] two thousand and twenty-six, there appeared before me, Joyce Johanna Cornelia Aurelia Leemrijse, civil law notary in Amsterdam, the Netherlands:
[•].
The person appearing declared the following:
At the general meeting of shareholders of the company, as defined hereinafter, held on the [•] day of [•] two thousand and twenty-six, it was resolved to partially amend the Articles of Association of Expro Group Holdings N.V., a public company under Dutch law (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, its office address at Mastenmakersweg 1, 1786 PB Den Helder, the Netherlands, and registered in the Dutch Commercial Register under number 34241787 (the company), as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a copy of the minutes of the aforementioned meeting attached to this deed (Annex).
The Articles of Association of the company were last amended by a deed, executed before P.C.S. van der Bijl, civil law notary in Amsterdam, the Netherlands, on the first day of October two thousand and twenty-one.
In implementing the aforementioned resolution, the Articles of Association of the company are hereby amended as follows.
After Chapter X a new Chapter is inserted, reading as follows:
“Chapter XI.   Withdrawal right in a cross-border merger.
Article 41.   Withdrawal right in a cross-border merger.
41.1
In this Article 41, the following definitions shall apply:

Merger:   the cross-border merger between the company as disappearing company and Expro Luxembourg S.A. as acquiring company, as contemplated by the Merger Proposal.
Withdrawn Share:   any share of common stock in the capital of the company (irrespective of whether such share of common stock is converted into a class B share immediately prior to the effective time of the Merger) for which a shareholder has validly exercised his, her or its withdrawal rights pursuant to Section 2:333h(1-5) of the Dutch Civil Code and in accordance with the terms and conditions of the Merger Proposal and the withdrawal request referred to therein.
Merger Proposal:   the joint merger proposal as drawn up by the board of the company and the board of directors of Expro Luxembourg S.A. and dated the [•] day of [•] two thousand and twenty-six.
41.2
In connection with the Merger, the cash compensation per Withdrawn Share, if any, in accordance with Section 2:333h(1-5) of the Dutch Civil Code shall be equal to the lower of (i) the volume weighted average price of one (1) share in the capital of the company on the New York Stock Exchange in the last five (5) trading days prior to (and excluding) the date on which the Merger becomes effective or (ii) the closing price of one (1) share in the capital of the company on the New York Stock Exchange as reported on the trading day immediately preceding the date on which the Merger becomes effective (or, if no such closing price is reported on such trading day, the closing price of one share in the capital of the company reported on the most recent prior trading day).

41.3
In connection with the Merger, the exchange ratio within the meaning of Sections 2:326(a) and 2:333h(6-7) of the Dutch Civil Code to be applied shall be one-to-one (1:1) in accordance with the Merger Proposal.”

Close.
The person appearing is known to me, civil law notary.
This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. The person appearing then declared to have taken note of and to agree to the contents of this deed and that the deed did not have to be read out completely. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.

EXHIBIT B
FORM OF AMENDMENT TO ARTICLES OF ASSOCIATION RELATING TO THE SHARE CONVERSION AMENDMENT PROPOSAL

Allen Overy Shearman Sterling LLP
Expro Group Holdings N.V. — Deed of amendment
of articles of association II
JL/LB/0010023-0023180

NOTE ABOUT TRANSLATION:
This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law.
In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION
(Expro Group Holdings N.V.)
This [•] day of [•] two thousand and twenty-six, there appeared before me, Joyce Johanna Cornelia Aurelia Leemrijse, civil law notary in Amsterdam, the Netherlands:
[•].
The person appearing declared the following:
At the general meeting of shareholders of the company, as defined hereinafter, held on the [•] day of [•] two thousand and twenty-six (the AGM), it was resolved to partially amend the Articles of Association of Expro Group Holdings N.V., a public company under Dutch law (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, its office address at Mastenmakersweg 1, 1786 PB Den Helder, the Netherlands, and registered in the Dutch Commercial Register under number 34241787 (the company), as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a copy of the minutes of the aforementioned meeting attached to this deed (Annex).
The Articles of Association of the company were last amended by a deed, executed before [a deputy of] J.J.C.A. Leemrijse, civil law notary in Amsterdam, the Netherlands, on the [•] day of [•] two thousand and twenty-six.
In implementing the aforementioned resolution, the Articles of Association of the company are hereby amended as follows.
Amendment A.
The text of Article 1 will be incorporated under 1.1.
At the same time, a new paragraph will be added to Article 1 which shall read as follows:
“1.2
Unless the context requires otherwise, references to “shares of common stock” or “shareholders” are to shares to the company’s capital (irrespective of whether it concerns shares of common stock or class B shares) or to the holders thereof, respectively, and all rights attached to the shares of common stock under these Articles of Association or applicable law shall also be attached to class B shares, as if they were shares of common stock.”

At the same time, the current Article 1 is renumbered as Article 1.2.

Amendment B.
Article 4.1 is amended and shall forthwith read as follows:
“4.1
The authorized capital amounts to twelve million euro (EUR 12,000,000) and is divided into:

(a)
[number] ([number]) shares of common stock; and

(b)
[number] ([number]) class B shares,

each with a nominal value of six eurocent (EUR 0.06).”
Amendment C.
Article 4.2 is amended and shall forthwith read as follows:
“4.2
The shares of common stock shall be numbered consecutively from 1 onwards. The class B shares shall be numbered consecutively from B1 onwards.”

Finally, the person appearing has declared:
(A)
Immediately prior to this amendment of the Articles of Association taking effect, the issued capital of the company equalled [amount] euro (EUR [amount]), divided into [number] ([number]) shares of common stock, with a nominal value of six eurocent (EUR 0.06) each.

(B)
In connection with the proposed cross-border merger between the company, as the disappearing company, and Expro Luxembourg S.A., as the acquiring company (the Merger), in accordance with the joint merger proposal as prepared by the board of the company and the board of Expro Luxembourg S.A. dated the [•] day of [•] two thousand and twenty-six (the Merger Proposal), by virtue of this deed each share of common stock in the capital of the company, with a nominal value of six eurocent (EUR 0.06) each, in respect of which a shareholder of the company has validly exercised his or her withdrawal rights pursuant to Section 2:333h paragraphs 1 up to and including 5 of the Dutch Civil Code and in accordance with the terms of the Merger Proposal and the withdrawal request referred to therein (any such share of common stock a Withdrawn Share and, provided, for the avoidance of doubt, that the relevant shareholder held such share(s) of common stock at the time of making the withdrawal request and has not transferred, nor will have transferred, such share of common stock prior to the moment the Merger becomes effective), will be converted into one (1) class B share, with a nominal value of six eurocent (EUR 0.06), at the moment immediately preceding the moment at which the Merger becomes effective.

Close.
The person appearing is known to me, civil law notary.
This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. The person appearing then declared to have taken note of and to agree to the contents of this deed and that the deed did not have to be read out completely. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Expro N.V.
The Expro N.V. Articles of Association provide that Expro N.V. will, to the full extent permitted by the laws of the Netherlands, as amended from time to time, indemnify, and advance expenses to, each of its now acting and former members of its board of directors, officers, employees and agents, whenever any such person is made a party, or threatened to be made a party, in any action, suit or proceeding by reason of his or her service with Expro N.V. Expro N.V.’s Articles of Association also provide that it may purchase and maintain directors’ and officers’ liability insurance.
In connection with the Transaction, and subject to the satisfaction or waiver of the conditions to the Transaction, Expro N.V. intends to undertake a series of corporate transactions as a result of which, among other things, Expro N.V. will merge with and into Expro Luxembourg, with Expro Luxembourg surviving, and, subsequently, Expro Luxembourg will merge with and into Expro Cayman, with Expro Cayman continuing as the surviving company, as described in the proxy statement/prospectus. See below under the heading “— Expro Cayman” for a description of indemnification provisions and arrangements that will be applicable following the completion of the Transaction.
Expro Cayman
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.
The Expro Cayman A&R Charter that will be adopted upon effectiveness of the Cayman Merger will provide for indemnification of Expro Cayman’s directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacity as such, except through their own dishonesty, willful default or fraud. In addition, Expro Cayman intends to enter into indemnification agreements with each of its executive officers and directors. The indemnification agreements will provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Cayman Islands law, subject to certain exceptions contained in those agreements.
These indemnification obligations may discourage shareholders from bringing a lawsuit against Expro Cayman’s directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Expro Cayman’s directors and officers, even though such an action, if successful, might otherwise benefit Expro Cayman and its shareholders.

Item 21.   Exhibits.
Exhibit Number	Description
2.1	Plan of Merger by and between Expro Group Holdings N.V. and Expro Luxembourg S.A., and Explanatory Statement related thereto
2.2	Form of Plan of Merger by and between Expro Luxembourg S.A. and Expro Ltd
3.1*	Memorandum and Articles of Association of Expro Ltd
3.2	Form of Expro Ltd Amended and Restated Memorandum and Articles of Association
3.3*	Articles of Association of Expro Luxembourg S.A.
3.4*
Articles of Association of Expro Group Holdings N.V. (filed as Exhibit 3.1 to Expro Group Holdings N.V.’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference)

5.1	Opinion of Ogier (Cayman) LLP, Cayman Islands counsel to the Company
8.1	Opinion of Gibson, Dunn & Crutcher LLP, with respect to certain U.S. federal income tax matters
8.2	Opinion of A&O Shearman, with respect to certain Dutch tax matters
10.1	Voting and Support Agreement, dated as of April 17, 2026, by and among Expro Group Holdings N.V. and certain investment funds and separate accounts managed by Oak Hill Advisors, L.P.
21.1	List of Subsidiaries of Expro Group Holdings N.V. (filed as Exhibit 21.1 to Expro Group Holdings N.V.’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ogier (Cayman) LLP (included as part of Exhibit 5.1)
23.3	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 8.1)
23.4	Consent of A&O Shearman (included as part of Exhibit 8.2)
24.1*	Power of Attorney (included on the signature page of the initial filing of this registration statement)
99.1	Form of Proxy for Expro Group Holdings N.V.
99.2*	Consent of Robert W. Drummond to be named as director nominee
99.3*	Consent of Eitan Arbeter to be named as director nominee
99.4*	Consent of Lisa L. Troe to be named as director nominee
99.5*	Consent of Brian Truelove to be named as director nominee
99.6*	Consent of Frances M. Vallejo to be named as director nominee
99.7*	Consent of Eileen G. Whelley to be named as director nominee
99.8	Form of Withdrawal Request
107*	Calculation of Filing Fee

*
Previously filed

Item 22.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the U.S. Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of such registrant; and

(iv)
any other communication that is an offer in the offering made by such registrant to the purchaser.

(6)
That, for purposes of determining any liability under the U.S. Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended).

(7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)
That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the U.S. Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(11)
Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on April 17, 2026.
EXPRO LTD
By:
/s/ Michael Jardon

Name:
Michael Jardon

Title:
President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on April 17, 2026.
Signature	Capacity
/s/ Michael Jardon Michael Jardon	President and Chief Executive Officer and Director (Principal Executive Officer)
* Sergio L. Maiworm, Jr.	Chief Financial Officer (Principal Financial Officer)
* Michael Bentham	Principal Accounting Officer

*By:
/s/ Michael Jardon

Michael Jardon
Attorney-in-fact